JHW 9/19/94



AS FILED WITH THE IRS
ON SEPTEMBER 30, 1994













NATIONAL SANITARY SUPPLY COMPANY

________________________________________


EMPLOYEES THRIFT AND PROFIT SHARING PLAN


________________________________________



Adopted Effective July 1, 1987

Amended and Restated Effective January 1, 1989,
Including Amendments Effective Through October 1, 1994

And Representing the Merger of the
National Sanitary Supply Company Profit Sharing Plan into the
National Sanitary Supply Company Savings and Investment Plan
Effective October 1, 1994

NATIONAL SANITARY SUPPLY COMPANY
EMPLOYEES THRIFT AND PROFIT SHARING PLAN
TABLE OF CONTENTS


INTRODUCTION

Article I    Name of Plan

     1.1     Name of Plan
     1.2     Profit Sharing Plan
     1.3     Qualifying Employer Securities
     1.4     Securities Registration

Article II   Definitions

     2.1     Account or Accounts
     2.2     Affiliated Company
     2.3     Age
     2.4     Basic Employee Contributions
     2.5     Basic Employer Contributions
     2.6     Beneficiary
     2.7     Chemed
     2.8     Compensation
     2.9     Disabled Participant
    2.10     Early Retirement Date
    2.11     Effective Date
    2.12     Elapsed Time Hours of Service
    2.13     Eligibility Computation Period
    2.14     Eligible Employee
    2.15     Employee
    2.16     Employee Contributions
    2.17     Employee Contribution Account
    2.18     Employer
    2.19     Employer Contributions
    2.20     Employer Contribution Account
    2.21     Employing Unit
    2.22     Employment Date
    2.23     Entry Date
    2.24     ERISA
    2.25     401(k) Contribution
    2.26     401(k) Contribution Account
    2.27     Highly Compensated Employee
    2.28     Hours of Service
    2.29     Inactive Participant
    2.30     Incentive Committee
    2.31     Internal Revenue Code or Code
    2.32     Investment Committee
    2.33     Investment Fund
    2.34     Late Retirement Date
    2.35     Leased Employee
    2.36     Limitation Year

    2.37     NSS
    2.38     Net Gain and Net Loss
    2.39     Net Profits
    2.40     Normal Retirement Date
    2.41     One Year Break in Service
    2.42     Participant
    2.43     Plan
    2.44     Plan Administrator
    2.45     Plan Quarter
    2.46     Plan Year
    2.47     Profit Sharing Contributions
    2.48     Profit Sharing Contribution Account
    2.49     Profit Sharing Plans
    2.50     Related Company
    2.51     Retired Participant
    2.52     Spouse
    2.53     Supplemental Employee Contribution
    2.54     Supplemental Employer Contribution
    2.55     Temporary Employee
    2.56     Thrift Contribution
    2.57     Thrift Contribution Account
    2.58     Totally and Permanently Disabled
    2.59     Trust Agreement
    2.60     Trust Fund
    2.61     Trustee
    2.62     Union Employee
    2.63     Valuation Date
    2.64     Years of Service

Article III  Participation

     3.1     Eligibility for Participation
     3.2     Participation Date; Application for Participation
     3.3     Designation of Beneficiary
     3.4     Resumption of Service With an Employing Unit
     3.5     Change in Employment Status; Transfer to Affiliated
               Company
     3.6     Transfer of Employment to Related Company
     3.7     Suspension of Participation
     3.8     Employment by Employer: Service with Newly Acquired
               Entities; Records of Employer
     3.9     Plan Binding

Article IV   Contributions

     4.1     Establishment of Accounts
     4.2     Basic Employee Contribution
     4.3     Supplemental Employee Contributions
     4.4     Method for Effecting Employee Contributions
     4.5     Changes in Employee Contributions
     4.6     Limitations on Employee Contributions
     4.7     Credits to Employee Contribution Accounts
     4.8     Employer Contributions

    4.9     Allocation of Employer Contributions
   4.10     Profit Sharing Contributions
   4.11     Limitations on Employer and Profit Sharing
              Contributions
   4.12     Compensation Limitations

Article V    Trustee; Investments

     5.1     Trustee Selection; Trust Agreement
     5.2     Powers and Duties of the Trustee
     5.3     Appointment and Powers and Duties of Investment
               Committee
     5.4     Valuation of Trust Fund Assets
     5.5     Composition of the Trust Fund
     5.6     Investment of Contributions
     5.7     Change of Investment Election
     5.8     Transfer of Funds
     5.9     Participant NSS Stock Voting and Other Rights
    5.10     Adjustment Provisions
    5.11     Exchange or Tender Offers
    5.12     1934 Act 516(b) Regulation Exemption

Article VI   Allocation of Profit and Loss of Trust Fund to
               Participant Accounts

     6.1     Date of Valuation
     6.2     Adjustment of Accounts as of Valuation Dates
     6.3     Allocation of Profit and Loss
     6.4     Statement of Account

Article VII  Code Section 402(g), Section 401(k), Section 401(m)
               Limitations

     7.1     Definitions
     7.2     Code Section 402(g) $7,000 Limit
     7.3     Code Section 401(k) ADP Test
     7.4     Code Section 401(a)(4) Excess Match Test
     7.5     Code Section 401(m) ACP Test
     7.6     Code Section 401(m) Multiple Use Test
     7.7     Special Senior HCE Family Group Participant Rules
     7.8     Special Rules

Article VIII Code Section 415 Contribution Limitations

     8.1     Definitions
     8.2     Limitation If A Participant Does Not Participant In
               Any Other Plan
     8.3     Limitation If A Participant Participates In Another
               Defined Contribution Plan
     8.4     Limitation If The Participant Participates in a
               Defined Benefit Plan
     8.5     Required Aggregation of Plans

     8.6     Disposition of Excess Amounts
     8.7     Limitation on Subsequent Employer Contributions

Article IX   Code Section 416 Top-Heavy Provisions

     9.1     Definitions
     9.2     Top-Heavy and Super-Top-Heavy Status
     9.3     Minimum Contribution
     9.4     Minimum Vesting
     9.5     Modification of Code Section 415 Limits

Article X    Loans and Withdrawals

    10.1     Withdrawals from Thrift Contribution Accounts
    10.2     Withdrawals from 401(k) Contribution Accounts and
               Employer Contribution Accounts
    10.3     Effects of Withdrawals
    10.4     Withdrawals after Normal Retirement Date
    10.5     Payment of Withdrawals
    10.6     No Withdrawals From Profit Sharing Contribution
               Accounts
    10.7     Loans - General Rules
    10.8     Aggregating Loans when the Employer Maintains Another
                Plan

Article XI   Benefit Provisions

    11.1     Amount of a Participant's Interest in His Accounts
    11.2     Normal Retirement
    11.3     Late Retirement
    11.4     Early Retirement
    11.5     In-Service Requirement
    11.6     Total and Permanent Disability
    11.7     Death
    11.8     Other Termination of Service
    11.9     Forfeitures
   11.10     Separate Employer Contribution Accounts for
               Participants Who Incur Forfeitures
   11.11     Additional Employer Contributions to Restore
               Forfeited Amounts
   11.12     CODA Separation From Service Distribution Limitation

Article XII   Methods of Payment

    12.1     Joint and Survivor Annuity; Preretirement Survivor
               Annuity
    12.2     Methods of Payment
    12.3     Installment Distributions; Deferred Lump Sum
               Distributions
    12.4     Duty to Provide Forms and Proofs
    12.5     Duty to Provide Mailing Address
    12.6     Benefit Payments in the Event of Incapacity

    12.7     Distributions in Kind
    12.8     Assignment of Benefits
    12.9     When Benefit Payments Begin
   12.10     TEFRA 242(b) Election
   12.11     Participant Notice and Election Requirements
   12.12     Merged Plans

Article XIII Qualified Joint and Survivor and Preretirement
               Survivor Annuities

    13.1     Applicability
    13.2     Definitions
    13.3     Qualified Joint and Survivor Annuity
    13.4     Qualified Preretirement Survivor Annuity
    13.5     Notice Requirements

Article XIV  Portability

    14.1     Transfer to Qualified Plan
    14.2     Transfer to Individual Retirement Account
    14.3     Transfer or Rollover from Qualified Plans
    14.4     Restricted Participation
    14.5     Direct Rollovers

Article XV   Plan Administration

    15.1     Plan Administrator
    15.2     Term of Office
    15.3     General Duties
    15.4     Retention of Advisors
    15.5     Directions to the Trustee
    15.6     Limitation on Plan Administrator's Powers
    15.7     Claims and Appeal Procedure
    15.8     Delegation of Duties and Powers

Article XVI  Amendments and Termination

    16.1     Amendments to the Plan by NSS
    16.2     Amendments Affecting Non-Forfeitable Interests
    16.3     Change in Vesting Schedule
    16.4     Complete Discontinuance of Employer Contributions
    16.5     Termination of Plan; Procedure on Termination
    16.6     Plan Amendment Procedures
    16.7     Withdrawal by an Employer
    16.8     CODA Plan Termination Distribution Limitation

Article XVII Miscellaneous

    17.1     Plan Not Contract of Employment
    17.2     Records of the Employer
    17.3     Gender and Number
    17.4     Headings
    17.5     Law Governing

    17.6     Successor Company
    17.7     Merger or Consolidation of Plan Assets
    17.8     Indemnification
    17.9     Expenses of Administration
   17.10     Allocation of Fiduciary Responsibilities
   17.11     Severability
   17.12     Exclusive Benefit

SIGNATURE PAGES

Appendix A--Plan and Employer History
Appendix B--Article I Name of Plan
Appendix C--Article II Definitions
Appendix D--Article III Eligibility
Appendix E--Article IV Contributions
Appendix F--Article V Trustee; Investments
Appendix G--Article X Loans and Withdrawals
Appendix H--Article XI Benefit Provisions
Appendix I--Article XII Methods of Payment

NATIONAL SANITARY SUPPLY COMPANY

EMPLOYEES THRIFT AND PROFIT SHARING PLAN

_________________________________________________________________

INTRODUCTION


     The National Sanitary Supply Company Savings and Investment Plan (the "Savings Plan") was adopted by the Board of Directors of National Sanitary Supply Company effective July 1, 1987 and has been amended several times since then. The most recent of these amendments were effective October 1, 1994, which included the merger, effective October 1, 1994, of the National Sanitary Supply Company Profit Sharing Plan into the Savings Plan and the renaming of the Savings Plan to be the National Sanitary Supply Company Employees Thrift and Profit Sharing Plan (the "Plan").

     The purpose of the Plan is to encourage employees of the Plan's designated Employing Units to adopt a regular savings program and to enable those employees to participate in the profits of their employers. The Plan is funded through employee contributions made by payroll deductions and through employer contributions out of current or accumulated profits. The Plan contains a cash or deferred arrangement, referred to in the Plan as 401(k) Contributions, described in Section 401(k) of the Internal Revenue Code of 1986, as amended.

     It is intended that this Plan, together with the Trust Agreement entered into between National Sanitary Supply Company and the Trustee, shall meet all of the requirements of the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended, and all formal regulations issued thereunder.


ARTICLE I -- NAME OF PLAN


     1.1     Name of Plan.   The Plan shall be known as the
"National Sanitary Supply Company Employees Thrift and Profit
Sharing Plan".

     1.2 Profit Sharing Plan. The Plan is designated as a profit sharing plan, as such designation is required under Section 401(a)(27)(B) of the Internal Revenue Code, with a cash or deferred arrangement described in Section 401(k) of the Internal Revenue Code.

     1.3 Qualifying Employer Securities. The Plan is an eligible individual account plan, as that term is defined in
Section 407(d)(3) of ERISA. The Trustee may invest the assets of the Trust Fund in NSS common stock as qualifying employer securities, as defined in Section 407(d)(5) of ERISA, in accordance with the exemptions provided in Sections 407(b) and 404(a)(2) of ERISA. The Plan is designed and intended to permit the investment of its assets in NSS common stock as qualifying employer securities.

     1.4 Securities Registration. The Plan is a voluntary and contributory plan which permits employee contributions to purchase NSS common stock as securities of the employer. The sales of both the participation interests of the Plan and NSS common stock under the Plan (as securities for federal securities law purposes) have been registered under the Securities Act of 1933 (using Form S-8).


ARTICLE II -- DEFINITIONS


     For purposes of this Plan, unless the context requires otherwise, the following words and phrases shall have the meanings indicated:

     2.1 "Account" or "Accounts" shall mean any or all of the Employer Contribution Account, the Profit Sharing Contribution
Account, the Employee Contribution Account, the 401(k) Contribution Account or the Thrift Contribution Account, as the context requires.

     2.2 "Affiliated Company" shall mean any entity (other than the Employer) which, when considered with the Employer, constitutes: (a) a controlled group of corporations (within the meaning of Section 414(b) of the Code); (b) a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code); (c) an affiliated service group (within the meaning of Section 414(m) of the Code); or (d) an entity required to be aggregated with the Employer under Section 414(o) of the Code.

     2.3 "Age" shall mean the age of the Employee or Participant as of his last birthday.

     2.4 "Basic Employee Contribution" shall mean the mandatory contribution made by a Participant to his Employee Contribution
Account in an amount equal to any integral percentage up to 6% of his Compensation.

     2.5 "Basic Employer Contribution" shall mean the contribution made by the Employer under Article IV to Participants' Employer Contribution Accounts.

     2.6 "Beneficiary" shall mean the Participant's Spouse. If the Participant does not have a Spouse, or the Participant has designated a non-Spouse beneficiary pursuant to a Qualified

Election (as defined in Article XIII), the Participant's
"Beneficiary" shall mean any person or entity designated by the Participant in the form and manner the Plan Administrator may prescribe or, in the absence of such designation or an effective designation, the Participant's estate.

     2.7 "Chemed" shall mean Chemed Corporation, a Delaware corporation with its principal place of business in Cincinnati, Ohio.

     2.8 "Compensation" shall mean the gross earnings of an Employee from an Employing Unit for the Plan Year as set forth in his U.S. Treasury Department Form W-2 or its equivalent. Compensation shall not include (i) Employer Contributions, (ii) any other contributions to, or distributions from, any employee benefit plan, including the Plan, (iii) any program of employee benefits payable other than in cash (including, but not limited to, income realized by the grant or exercise of stock options), (iv) prizes or contest awards received from or under a program sponsored by an Employee Unit, (v) expense allowances, and (v) any expenses reimbursed by an Employing Unit (including, but not limited to, moving expense allowances and cost of living allowances paid to foreign-based Employees). Compensation shall include any amount contributed by an Employing Unit on behalf of the Employee pursuant to a salary reduction agreement and which is not includible in the Employee's gross income under Section 125 or 402(a)(8) of the Internal Revenue Code. Compensation, as determined pursuant to the preceding provisions, shall be subject to the maximum compensation limitations of Section 4.12.

     2.9 "Disabled Participant" shall mean any Participant who is Totally and Permanently Disabled.

     2.10 "Early Retirement Date" shall mean any date on which the Participant's employment by the Employer terminates for any reason other than death and which such date is coincident with or next following the date (i) on which a Participant reaches Age 55 and completes ten Years of Service and (ii) before the Participant reaches his Normal Retirement Date.

     2.11     "Effective Date" shall mean July 1, 1987.

     2.12 "Elapsed Time Hours of Service" shall mean for any Employee the hours based on the following equivalency: Each calendar month of employment for which at least one Hour of Service is credited is treated as 190 Elapsed Time Hours of Service.

     2.13 "Eligibility Computation Period" shall mean a twelve-consecutive-month period beginning on the Employee's Employment Date. Subsequent Eligibility Computation Periods shall begin on the first day of the Plan Year which includes the first anniversary date of the Employee's Employment Date. If the Employee does incur a One Year Break in Service, then subsequent Eligibility Computation Periods shall begin on the day the Employee performs an Hour of Service after incurring the One Year Break in Service.

     2.14 "Eligible Employee" shall mean each Employee who: (i) is employed by an Employing Unit on a regular, full-time basis; and
(ii) is not a Union Employee, Leased Employee or Temporary Employee. For the purpose of this Section, employment by an Employing Unit on a regular, full-time basis shall mean employment by an Employing Unit with a scheduled work week that calls for the performance of not less than one thousand Hours of Service during each Eligibility Computation Period determined in accordance with
Section 2.28.

     2.15 "Employee" shall mean each common law employee and Leased Employee of an Employer or an Affiliated Company.

     2.16 "Employee Contributions" shall mean the aggregate of Basic Employee Contributions and Supplemental Employee
Contributions.

     2.17 "Employee Contribution Account" shall mean either or both of a Participant's 401(k) Contribution Account and Thrift
Contribution Account.

     2.18 "Employer" shall mean NSS and any Affiliated Company designated an Employing Unit under this Plan.

     2.19 "Employer Contributions" shall mean the aggregate of Basic Employer Contributions and Supplemental Employer
Contributions.

     2.20 "Employer Contribution Account" shall mean the separate account established for a Participant pursuant to Article IV to receive the Participant's share of Employer Contributions.

     2.21 "Employing Unit" shall mean NSS and those divisions, subsidiaries and Affiliated Companies which shall be authorized by the Board of Directors of NSS to participate in the Plan and, in the case of a corporation, which shall have adopted the Plan.

     2.22 "Employment Date" shall mean the date an Employee first performs an Hour of Service.

     2.23 "Entry Date" shall mean the first day of the first payroll period coincident with or immediately following the first day of each Plan Quarter or any other date specified by NSS with respect to an Employing Unit.

     2.24     "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

     2.25 "401(k) Contribution" shall mean the contribution effected pursuant to Article IV by a Participant to his 401(k)
Contribution Account.

     2.26 "401(k) Contribution Account" shall mean the separate Account established for a Participant pursuant to Article IV to receive his 401(k) Contributions.

     2.27 "Highly Compensated Employee" shall have the meaning as so defined in Article VII.

     2.28 "Hours of Service" shall mean for any Employee the hours described in the following provisions:

          (a) Paid Service. Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer or an Affiliated Company. These hours shall be credited at the time the duties are performed.

          (b) Paid Non-Service. Each hour for which an Employee is paid, or entitled to payment, by an Employer or an Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 hours shall be credited hereunder for any single continuous period (whether or not the period extends occurs in a single computation period).

          (c) Back Pay. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or an Affiliated Company. The same hours shall not be credited both under subsection (a) or subsection (b), as the case may be, and under this subsection (c).

The nature and extent of such Hours of Service shall be determined pursuant to DOL Regulation Section 2530.200b-2, which are incorporated herein by reference.

Nothing in this subsection shall be construed to alter, amend, modify, invalidate, impair or supersede any law of the United States or any rule or regulation issued under any such law. The nature and extent of any credit for Hours of Service shall be determined under such law.

     2.29     "Inactive Participant" shall mean a Participant who:
(i) ceases to be an Eligible Employee (without regard to the service requirement thereof) but remains in the service of the Employer or an Affiliated Company, or (ii) ceases making Employee Contributions.

     2.30 "Incentive Committee" shall mean the Committee designated by the Board of Directors of NSS to administer the 1986 Stock Incentive Plan of NSS.

     2.31     "Internal Revenue Code" or "Code" shall mean the
Internal Revenue Code of 1986, as amended.

     2.32 "Investment Committee" shall mean the Committee appointed in by the Board of Directors of NSS to manage the investment of the Trust Fund.

     2.33 "Investment Fund" shall mean the NSS Stock Fund and the Plan's various General Funds, as those terms are defined in
Article V.

     2.34 "Late Retirement Date" shall mean the date of termination of a Participant's service with the Employer for any reason other than death where the termination occurs subsequent to the Participant's Normal Retirement Date.

     2.35 "Leased Employee" shall mean, with respect to the recipient Employer or Affiliated Company, a person as defined in
Section 414(n) of the Code who, under an agreement between such recipient and any other person, has performed services for the recipient Employer or Affiliated Company (or for such recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year and such services are of a type historically performed by employees in the business field of the recipient. A Leased Employee as used for purposes of the Plan also shall include an individual who is considered an employee for purposes of Section 414(o) of the Code. A Leased Employee shall not be considered an employee of the recipient if: (a) the Leased Employee is covered by a money purchase plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125,
Section 402(a)(8), Section 402(h) or Section 403(b) of the Code;
(2) immediate participation; and (3) full and immediate vesting; and (b) Leased Employees do not constitute more than 20 percent of the recipient's nonhighly compensated workforce.

     2.36     "Limitation Year" shall mean the Plan Year.

     2.37 "NSS" shall mean National Sanitary Supply Company, a Delaware corporation with its principal place of business in Cincinnati, Ohio.

     2.38 "Net Gain" and "Net Loss" shall mean the increases and decreases in the value of the Trust Fund and each Investment
Fund between Valuation Dates.

     2.39 "Net Profits" shall mean the current and accumulated net profits of NSS and its consolidated subsidiaries. This calculation shall be made in accordance with NSS' regular accounting practices by deducting from its gross income all costs, expenses and charges incurred by it, but without provision for Federal income taxes and without deduction of its contribution to the Plan.

     2.40 "Normal Retirement Date" shall mean the first day of the month coincident with or next following the date on which a Participant reaches Age 65.

     2.41 "One Year Break in Service" shall mean for any Employee each Plan Year during which the Employee is not credited with at least 501 Elapsed Time Hours of Service. Solely for purposes of determining whether an Employee has incurred a One Year Break in Service, additional Elapsed Time Hours of Service shall be credited to the Employee as provided herein. In the case of an Employee's Maternity or Paternity Absence (defined herein), the Employee will be credited with Elapsed Time Hours of Service which otherwise would normally have been credited to the Employee but for the Maternity or Paternity Absence or, if the foregoing Elapsed Time Hours of Service cannot be determined, eight Elapsed Time Hours of Service for each normal workday of absence. These Elapsed Time Hours of Service shall be credited for the Plan Year in which the absence begins if the Employee would be prevented from incurring a One Year Break In Service in that Plan Year solely because the Maternity or Paternity Absence is treated as Elapsed Time Hours of Service hereunder, or, in any other case, in the immediately following Plan Year. No more than 501 Elapsed Time Hours of Service shall be credited for this purpose. For purposes hereof, a "Maternity or Paternity Absence" shall mean an absence from work for any period because of the Employee's pregnancy, the birth of the Employee's child, the placement of a child with the Employee in connection with the adoption of the child by the Employee or to care for such a child for a period beginning immediately following birth or placement of a child. No absence from work will be counted as a Maternity or Paternity Absence unless the Employee furnishes to the Plan Administrator such timely information the Plan Administrator may reasonably require to establish therefor.

     2.42 "Participant" shall mean any Eligible Employee who joins the Plan as provided in Article III.

     2.43     "Plan" shall mean the "National Sanitary Supply
Company Employees Thrift and Profit Sharing Plan" as set forth herein and as may be amended from time to time.

     2.44     "Plan Administrator" shall mean the Administrative
Committee provided for in Article XIV.

     2.45 "Plan Quarter" shall mean the three-consecutive month period beginning on January 1, April 1, July 1 or October 1 of each Plan Year.

     2.46     "Plan Year" shall mean the calendar year.

     2.47 "Profit Sharing Contributions" shall mean the contribution made by the Employer under Article IV to Participants' Profit Sharing Contribution Accounts.

     2.48 "Profit Sharing Contribution Account" shall mean the separate Account established for a Participant to receive his Profit Sharing Contributions.

     2.49     "Profit Sharing Plan" shall mean the National
Sanitary Supply Company Profit Sharing Plan, as merged into the
Plan effective October 1, 1994.

     2.50 "Related Company" shall mean a corporation or other business entity (i) in which the Employer (or Chemed) maintains an ownership interest of less than 80% and at least 20%, or (ii) which itself maintains such an ownership interest in the Employer.

     2.51 "Retired Participant" shall mean any Participant who has qualified for retirement and the receipt of benefits under the Plan and who has separated from service with the Employer.

     2.52 "Spouse" shall mean a Participant's spouse (or surviving spouse), or a Participant's former spouse to the extent provided by a qualified domestic relations order (as defined in Section 414(p) of the Internal Revenue Code).

     2.53 "Supplemental Employee Contribution" shall mean the voluntary contribution made by a Participant to his Employee
Contribution Account in excess of his Basic Employee Contribution in an amount equal to 9% or less of his Compensation.

     2.54 "Supplemental Employer Contribution" shall mean the contribution in excess of the Basic Employer Contribution made by the Employer pursuant to Article IV to Participants' Employer
Contribution Accounts.

     2.55 "Temporary Employee" shall mean an Employee designated on the personnel records of the Employer as a temporary employee.

     2.56 "Thrift Contribution" shall mean the contribution made by a Participant pursuant to Article IV to his Thrift
Contribution Account.

     2.57 "Thrift Contribution Account" shall mean the separate Account established for a Participant pursuant to Article IV to receive his Thrift Contributions.

     2.58 "Totally and Permanently Disabled" shall mean suffering from a physical or mental condition which, in the opinion of the Plan Administrator based upon appropriate medical advice and examination and in accordance with uniform rules applied uniformly to all Participants, totally and permanently prevents the

Participant from performing the customary duties of his regular job with an Employing Unit.

     2.59 "Trust Agreement" shall mean the agreement entered into between NSS and the Trustee, together with any amendments thereto.

     2.60 "Trust Fund" shall mean the cash, securities, life insurance contracts, annuity contracts, real estate, shares of common trust funds and any other property held by the Trustee pursuant to the Trust Agreement, together with income therefrom.

     2.61 "Trustee" shall mean the trustee or trustees which may from time to time be acting as Trustee under the Trust
Agreement.

     2.62 "Union Employee" shall mean an Employee: (a) with respect to whom compensation, hours of work, or conditions of employment are determined through collective bargaining with a recognized bargaining agent; or (b) is otherwise considered a unionized employee for purposes of either (1) federal or state labor laws or (2) pension laws under ERISA or the Code.

     2.63 "Valuation Date" shall mean the last day of each month, and any other dates the Plan Administrator designates from time to time. If a Valuation Date would otherwise occur on a Saturday, Sunday or holiday, then the Valuation Date shall mean the preceding business day.

     2.64 "Years of Service" shall mean the years described in subsections (a), (b), and (c), subject to subsections (d) and (e).

          (a) Years Before January 1, 1989. For those periods prior to January 1, 1989, "Years of Service" shall include an Employee's years of service determined as of December 31, 1988 under the Plan as constituted on that date.

          (b) Years After December 31, 1988. For those periods beginning on and January 1, 1989, a "Year of Service" shall mean each Plan Year during which an Employee has not less than 1,000
Hours of Service or Elapsed Time Hours of Service.

          (c) Years Under Merged Plan. An Employee's Years of Service shall be no less than the years of service under any plan merged into the Plan, or any plan having transferred assets to the Plan, as determined as of the day before such merger into or transfer to the Plan.

          (d)     Years of Service Disregarded.   If an Employee
who is not entitled to any vested interest in his Employer Contribution Account incurs a One Year Break in Service and again becomes an Employee, his aggregate One Year Breaks in Service before he again performs an Hour of Service shall be compared to his Years of Service before the One Year Breaks in Service that are not otherwise disregarded. If the Employee's aggregate One Year Breaks in Service equal or exceed the greater of (i) five or (ii) the Employee's Years of Service before the One Year Break in Service, then his Years of Service before the One Year Break in Service are not counted. If any Years of Service are not counted because of the application of the preceding provisions, those Years of Service are not counted in any subsequent application of the preceding provisions. In addition, any Years of Service that were previously disregarded under the Plan as in effect prior to January 1, 1989 shall not be reinstated under the Plan as a result of the preceding provisions. In the event that an Employee's Years of Service are disregarded hereunder, the Employee's eligibility service necessary to become a Participant of the Plan also shall be disregarded.

          (e) Years of Service Not Counted. Years of Service before a One Year Break in Service are not counted until the completion of one Year of Service after returning to the service of the Employer.


ARTICLE III -- PARTICIPATION


     3.1 Eligibility for Participation. Each Eligible Employee who completes not less than 500 Hours of Service during any six-month-consecutive period shall be eligible to become a Participant.

     3.2 Participation Date; Application for Participation. Each Eligible Employee who was a Participant in the Plan on December 31, 1988 shall remain a Participant effective January 1, 1989. Each Eligible Employee who completed the eligibility requirements of Section 3.1 prior to January 1, 1989, or who thereafter completes such eligibility requirements, may become a Participant on any Entry Date by filing an application therefor with the Plan Administrator. Once an Eligible Employee has become a Participant, the Eligible Employee shall continue to be a Participant for as long as he continues to be an Eligible Employee (without regard to the service requirement thereof).

     3.3 Designation of Beneficiary. Each Participant shall have the right by written notice to the Plan Administrator to designate one or more Beneficiaries to receive the sums payable after the death of the Participant.

     3.4 Resumption of Service with an Employing Unit. An Employee who terminated service with an Employing Unit after he became a Participant and who later resumes his service with an Employing Unit shall again become a Participant upon his return to the status of an Eligible Employee. An Employee who terminated service with an Employing Unit prior to meeting the eligibility requirements of Section 3.1 and who later resumes his service with an Employing Unit before incurring a One Year Break in Service shall be eligible to become a Participant on the date he returns to the status of an Eligible Employee and fulfills the requirements of
Section 3.1, taking into account his period of service prior to the date he terminated his service and after the date he returned to the status of an Eligible Employee.

     3.5 Change in Employment Status; Transfer to Affiliated Company. If a Participant ceases to be an Eligible Employee due to a change in employment status or transfer of service to an Affiliated Company while remaining employed by the Employer or an Affiliated Company, he shall become an Inactive Participant until he again becomes an Employee and satisfies the employment requirements of an Eligible Employee. If an individual who is employed by the Employer and who is not a Participant becomes an Eligible Employee due to a change in employment status, he will be eligible to become a Participant as of the Entry Date coincident with or next following the date of his employment status changed, provided he would have been eligible to become a Participant had he met the definition of an Eligible Employee.

     3.6 Transfer of Employment to Related Company. If a Participant ceases to be an Eligible Employee by reason of his being employed by a Related Company, the Participant shall become an Inactive Participant, he shall thereupon be ineligible to make further Employee Contributions and his service with the Related Company shall be deemed service with the Employer for vesting purposes only. At such time as such Inactive Participant's Accounts become fully vested and nonforfeitable, the total value of the Inactive Participant's Accounts may, at the election of the Participant, be transferred in accordance with the provisions of
Article XIV either to the trustee of a plan maintained by the Related Company or to an individual retirement account established by the Inactive Participant. If the Inactive Participant's employment with the Related Company terminates before his Accounts fully vest, and he is not then employed by the Employer or an Affiliated Company, he shall be deemed to be a terminated Participant and the value of his Accounts that are fully vested as of the date he terminated employment with the Related Company shall be paid to him in accordance with the Plan provisions applicable to Participants whose employment with the Employer terminates and he shall thereupon forfeit the unvested portion of his Employer Contribution Account.

     3.7 Suspension of Participation. A Participant may suspend his participation in the Plan and become an Inactive
Participant by suspending his Employee Contributions pursuant to
Section 4.5.

     3.8     Employment by Employer: Service with Newly Acquired
Entities; Records of Employer.

          (a) Service Credit. In the event the Employer has or shall acquire the control of any organization by the purchase of assets or stock, merger, amalgamation, consolidation or any other similar event, the Board of Directors of NSS may direct to what extent, if any, employment such organization shall be deemed to be employment by the Employer and, in connection therewith, may specify a special Entry Date.

          (b) Records. The personnel records of the Employer or any Affiliated Company shall be conclusive evidence for the purpose of determining the period of employment of any and all Employees.

     3.9     Plan Binding.  Upon becoming a Participant, a
Participant shall be bound then and thereafter by the terms of the Plan and the Trust Agreement, including all duly authorized amendments to the Plan and the Trust Agreement.


ARTICLE IV -- CONTRIBUTIONS


     4.1 Establishment of Accounts. The Plan Administrator shall establish and maintain or cause to be maintained four separate accounts in the name of each Participant. These accounts shall consist of an Employer Contribution Account, a Profit Sharing Contribution Account, a 401(k) Contribution Account and a Thrift Contribution Account. Each such Account shall be maintained separately and credited or debited as provided in the Plan.

     4.2 Basic Employee Contributions. A Participant may elect to contribute to his Employee Contribution Account an amount equal to any integral percentage up to 6% of his Compensation. A Participant electing to make such contributions shall specify whether such contributions shall be made wholly to his 401(k) Contribution Account or to his Thrift Contribution Account or, in specified increments of 1% of his Compensation, to his 401(k) Contribution Account and to his Thrift Contribution Account.
Unless a Participant specifies in writing otherwise, Basic Employee Contributions shall be deemed to be made to a Participant's Thrift Contribution Account.

     4.3 Supplemental Employee Contributions. A Participant who has authorized Basic Employee Contributions in an amount equal to 6% of his Compensation may also make Supplemental Employee Contributions in an amount equal to an integral percentage (not to exceed 9%) of his Compensation. A Participant electing to make Supplemental Employee Contributions shall specify whether such contributions shall be made wholly to his 401(k) Contribution Account or to his Thrift Contribution Account or, in specified increments of 1% of his Compensation, to his 401(k) Contribution Account and to his Thrift Contribution Account. Unless a Participant specifies in writing otherwise, Supplemental Employee Contributions shall be deemed to be made to a Participant's Thrift Contribution Account.

     4.4 Method for Effecting Employee Contributions. Employee Contributions shall be effected by payroll deduction by completing the forms the Plan Administrator prescribes and shall be remitted to the Trustee within five working days of the end of the calendar month in which the deductions were made. The initial rate of deduction the Participant authorizes and his election as to the Accounts to which his contributions shall be credited shall become effective on the Participant's Entry Date.

     4.5 Changes in Employee Contributions. A Participant may, by written notice to the Plan Administrator in the manner prescribed by the Plan Administrator:

          (a) Suspend either (i) Supplemental Employee Contributions or (ii) Basic Employee Contributions and Supplemental Employee Contributions as of the last day of the month which is at least fifteen days after the Plan Administrator receives the written notice. A Participant who suspends his Basic Employee Contributions shall not be permitted to make Supplemental Employee Contributions until he again reinstates the required amount of Basic Employee Contributions.

          (b) Reinstate suspended Basic Employee Contributions or Supplemental Employee Contributions as of the first day of the Plan Quarter following the date the notice of resumption is received and which is at least three months after the effective date of the last suspension. A Participant cannot reinstate suspended Supplemental Employee Contributions unless he is then making, or concurrently reinstates, the required amount of Basic Employee Contributions.

          (c) Not more frequently than once each Plan Year, increase or decrease the rate of Basic Employee Contributions and/or Supplemental Employee Contributions, subject to the requirements of Sections 4.2 and 4.3. Such increase or decrease will begin as of the first day of the Plan Quarter which is at least fifteen days after the Plan Administrator receives the written notice.

          (d) Not more frequently than once each Plan Year, change the percentages of Compensation to be contributed to a Participant's 401(k) Contribution Account or Thrift Contribution Account, in whole percentages. Such change shall be effective on the first day of the Plan Quarter which is at least fifteen days after the Plan Administrator receives the written notice.

     4.6     Limitations on Employee Contributions.

          (a) Code Section 402(g) $7,000 Limit. Effective January 1, 1987, 401(k) Contributions for any Participant shall not exceed $7,000 for any calendar year, or such larger amount as designated by the Secretary of the Treasury under Section 402(g) of the Code. If an Employer or Affiliated Company maintains a plan with a cash or deferred arrangement described in Section 401(k) of the Code, the Code Section 402(g) $7,000 limit shall be applied as if such plan and the Plan were one plan.

          (b) Code Section 401(k) ADP and Section 401(m) ACP Limitations. If for any Plan Year the Plan Administrator determines on the basis of estimates during the Plan Year that the limitations of Article VII of the Plan may be exceeded, the Plan Administrator may in its sole discretion limit the amount of Employee Contributions that may thereafter be made by Participants so that the limitations of Article VII will not be exceeded.

          (c) Code Section 415 Annual Addition Limitations. A Participant's Employee Contributions may not cause the limitations in Article VIII to be exceeded. In the event that the limitations are expected to be exceeded for any Participant, the Plan Administrator shall cause the Participant's following Plan Contributions for the Plan Year to be reduced in the following order: (1) supplemental Thrift Contributions; (2) supplemental 401(k) Contributions; (3) basic Thrift Contributions (with a corresponding reduction or elimination of the Participant's allocation of the Employer Contribution); and (4) basic 401(k) Contributions (with a corresponding reduction or elimination of the Participant's allocation of the Employer Contribution).

          (d) Code Section 404 Deductibility Limit. A Participant's Employee Contributions may not cause the Code Section 404 deductibility limitations to be exceeded. In the event such contribution limit would be exceeded, the Employers shall not make Plan contributions to the Plan to the extent necessary to avoid exceeding such limit, all in a uniform, consistent and nondiscriminatory manner. For purposes of the Plan generally, nothing herein shall prohibit any Employer from making a Plan contribution on behalf of another Employer consistent with the provisions of Section 404(a)(3)(B) of the Code (concerning profit sharing plans and stock bonus plans of an affiliated group).

          (e) Contribution Suspension Upon 401(k) Hardship Withdrawal. If the Participant received a hardship withdrawal under Section 10.2(d) of the Plan, the Participant shall be prohibited from resuming Employee Contributions for at least 12 months after date of receipt of the withdrawal. In such case, the Participant's Code Section 402(g) $7,000 limit for the calendar year following the calendar of the withdrawal shall be reduced by the amount of the 401(k) Contributions authorized by the Participant for the calendar year of the hardship withdrawal.

     4.7     Credits to Employee Contribution Accounts.

          (a) 401(k) Contributions and Thrift Contributions. The amount of 401(k) Contributions and Thrift Contributions for each month will be remitted to the Trustee and credited to the appropriate Account (determined under subsection (c) below) as of the last day of the month. The Contributions shall be considered allocated to the appropriate Account effective as of the date prescribed in Section 7.8(e) of the Plan (for purposes of the Code
Section 402(g) $7,000 limit and the ADP and ACP Tests).

          (b) Trust Contribution. For purposes of complying with DOL Regulations Section 2510.103-3 (concerning ERISA plan assets and transfer of participant contributions to trust), the Employer shall pay the Employee Contributions to the Trust no later than the date the contributions can first be segregated from the Employer's general assets, but in any event no later than the 10th day following the end of the month the Employee Contributions would have been paid to the Participant.

          (c) Appropriate Accounts. A Participant's Employee Contributions shall be credited to his 401(k) Contribution Account and his Thrift Contribution Account consistent with his elections under Sections 4.2 and 4.3, except that, notwithstanding anything in the Participant's election to the contrary, a Participant's total Employee Contributions shall be first credited to his 401(k) Contribution Account as Basic Employee Contributions, to the extent the Participant so designated all such Employee Contributions as 401(k) Contributions, and the remainder of his Employee Contributions shall be then credited to his Thrift Contribution Account as either Basic Employee Contributions or Supplemental Employee Contributions (as applicable).

     4.8     Employer Contributions.

          (a) Basic Employer Contributions. Subject to authorization by NSS, simultaneously with the monthly remittance of Employee Contributions to the Trustee pursuant to Section 4.7, the Employer shall contribute from its current or accumulated Net Profits to the Trust Fund, for credit to the Employer Contribution Accounts of Participants, an amount equal to twenty-five (25) percent of the Participant's Basic Employee Contributions.

          (b) Supplemental Employer Contributions. Subject to authorization by the Board of Directors of NSS acting only upon and in accordance with the recommendations of its Incentive Committee, the Employer may, once each Plan Year, in addition to Basic Employer Contributions, contribute from its current or accumulated Net Profits, on an Employing Unit-by-Employing Unit basis, to the Trust Fund an amount up to seventy-five (75) percent of the Basic Employee Contributions made during the Plan Year by, and on the last day of the Plan Year still credited to the Accounts of, those Employees of the Employing Units for which the Supplemental Employer Contribution is made who are Participants, former Participants, Inactive Participants and former Inactive Participants described in Section 4.8(d).

          (c)     Application of Forfeitures.  Employer
Contributions shall be reduced by any forfeitures during the Plan

Year pursuant to Sections 10.3 and 11.9. Forfeitures shall be applied to satisfy the Employer's Employer Contribution obligations otherwise described in this Section 4.8.

          (d)     Supplemental Employer Contribution; Eligible
Participants. Supplemental Employer Contributions shall be credited to the Employer Contribution Accounts of those Participants, Inactive Participants, former Participants and former Inactive Participants who meet the following criteria as of the dates indicated:

               (1) Participants and Inactive Participants must have been Participants or Inactive Participants on the last day of the Plan Year for which the Supplemental Employer Contribution is made and, except for Participants who have made withdrawals pursuant to Section 10.4, as of such date must not have withdrawn any Basic Employee Contributions made during that Plan Year. If an Employee has made a partial withdrawal of such Basic Employee Contributions, the amount of the Supplemental Employer Contribution made to his Employer Contribution Account shall be ratably reduced. A Participant who has made a withdrawal pursuant to Section 10.4 or who has effected an In-Service Retirement pursuant to Section 11.5 shall have his pro rata share of the Supplemental Employer Contribution determined on the basis of the Basic Employee Contributions made during the Plan Year for which the Supplemental Employer Contribution is made without regard to any withdrawals thereof.

               (2) Former Participants or former Inactive Participants must have been Participants or Inactive Participants on the last day of the Plan Year for which the Supplemental Employer Contribution is made, must not have withdrawn any Basic Employee Contributions made during the Plan Year for which the Supplemental Employer Contribution is made and must have terminated participation in the Plan because of retirement, death or Total and Permanent Disability. If a former Participant or former Inactive Participant has made a partial withdrawal of such Basic Employer Contributions, the amount of Supplemental Employer Contributions made to his Employer Contributions Account shall be ratably reduced.

     4.9     Allocation of Employer Contributions.

          (a) General Rules. As of the last day of each calendar month, the Plan Administrator shall allocate or cause to be allocated to the Employer Contribution Account of each Participant that percentage of the Basic Employer Contribution for the month equal to (i) the aggregate Basic Employee Contributions for that Participant for the month, divided by (ii) the aggregate Basic Employee Contributions for all Participants for the month. As of the last day of each Plan Year, the Plan Administrator shall allocate or cause to be allocated to the Employer Contribution Account of each Participant described in Section 4.8(d) that percentage of the Supplemental Employer Contribution for the Plan Year equal to (i) the aggregate Basic Employee Contributions for that Participant for the Plan Year then credited to the Participant's Accounts, divided by (ii) the aggregate Basic Employee Contributions for all Participants described in Section 4.8(d) for the Plan Year then credited to all such Participants' Accounts.

          (b) Limitations. The Basic Employer Contributions so allocated shall not exceed twenty-five (25) percent of the aggregate Basic Employee Contributions of the Participant for the Plan Year and the Supplemental Employer Contributions so allocated shall not exceed seventy-five (75) percent of the aggregate Basic Employee Contributions of the Participant for the Plan Year. The aggregate Basic Employer Contributions and Supplemental Employer Contribution so allocated shall not exceed one hundred (100) percent of the aggregate Basic Employee Contributions of the Participant for the Plan Year.

     4.10     Profit Sharing Contributions.

          (a) Discretionary Amount; By Employing Unit. Subject to authorization by the Board of Directors of NSS acting only upon and in accordance with the recommendations of its Incentive Committee, the Employer may, once each Plan Year, contribute from its current or accumulated Net Profits, on an Employing Unit-by-Employing Unit basis, to the Trust Fund an amount to be allocated among and credited to the Accounts of those Employees of the Employing Units for which the Profit Sharing Contribution is made who are Participants, former Participants, Inactive Participants and former Inactive Participants described in Section 4.10(c).

          (b) Application of Forfeitures. Profit Sharing Contributions shall be reduced by any forfeitures during the Plan Year pursuant to Sections 10.3 and 11.9. Forfeitures shall be applied to satisfy the Employer's Profit Sharing Contribution obligations otherwise described in this Section 4.10.

          (c)     Eligible Participants.  Profit Sharing
Contributions shall be credited to the Profit Sharing Contributions Accounts of those Participants, former Participants, Inactive
Participants and former Inactive Participants who meet the following criteria as of the dates indicated:

               (1) Participants and Inactive Participants must have been Participants or Inactive Participants on the last day of the Plan Year for which the Profit Sharing Contribution is made

               (2) Former Participants or former Inactive Participants must have been Participants or Inactive Participants on the last day of the Plan Year for which the Profit Sharing Contribution is made and must have terminated participation in the

Plan because of retirement, death or Total and Permanent
Disability.

          (d)     Allocation.  As of the last day of each Plan
Year, the Plan Administrator shall allocate or cause to be allocated to the Profit Sharing Account of each Participant that percentage of the Profit Sharing Contribution for the Plan Year for the Employing Unit equal to (i) the Compensation for that Participant for the Plan Year, divided by (ii) the aggregate
Compensation for all Participants for the Plan Year.

     4.11     Limitations on Employer and Profit Sharing
Contributions.

          (a) Code Section 415 Annual Addition Limitations. A Participant's allocation of Employer Contributions and Profit
Sharing Contributions may not cause the limitations in Article VIII to be exceeded.

          (b) Code Section 404 Deductibility Limit. A Participant's allocation of Employer Contributions and Profit Sharing Contributions may not cause the Code Section 404 deductibility limitations to be exceeded. In the event such contribution limit would be exceeded, the Employers shall not make Plan contributions to the Plan to the extent necessary to avoid exceeding such limit, all in a uniform, consistent and nondiscriminatory manner. For purposes of the Plan generally, nothing herein shall prohibit any Employer from making a Plan contribution on behalf of another Employer consistent with the provisions of Section 404(a)(3)(B) of the Code (concerning profit sharing plans and stock bonus plans of an affiliated group).

     4.12     Compensation Limitations.

          (a) $200,000/$150,000 Compensation Limitation. Effective with Plan Years beginning on and after January 1, 1989, a Participant's Compensation considered for Plan contribution purposes for any Plan Year shall not exceed $200,000 or, effective for Plan Years beginning on and after January 1, 1994, $150,000, or such greater or lesser amount in effect for such Plan Year as permitted by the Secretary of the Treasury.

          (b) Senior HCE Core Family Group. The $200,000 and $150,000 limitations of subsection (a) above shall be applied to the aggregate Compensation for any Plan Year of each Senior Highly Compensated Employee and his Core Family Members who are Participants of the Plan (the "Senior HCE Core Family Group"). If the $200,000 limitation is exceeded for the Senior HCE Core Family Group, the aggregate Compensation for any Plan Year for such Group, as so limited to the applicable $200,000 amount for the Plan Year, shall be apportioned among the Participants of such Group in proportion to each Participant's Compensation for any Plan Year determined without regard to the $200,000 limitation (or in such other manner provided by, or consistent with, any regulations or other applicable guidance issued by the Secretary of the Treasury). The foregoing special Senior HCE Core Family Group rules shall not apply to the Code Section 402(g) $7,000 limit (contained in Section 4.6(a)), nor the Code Section 415 contribution limits (contained in
Article VIII). For purposes hereof, the terms "Senior Highly Compensated Employee" and "Core Family Members" shall have the meanings as set forth in Article VII of the Plan.


ARTICLE V -- TRUSTEE; INVESTMENTS


     5.1 Trustee Selection; Trust Agreement. The Trustee shall be a person or persons, bank or trust company designated by the Board of Directors of NSS. NSS and the Trustee shall execute a Trust Agreement providing for the investment of the Trust Fund and prescribing the powers, duties, obligations and functions of the Trustee with respect to the Plan.

     5.2 Powers and Duties of the Trustee. The Trustee shall invest the assets of the Trust Fund in the manner described in this
Article V and in accordance with the Trust Agreement. The Trustee shall not be responsible for the validity of the Plan and the trust created by the Trust Agreement but shall be accountable only for funds paid to or received by it under the Trust Agreement.

     5.3 Appointment and Powers and Duties of Investment Committee. The Board of Directors of NSS may appoint an Investment Committee which shall have full power to select the General Funds and to retain and, if the Investment Committee so determines, dismiss and replace such investment advisors and managers, counsel, accountants and other agents as the Investment Committee shall deem advisable.

     5.4 Valuation of Trust Fund Assets. The assets of the Trust Fund shall be valued at their fair market value by the Trustee as of the close of business on each Valuation Date and the values so determined shall be certified to the Employer and the Plan Administrator together with a statement of the cost of the assets and a statement of receipts and disbursements for the period between Valuation Dates and for the Plan Year.

     5.5 Composition of the Trust Fund. The Trust Fund shall consist of the General Funds and the NSS Stock Fund.

          (a) General Funds. The General Funds shall be selected by the Investment Committee from time to time and for which the Investment Committee shall direct the Trustee in writing. The Investment Committee may select as a General Fund any of the following: (i) any security of any issuer registered under the Investment Company Act of 1940 (mutual fund security); (ii) any common, collective or commingled fund, consisting of any combination of securities or investments, including but not limited to, bonds, notes, debentures or other evidences of indebtedness, whether or not secured; stocks, shares and other interests in associations, firms or corporations; interests in property, real or personal, capital, common and preferred stocks (which may include stocks or securities of NSS, Chemed or any affiliate), personal, corporate and governmental obligations, secured or unsecured; mortgages, leaseholds, fees and other interest in realty; oil, gas or mineral properties, rights, royalties, payments or other interests in such property; contracts, conditional sale agreements, choices in action, trust and participation certificates, or other evidences of ownership, part ownership, interest or part interest, and such common, collective or commingled funds may include funds held by the Trustee subject to other trusts, including, without limitation, any pooled investment trust maintained by the Trustee for investment of funds of qualified employee benefit plans; (iii) any contracts with insurance companies as may be approved by the Investment Committee, specifically including but not limited to, group annuity contracts. In making such investment selections, the Investment Committee shall not be limited or restricted by any statute or rule of law now or hereafter in effect governing trust investments.

          (b)     NSS Stock Fund.

               (1) The Trustee shall invest the assets of the NSS Stock Fund in shares of the common stock, par value $1.00 per share, of NSS ("NSS Stock"). The Trustee shall purchase NSS Stock on the principal stock exchange on which NSS Stock is listed. If NSS Stock is not then listed on a stock exchange, the Trustee shall purchase NSS Stock in the over the counter market at a price not exceeding the prevailing market "asked" price through brokers selected by the Trustee, or at a price not greater than the then prevailing market "asked" price through private transactions.
These purchases shall be made as soon as reasonably practicable after receipt of funds by the Trustee. The NSS Stock purchased by the Trustee shall be registered in its name or in the name of its nominee, as the Trustee shall elect.

               (2)     In lieu of making purchases described in
Section 5.5(b)(1) and/or sales of NSS Stock in the open market, the Trustee may, in its discretion, match purchases and sales of NSS Stock to be made at substantially the same time. In that event, the price at which the NSS Stock shall be considered to have been purchased and sold shall be determined by the Trustee based upon a price which is not less favorable to the Plan than the adequate consideration price of NSS Stock determined under Section 3(18) of ERISA and consistent with the exemption under Section 408(e) of ERISA.

               (3) In lieu of purchases of NSS Stock in the open market or matched purchases and sales of NSS Stock by the Trustee, NSS may directly sell or contribute shares of NSS Stock to the Trust. In that event, the price at which the NSS Stock shall be purchased (if sold), or shall be considered to be purchased
(if contributed) shall be determined by the Trustee based upon a price which is not less favorable to the Plan than the adequate consideration price of NSS Stock determined under Section 3(18) of ERISA and consistent with the exemption under Section 408(e) of ERISA.

     5.6     Investment of Contributions.

          (a)     Employer Contributions.  All Employer
Contributions received by the Trustee will be invested by the Trustee in the NSS Stock Fund.

          (b) Employee Contributions. At the time an Eligible Employee enrolls in the Plan he shall elect in writing to have his Employee Contributions invested in any 5% multiples in either (i) any combination of General Funds or (ii) the NSS Stock Fund. If no election is made, the Participant's Employee Contributions shall be invested in the General Fund designated by the Plan Administrator from time to time for that purpose.

          (c)     Profit Sharing Contributions.

               (1)     The Board of Directors of NSS shall
designate the portion (if any) of any Profit Sharing Contribution made to the Plan for a Plan Year to be invested in the NSS Stock
Fund, and the portion so designated will be invested by the Trustee in the NSS Stock Fund.

               (2) The remaining portion of any Profit Sharing Contribution made to the Plan for a Plan Year shall be invested as follows: At the time an Eligible Employee enrolls in the Plan he shall elect in writing to have his allocation of any Profit Sharing Contribution invested in any 5% multiples in any combination of General Funds. If no election is made, the Participant's allocation of the Profit Sharing Contribution shall be invested in the General Fund designated by the Plan Administrator from time to time for that purpose.

          (d) Reinvestment of Earnings. Earnings on assets of the General Funds, the NSS Stock Fund shall be reinvested in the Investment Fund in which the assets were held.

          (e) Investment Risk. Each Participant assumes all risks connected with any decrease in the value of any securities or other investment in the Trust Fund.

     5.7 Change of Investment Election. A Participant may change his election of investment pursuant to Section 5.6(b) as of the first day of any month with respect to any contributions contributed thereafter by giving at least 15 days' prior written notice to the Plan Administrator.

     5.8 Transfer of Funds. A Participant may throughout each Plan Year effective on the first day of any month and upon at least 15 days' written notice to the Plan Administrator given prior to such date elect to transfer funds in accordance with one or more of the following options:

          (a)     Employee Contributions:

               (1)     All or any 5% part of any of his General
Fund account balance to any other General Fund and/or to the NSS
Stock Fund, or

               (2) All or any 5% part of his NSS Stock Fund account balance to any General Fund.

          (b)     Vested Employer Contributions.

               (1) After attaining age 60 a Participant may elect once each Plan Year, beginning with the Plan Year in which he attains age 60, to transfer 20% of the value (determined as of the Valuation Date following and which is at least 15 days after receipt of the Participant's request) of his vested Employer Contribution Account from the NSS Stock Fund to any General Fund.

          (c)     Profit Sharing Contributions.

               (1)     For the portion of any Profit Sharing
Contributions invested in the NSS Stock Fund, the provisions of
Section 5.8(b)(1) (applicable to vested Employer Contributions) shall apply.

               (2)     For the remaining portion of any Profit
Sharing Contributions, all or any 5% part of any General Fund account balance to any other General Fund.

          (d) Interim Transfers. A Participant may, however, change his election of investment as of any day of any month with respect to the transfer of funds in accordance with the preceding options by giving prior written notice to the Plan Administrator, provided that the Participant, together with all other Participants desiring to change on the same day, pay their proportionate share of valuation expenses necessary to value the Trust Fund effective as the elected day of transfer.

     5.9     Participant NSS Stock Voting and Other Rights.

          (a) General. Each Participant, Inactive Participant, former Participant or Beneficiary is entitled to direct the Trustee as to the manner in which NSS Stock allocated or allocable to the vested portion of the Participant's Employer Contribution Account and Profit Sharing Contribution Account and his Employee Contribution Account is to be voted, and as to the manner in which rights other than voting rights with respect to that NSS Stock are to be exercised.

          (b) Notice. The Trustee shall notify each Participant, Inactive Participant, former Participant and Beneficiary of each occasion for the exercise of voting rights within a reasonable period before the rights are to be exercised. The notice shall include all proxy solicitation and other materials distributed by NSS to shareholders with regard to exercise of voting rights, together with a form requesting confidential instructions to the Trustee on how to vote the NSS Stock described in subsection (a) above. Instructions received from Participants, Inactive Participants, former Participants and Beneficiaries shall not be divulged or released to any person, including officers or employees of the Employer.

          (c) Trustee Diligence. The Trustee shall take whatever steps are reasonably necessary to allow Participants, Inactive Participants, former Participants and Beneficiaries to exercise rights other than voting rights with respect to NSS Stock allocated to the vested portion of their Employer Contribution Account and Profit Sharing Contribution Accounts and their Employee Contribution Accounts.

          (d) Shares Allocated. The number of shares to which any Participant, Inactive Participant, former Participant and Beneficiary described in subsection (a) shall have the rights described in subsection (a) and (c) shall be determined for any record date by the number of shares allocated to the vested portion of his Employer Contribution Account and Profit Sharing Contribution Account and his Employee Contribution Account on the previous Valuation Date.

          (e) Fractional Shares. The Trustee shall vote fractional shares by combining the confidential directions on voting of all fractional shares to the extent possible.

          (f) Non-Returned Instructions. The Trustee shall vote any shares or exercise rights other than voting with respect to (i) shares of NSS Stock allocated to the nonvested portion of Employer Contribution Account and Profit Sharing Contribution Accounts and Employee Contribution Accounts of Participants, Inactive Participants, former Participants and Beneficiaries described in subsection (a), and (ii) shares described in subsection (a) for which no direction has been received, in the same proportion and in the same manner as shares described in subsection (a) are collectively voted.

     5.10 Adjustment Provisions. In the event (i) any recapitalization of NSS or reclassification, split-up, combination or consolidation of shares of NSS Stock shall be effected, or (ii) the outstanding shares of NSS Stock shall, in connection with a reorganization or consolidation of NSS be exchanged for a different number or class of shares of the capital stock or other securities of NSS, the Trustee shall take such action as shall be ordered by the Board of Directors of NSS acting upon and in accordance with the recommendations of the Incentive Committee of the Board of Directors of NSS and, to the extent that NSS Stock is to be exchanged for a different number or class of the capital stock or other securities of NSS pursuant to such order, then such different number or class of shares of the capital stock or other securities of NSS shall be exchanged for NSS Stock by the Trustee and the name and class of such shares of capital stock or other securities of NSS received in exchange for NSS Stock shall be substituted in all respects for all references to NSS Stock as presently stated in this Plan.

     5.11     Exchange or Tender Offers.

          (a) NSS Stock Allocated to Employer and Profit Sharing Contribution Accounts. In the event there shall be extended to the stockholders of NSS generally an offer to exchange or purchase all or a portion of the issued and outstanding shares of NSS Stock for cash and/or other consideration, the Trustee shall take action as shall be ordered by the Board of Directors of NSS acting upon and in accordance with the Incentive Committee of the Board of Directors of NSS.

          (b) NSS Stock Allocated to Employee Contribution Accounts. In the event there shall be extended to the stockholders of NSS generally an offer to exchange or purchase all or a portion of the issued and outstanding shares of NSS Stock for cash and/or other consideration, the Trustee shall take with respect to shares of NSS Stock allocated to Employee Contribution Accounts such action as the Participants having shares of NSS Stock allocated to their Employee Contribution Accounts shall specify. Instructions received from individual Participants shall not be divulged or released to any person, including officers or employees of the Employer, NSS or Chemed. In the absence of instructions from Participants, the Trustee shall take, with respect to those shares of NSS Stock for which no Participant instructions were received, such action as shall be ordered by the Board of Directors of NSS acting upon and in accordance with the recommendations of the Incentive Committee of the Board of Directors of NSS.

     5.12 1934 Act Section 16(b) Regulation Exemption. Except as otherwise noted, this Section shall become effective on the date of execution of this restated Plan (or, if earlier, September 1, 1994) and shall supersede any conflicting provisions of the Plan. The provisions of this Section are intended to comply with SEC Regulation Section 240.16b-3, Employee Benefit Plan Transactions, under which certain transactions under the Plan involving NSS Stock by Participants who are officers and directors will not be considered purchases and sales for purposes of Section 16(b) of the Securities Exchange Act of 1934 (1934 Act).

          (a) Grant and Award Transactions. Pursuant to SEC Regulation Section 240.16b-3(c), the grant or award of a NSS Stock under the Plan to a Restricted Participant shall be exempt from
Section 16(b) of the 1934 Act if the Restricted Participant holds the NSS Stock under the Plan for six months from the date of grant or allocation under the Plan. Effective May 1, 1991, NSS shall not amend the provisions of Article IV of the Plan, or any other provision of the Plan or the Trust Agreement, in a manner which affects the amount, price or timing for which Employee Contributions are invested in NSS Stock, or for which Employer Contributions are invested in NSS Stock, more frequently than once every six months, except to comport with changes in the Code, ERISA or the rules thereunder.

          (b) Participant Directed Transactions. Pursuant to SEC Regulation Section 240.16b-3(d), a participant-directed transaction and any related employer matching contribution concerning NSS Stock under the Plan to a Restricted Participant shall be exempt from Section 16(b) of the 1934 Act if a participant investment direction or distribution transaction under the Plan by a Restricted Participant meets the conditions of either paragraph
(1) or (2), as follows:

               (1) The transaction meets the requirements of either subparagraph (A) or (B), as follows:

                    (A)     The transaction is pursuant to an
irrevocable election made by the Restricted Participant at least six months in advance of the effective date of the transaction; or

                    (B)     The transaction is pursuant to an
election to receive either NSS Stock or cash, or a combination of NSS Stock and cash, or to defer a distribution of NSS Stock or cash in whole or in part, incident to death, retirement, disability, or termination of employment.

               (2) The transaction meets the requirements of either subparagraph (A) or (B), as follows:

                    (A)     For initial or periodic transactions
resulting from an election to participate or change levels of participation with respect to NSS Stock under the Plan (as a plan which provides for broad-based employee participation and the terms of which do not discriminate in favor of highly compensated employees), the following requirements are met:

                         (i)     A Restricted Participant making
withdrawals must cease further purchases in the Plan for six months, or the shares of NSS Stock so distributed must be held by the Restricted Participant six months prior to disposition; provided, however, that extraordinary distributions of all of the NSS Stock held by the Plan and distributions in connection with death, retirement, disability, termination of employment, or a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, are not subject to this requirement; and

                         (ii)     The Restricted Participants who
cease participation in the Plan may not participate again for at least six months.

                    (B)     For intra-Plan transfers between NSS
Stock and an Investment Fund, the transaction is pursuant to an election made on a quarterly date during a Window Period at least six months after the date of the previous intra-Plan transfer election relating to NSS Stock.

          (c)     Section 16(b) Reporting.  Pursuant to SEC
Regulation Section 240.16b-3, however, transactions by Restricted
Participants resulting from elections to participate or change the level of participation are subject to Section 16 of the 1934 Act and shall be reported on Form 4 or 5 as appropriate.

          (d)     Applicable Definitions.  For purposes of this
Section, the following terms shall have the meanings as set forth therein:

               (1)     A "Restricted Participant" is any
Participant who is, within the meaning of Section 16(a) of the 1934 Act and the rules promulgated thereunder, an officer or director of NSS or any affiliate for purposes hereof under the 1934 Act.

               (2) As used in this Section, "NSS Stock" shall mean NSS Stock or an Investment Fund under the Plan which invests primarily in any equity security of NSS or any affiliate which is registered pursuant to Section 12 of the 1934 Act.

               (3) A "Window Period" is the period beginning on the third business day and ending on the twelfth business day following the NSS' release for publication of its quarterly and annual summary statements of income and earnings.


ARTICLE VI -- ALLOCATION OF PROFIT AND LOSS OF
TRUST FUND TO PARTICIPANT ACCOUNTS


     6.1 Date of Valuation. As of the close of business on each Valuation Date, the Trustee shall value the assets in the Trust Fund at their then market value.

     6.2 Adjustment of Accounts as of Valuation Dates. The Employer Contribution Account, Profit Sharing Contribution Account, 401(k) Contribution Account and Thrift Contribution Account of each Participant, Inactive Participant and former Participant as of a Valuation Date shall be equal to the value of the Account as of the preceding Valuation Date, and adjusted in the following order and manner:

          (a) Each Account shall be reduced by the amount of any distributions and withdrawals from the Account since the preceding Valuation Date.

          (b) Each Account shall be increased by the amount of Employer Contributions, Profit Sharing Contributions and Employee
Contributions allocated to the Account pursuant to Article IV.

          (c) Each Account shall be increased or decreased by the Net Gain or Net Loss allocated to the Account under Section
6.3.

     6.3     Allocation of Profit and Loss.  As of each Valuation
Date, there shall be allocated to each Account its proportionate share of the Net Gain or Net Loss since the last Valuation Date.

          (a) For the purpose of determining the Net Gain or Net Loss of each Investment Fund as of any current Valuation Date for the period since the preceding Valuation Date, the Plan Administrator shall cause a valuation to be made of the assets of each Investment Fund as of the current Valuation Date based on the then fair market values which shall give effect to gains, earnings, losses and other items of income and expense as of the current Valuation Date. The Net Gain or Net Loss of each Investment Fund for the period shall be the amount by which the total net value of all such assets determined as of the current Valuation Date exceeds or is less than the total net value of all such assets determined as of the preceding Valuation Date, reduced by the total of any Employer Contributions, Profit Sharing Contributions and Employee Contributions made since the next preceding Valuation Date, and increased by the total of any withdrawals and distributions since the preceding Valuation Date.

          (b) The Net Gain or Net Loss of each Investment Fund shall be allocated among the Accounts of all Participants invested in each Investment Fund in the same ratio that the balance in each such Account invested as of the preceding Valuation Date, less withdrawals and distributions since the preceding Valuation Date, bears to the total amount of all balances of all Accounts invested in each Investment Fund on that date, decreased by all such withdrawals and distributions since the preceding Valuation Date.

     6.4 Statement of Account. The computations required in this Article VI shall be made as soon as practicable following each Valuation Date. Not less frequently than quarterly, the Plan Administrator shall prepare and furnish, or cause to be prepared and furnished, to each Participant a statement of the status of his Accounts in the Trust Fund, which statement shall show the gross amount of each Account in which each Investment Fund as of the last day of each Plan Quarter.

ARTICLE VII--CODE SECTION 402(G), SECTION 401(K) AND
SECTION 401(m) LIMITATIONS


     7.1 Definitions. For purposes of this Article, the following terms and phrases shall have the meanings as set forth therein:

          (a) "Code Section 414(q) Compensation" shall mean for any Plan Year, Code Section 414(s) Compensation, as defined in subsection (b) below, but adding back the elective amounts as provided in paragraph (1) therein and without regard to the Plan participation compensation provision in paragraph (2) therein.

          (b) "Code Section 414(s) Compensation" shall mean, for any Plan Year, any one of the permitted Code Section 415
Compensation definitions of Article VIII of the Plan, subject to the following provisions:

               (1) Inclusion of Elective Amounts. For any Plan Year, NSS, in its discretion, may elect to include in any Code
Section 414(s) Compensation definition the Participant's: (A) 401(k) Contributions or other elective deferrals (as defined in Section 402(a)(8) of the Code) under a plan maintained by an Employer or Affiliated Company; and (B) elective contributions under a cafeteria plan as described in Section 125 of the Code maintained by an Employer or Affiliated Company; provided in each such case such inclusion is made uniformly for all Participants of the Plan.

               (2) Plan Participation Compensation. For any Plan Year, NSS, in its discretion, may elect to limit a Participant's Code Section 414(s) Compensation to the portion of the Participant's Code Section 414(s) Compensation received in the part of the Plan Year during which the Participant was an Eligible Employee of the Plan.

               (3) $200,000/$150,000 Compensation Limitation. Effective with Plan Years beginning on and after the January 1, 1989, a Participant's Code Section 414(s) Compensation for any Plan Year, as determined pursuant to the foregoing provisions of this subsection, shall not exceed $200,000 or, for Plan Years beginning on and after January 1, 1994, $150,000, or such greater or lesser amount as designated by the Secretary of the Treasury for the Plan Year.

          (c) "Earnings" shall mean the earnings, gain and loss (whether realized or unrealized), net of applicable expenses, as actually allocated to a Participant's Account under the normal provisions of the Plan as contained in Article VI.

          (d) "Gap Period Months" shall mean the number of months which follow the end of the Plan Year (or, if applicable, the calendar year) and precede the applicable distribution, with a distribution occurring on or before the fifteenth day of a month being treated as having occurred on the last day of the preceding month and a distribution occurring after the fifteenth day of a month being treated as having been made on the first day of the next following month.

          (e) "Highly Compensated Employee" shall mean any Employee who, during either the Plan Year or the Lookback Year (the twelve month period immediately preceding the Plan Year) meets the requirements of paragraph (1) below, subject to paragraphs (2), (3) and (4) below, and a former Highly Compensated Employee under paragraph (5) below.

               (1) General Definition. A Highly Compensated Employee is an Employee who: (A) was at any time a five percent (5%) owner of the Employer (as defined in Section 416(i)(1)(B)(i) of the Code); (B) received Code Section 414(q) Compensation from the Employer or Affiliated Company in excess of $75,000 for such Year; (C) received Code Section 414(q) Compensation from the Employer or Affiliated Company in excess of $50,000 for such Year and was a Participant of the top-paid group of the Employer or Affiliated Company for such Year; or (D) was an officer of the Employer and received Code Section 414(q) Compensation during such Year that is greater than 50 percent (50%) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such Year.
The $75,000 and $50,000 amounts shall be adjusted for inflation pursuant to Section 415(d) of the Code.

               (2)     Special Top 100 Employee Rule.  If an
Employee: (A) was not a Highly Compensated Employee during the Lookback Year; (B) met any one of the requirements of paragraph (1) for the Plan Year (other than the 5% owner requirement of subparagraph (A) thereof); and (C) was not within the top 100 Employees ranked by Code Section 414(q) Compensation; then the Employee shall not be considered a Highly Compensated Employee for the Plan Year.

               (3) Special Rule for Officers. If no officer has met the applicable compensation requirement, the highest paid officer for the Plan Year shall be treated as a Highly Compensation Employee.

               (4) Code Section 414(q) Regulations. The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and any Treasury Regulations promulgated thereunder.

               (5)     Former Employee.  A Highly Compensated
Employee also shall include any former Employee who was a

Participant of the Plan who: (A) separated from service (or was deemed to have separated) prior to the Plan Year; (B) performs no services for the Employer or an Affiliated Company during the Plan Year; and (C) was a Highly Compensated Employee under the preceding provisions for either the Plan Year of his separation or any Plan Year ending on or after his 55th birthday.

          (f)     "Matching Account"  shall mean a Participant's
Employer Contribution Account.

          (g) "Matching Contributions" shall mean the Participant's Employer Contributions.

          (h) "Qualified Non-Elective Contributions" shall have the meaning as so provided in Treasury Regulation Section
1.401(k)-1(g)(13).

     7.2 Code Section 402(g) $7,000 Limit. Effective January 1, 1987, for each calendar year, the Plan Administrator shall notify Participants of the Code Section 402(g) $7,000 Elective Deferral limit contained in subsection (a) below. Upon such notification, each Participant who has Excess Deferrals for the calendar year shall notify the Plan Administrator of the amount of the Excess Deferrals no later than the March 1st following the calendar year. In such event, the Plan Administrator shall direct the Trustee to distribute the Participant's Attributable Excess Deferrals and Allocable Earnings thereon in the manner prescribed by subsection (b) below.

          (a)     Code Section 402(g) $7,000 Elective Deferral
Limit. For any calendar year, a Participant's Elective Deferrals shall not exceed $7,000 (as adjusted by the Secretary of the Treasury).

          (b) Corrective Distribution of Attributable Excess Deferrals. For each calendar year a Participant's Elective Deferrals exceed the limit contained in subsection (a) above, the Plan Administrator shall direct the Trustee to distribute the Participant's Attributable Excess Deferrals and Allocable Earnings thereon to the Participant no later than the April 15th following the calendar year. The amount of Attributable Excess Deferrals to be distributed for a calendar year shall be reduced by the Excess Contributions under Section 7.3 previously distributed for the Plan Year beginning in such calendar year.

          (c) Code Section 402(g) Related Definitions. For purposes of this Section, the following terms and phrases shall have the meanings as set forth below. These definitions shall be modified, if applicable and to the extent provided, by the special rules of Sections 7.7 and 7.8.

               (1) "Elective Deferrals" of a Participant shall mean the sum of: (A) his 401(k) Contributions allocated to his

401(k) Contribution Account within the calendar year (as determined pursuant to Section 7.8(e)); and (B) other elective deferrals as so defined in Treasury Regulation Section 1.402(g)-1(b) under any other plan of an Employer, Affiliated Company or any other employer (whether or not related to the Employer or Affiliated Company).

               (2) "Excess Deferrals" of a Participant shall mean the amount of his Elective Deferrals for a calendar year in excess of the Code Section 402(g) limit described in subsection (a) above.

               (3)     "Attributable Excess Deferrals"  of a
Participant shall be that amount of the Participant's Excess
Deferrals as designated by the Participant to be attributable to the Plan.

               (4) "Allocable Earnings" of a Participant who has Attributable Excess Deferrals shall be equal to the sum of the Subject Calendar Year Earnings and, through the Plan Year beginning on January 1, 1993, the Gap Period Earnings.

               (5) "Subject Calendar Year Earnings" of a Participant shall be equal to the product of: (A) the Earnings allocated to his 401(k) Contribution Account for the calendar year; multiplied by (B) a fraction, with (i) the numerator being the Participant's Attributable Excess Deferrals for the calendar year and (ii) the denominator being the sum of (I) the balances of his 401(k) Contribution Account as of the first day of the calendar year and (II) the 401(k) Contributions allocated to his 401(k) Contribution Account for the calendar year.

               (6) "Gap Period Earnings" of a Participant shall be equal to the product of: (A) 10% (.10) of the Subject Calendar Year Earnings; multiplied by (B) the number of Gap Period Months prior to the distribution of the Participant's Attributable Excess Deferrals.

          (d)     Disregarded 401(k) Contributions.  401(k)
Contributions which have been properly distributed to the Participant as an Excess Amount pursuant to Section 8.6 (concerning correction of Code Section 415 Excess Amounts) shall not be considered 401(k) Contributions for purposes of this Section 7.2.

          (e)     Rule of Application--Next Apply Article VIII Code
Section 415 Limitations. After application of this Section 7.2, the Plan Administrator should apply the provisions of Article VIII (concerning the Code Section 415 limitations) for the following reasons:

               (1) Attributable Excess Deferrals, if properly and timely distributed, are not Annual Additions for purposes of the Code Section 415 contribution limitations; and

               (2)     As noted in Sections 7.3 and 7.5, any Code
Section 415 Excess Amounts under Article VIII which are distributed to the Participant pursuant to Section 8.6, and which consist of 401(k) Contributions and/or Thrift Contributions, are not considered for purposes of the application of the Code Section 401(k) ADP and Section 401(m) ACP nondiscrimination tests of Sections 7.3 and 7.5 below.

     7.3 Code Section 401(k) ADP Test. Effective for Plan Years beginning on and after January 1, 1987, for each Plan Year, the Plan Administrator shall determine whether the Plan meets at least one of the two limitations contained in subsection (a) below for the Plan Year. In the event that neither limitation is met, the Plan Administrator shall direct the Trustee to distribute the Excess Contributions and Allocable Earnings thereon pursuant to subsection (b) below.

          (a) Code Section 401(k) ADP Test Limitations. The following are the Code Section 401(k) ADP Limitations:

               (1)     1.25 Limitation.  The Average Deferral
Percentage for the group of ADP Participants who are Highly
Compensated Employees is not more than the Average Deferral
Percentage of the group of all other ADP Participants multiplied by 1.25.

               (2) 2+2 Limitation. (A) The excess of the Average Deferral Percentage for the group of ADP Participants who are Highly Compensated Employees over the Average Deferral Percentage of the group of all other ADP Participants is not more than two percentage points; and (B) the Average Deferral Percentage for the group of ADP Participants who are Highly Compensated Employees is not more than the Average Deferral Percentage of the group of all other ADP Participants multiplied by two.

          (b) Corrective Distribution of Excess Contributions. For each Plan Year the Plan fails to meet either limitation of subsection (a) above, the Plan Administrator shall identify the Participants who are Highly Compensated Employees who made Excess Contributions and shall direct the Trustee to distribute the Excess Contributions and Allocable Earnings thereon to the applicable Participant prior to 2-1/2 months after the end of the Plan Year (so as to avoid the employer-level 10% excise tax under Section 4979 of the Code) and in any event no later than the close of the following Plan Year (so as to preserve the qualified status of the Plan under Section 401(k) of the Code). The amount of Excess Contributions to be distributed for a Plan Year shall be reduced by the Attributable Excess Deferrals under Section 7.2 previously distributed for the calendar year ending in the same Plan Year.

          (c)     ADP Related Definitions.  For purposes of this
Section, the following terms and phrases shall have the meanings as set forth below. These definitions shall be modified, if applicable and to the extent provided, by the special rules of Sections 7.7 and 7.8.

               (1) "Average Deferral Percentage" of the group of ADP Participants who are Highly Compensated Employees and the group all other ADP Participants shall mean the average of the Individual Deferral Percentages of each Participant of the respective groups.

               (2) "ADP Participant" shall mean each Eligible Employee who is either: (A) a Participant who makes or is eligible to make 401(k) Contributions to the Plan at any time during the Plan Year (including, if applicable, those Participants whose 401(k) Contributions are suspended by reason of or hardship withdrawal rule of Section 10.2 of the Plan); or (B) if applicable under the Plan, an Eligible Employee who could elect to become a Participant at any time prior to the end of the Plan Year by enrolling in the Plan pursuant to Article III.

               (3) "Individual Deferral Percentage" of an ADP Participant shall mean a percentage (rounded to the nearest one-hundredth of a percent, e.g., 2.85%) which is the quotient of: (A) the sum of the ADP Participant's 401(k) Contributions and Company Qualified Non-Elective Contributions allocated to the Participant's respective Account within the Plan Year (as determined pursuant to Section 7.8(e)); divided by (B) the Participant's Code Section 414(s) Compensation for the Plan Year.

               (4) "Excess Contributions" of a Participant who is a Highly Compensated Employee shall be equal to the difference (but no less than zero) of: (A) the sum of his 401(k) Contributions and Company Qualified Non-Elective Contributions for the Plan Year; less (B) the product of (i) the Participant's Code Section 414(s) Compensation for the Plan Year multiplied by (ii) the Plan's Nondiscriminatory Individual Deferral Percentage for the Plan Year.

               (5) "Nondiscriminatory Individual Deferral Percentage" of the Plan for the Plan Year shall be a percentage determined by using a leveling method whereby, initially, the Individual Deferral Percentage of the Highly Compensated Employee with the highest Individual Deferral Percentage is reduced to the extent necessary to either: (A) enable the Plan to meet either limitation of subsection (a) above; or (B) cause the Participant's Individual Deferral Percentage to be equal to the Individual Deferral Percentage of the Participant who is a Highly Compensated Employee with the next highest Individual Deferral Percentage and, thereafter, with this method being repeated until the Plan meets one of the Code Section 401(k) ADP Test limitations of subsection
(a) above.

               (6) "Allocable Earnings" of a Participant shall be equal to the sum of the Subject Plan Earnings and, through the Plan Year beginning on January 1, 1993, the Gap Period Earnings.

               (7)     "Subject Plan Year Earnings" of a
Participant shall be equal to the product of: (A) the Earnings allocated to his 401(k) Contribution Account for the Plan Year; multiplied by (B) a fraction, with (i) the numerator being the Participant's Excess Contributions for the Plan Year and (ii) the denominator being the sum of (I) his 401(k) Contribution Account as of the first day of the Plan Year and (II) the 401(k) Contributions and Company Qualified Non-Elective Contributions allocated to his 401(k) Contribution Account for the Plan Year.

               (8) "Gap Period Earnings" of a Participant shall be equal to the product of: (A) 10% (.10) of the Subject Plan Year Earnings; multiplied by (B) the number of Gap Period Months prior to the distribution of the Participant's Excess Contributions.

          (d) Disregarded 401(k) Contributions. For purposes of this Section 7.3, the following special rules shall apply:

               (1) Distributed Code Section 415 Excess Amounts. 401(k) Contributions which have been properly distributed to the Participant as an Excess Amount pursuant to Section 8.6 (concerning correction of Code Section 415 Excess Amounts) shall not be considered 401(k) Contributions for purposes of this Section 7.3.

               (2) Non-HCE Attributable Excess Deferrals. 401(k) Contributions which repre-sent Attributable Excess Deferrals of Highly Compensated Employees, but not non-Highly Compensated Employees, shall be considered for purposes of this Section 7.3.

     7.4 Code Section 401(a)(4) Excess Match Test. Effective for Plan Years beginning on and after January 1, 1987, for each Plan Year a Matching Contribution is made to the Plan, the Plan Administrator shall determine whether any Participant's Matching Contribution exceeds the limitation contained in subsection (a) below for the Plan Year. In the event the limitation is exceeded, the Plan Administrator shall direct the Trustee to forfeit the Excess Matching Contributions and Allocable Earnings thereon pursuant subsection (b) below.

          (a) Code 401(a)(4) Excess Match Limitation. A Participant's Corrective Distributions are not more than his Supplemental Employee Contributions, so that none of his Basic Employee Contributions, for which Matching Contributions are allocated, have been distributed to him.

          (b) Corrective Forfeiture of Excess Matching Contributions. For each Plan Year the Plan fails to meet the limitation in subsection (a) above, the Plan Administrator shall identify those Participants who were allocated Excess Matching

Contributions and shall direct the Trustee forfeit the Excess Matching Contributions and Allocable Earnings thereon prior to 2-1/2 months after the end of the Plan Year and in any event no later than the close of the following Plan Year (so as to preserve the qualified status of the Plan under Section 401(a) of the Code).

          (c) Excess Match Related Definitions. For purposes of this Section, the following terms and phrases shall have the meanings as set forth below. These definitions shall be modified, if applicable and to the extent provided, by the special rules of Sections 7.7 and 7.8.

               (1) "Corrective Distributions" of a Participant shall mean the sum of his corrective distributions of: (A) Attributable Excess Deferrals (under Section 7.2(b)) for the calendar year ending with or within the Plan Year; (B) Excess Amounts consisting of 401(k) Contributions and/or Thrift Contributions (under Section 8.6); and (C) Excess Contributions (under Section 7.3(b)) for the Plan Year, in each such case exclusive of Allocable Earnings.

               (2)     "Excess Matching Contributions" of a
Participant shall mean the amount by which his Matching
Contributions for the Plan Year are attributable to Corrective
Distributions for the Plan Year which have exceeded his Basic
Employee Contributions for the Plan Year.

               (3) "Allocable Earnings" of a Participant shall be equal to the sum of the Subject Plan Year Earnings and, through the Plan Year beginning on January 1, 1993, the Gap Period
Earnings.

               (4)     "Subject Plan Year Earnings" of a
Participant shall be equal to the product of: (A) the Earnings allocated to the Participant's Matching Account for the Plan Year; multiplied by (B) a fraction, with (i) the numerator being the Participant's Excess Matching Contributions for the Plan Year and
(ii) the denominator being the sum of (I) the balance of the Participant's Matching Account as of the first day of the Plan Year and (II) the Matching Contributions allocated to the Participant's Matching Account for the Plan Year.

               (5) "Gap Period Earnings" of a Participant shall be equal to the product of: (A) 10% (.10) of the Subject Plan Year Earnings; multiplied by (B) the number of Gap Period Months prior to the distribution of the Participant's Excess Matching Contributions.

     7.5 Code Section 401(m) ACP Test. Effective for Plan Years beginning on and after January 1, 1987, for each Plan Year, the Plan Administrator shall determine whether the Plan meets at least one of the two limitations contained in subsection (a) below for the Plan Year. In the event that neither limitation is met, the Plan Administrator shall direct the Trustee to distribute the Excess Aggregate Contributions and Allocable Earnings thereon pursuant to subsection (b) below.

          (a) Code Section 401(m) ACP Test Limitations. The following are the Code Section 401(m) ACP Limitations:

               (1)     1.25 Limitation.  The Average Contribution
Percentage for the group of ACP Participants who are Highly
Compensated Employees is not more than the Average Contribution
Percentage of the group of all other ACP Participants multiplied by 1.25.

               (2) 2+2 Limitation. (A) The excess of the Average Contribution Percentage for the group of ACP Participants who are Highly Compensated Employees over the Average Contribution Percentage of the group of all other ACP Participants is not more than two percentage points; and (B) the Average Contribution Percentage for the group of ACP Participants who are Highly Compensated Employees is not more than the Average Contribution Percentage of the group of all other ACP Participants multiplied by two.

          (b) Corrective Distribution of Excess Aggregate Contributions. For each Plan Year the Plan fails to meet either limitation contained in subsection (a) above, the Plan Administrator shall identify the Participants who are Highly Compensated Employees with Excess Aggregate Contributions and shall direct the Trustee to distribute the Excess Aggregate Contributions and Allocable Earnings thereon to the applicable Participant prior to 2-1/2 months after the end of the Plan Year (so as to avoid the employer-level 10% excise tax under Section 4979 of the Code) and in any event no later than the close of the following Plan Year (so as to preserve the qualified status of the Plan under Section 401(m) of the Code). With respect to the composition of such Excess Aggregate Contributions, the distribution of the Participant's Excess Aggregate Contributions shall be satisfied:
(1) first, from Thrift Contributions made during the Plan Year until exhausted; and (2) second, from Matching Contributions made during the Plan Year until exhausted. The Plan Administrator next shall reapply the Section 7.4 Excess Matching Test taking into consideration any distributions of Thrift Contributions.

          (c)     ACP Related Definitions.  For purposes of this
Section, the following terms and phrases shall have the meanings as set forth below. These definitions shall be modified, if applicable and to the extent provided, by the special rules of Sections 7.7 and 7.8.

               (1) "Average Contribution Percentage" of the group of ACP Participants who are Highly Compensated Employees and the group of all other ACP Participants shall mean the average of the Individual Contribution Percentages of each ACP Participant of the respective groups.

               (2) "ACP Participant" shall mean each Eligible Employee who is: (A) a Participant who receives or is eligible to receive (if he made a Basic Employee Contribution to the Plan) a Matching Contribution under the Plan; (B) a Participant who can authorize a Thrift Contribution to the Plan; or (C) if applicable under the Plan, an Eligible Employee who could elect to become a Participant of the Plan at any time prior to the end of the Plan Year by enrolling in the Plan pursuant to Article III.

               (3) "Individual Contribution Percentage" of a Participant shall mean a percentage (rounded to the nearest one-hundredth of a percent, e.g., 2.85%) which is the quotient of: (A) the sum of the ACP Participant's Matching Contributions and Thrift Contributions allocated to the Participant's respective Accounts within the Plan Year (as determined pursuant to Section 7.8(e)); divided by (B) the Participant's Code Section 414(s) Compensation for the Plan Year.

               (4) "Excess Aggregate Contributions" of a Participant who is a Highly Compensated Employee shall be equal to the difference (but not less than zero) of: (A) the Participant's Matching Contributions and Thrift Contributions for the Plan Year; less (B) the product of (i) the Participant's Code Section 414(s) Compensation for the Plan Year, multiplied by (ii) the Plan's Nondiscriminatory Individual Contribution Percentage for the Plan Year.

               (5) "Nondiscriminatory Individual Contribution Percentage" of the Plan for the Plan Year shall be a percentage determined by using a leveling method whereby, initially, the Individual Contribution Percentage of the Highly Compensated Employee with the highest Individual Contribution Percentage is reduced to the extent necessary to either: (A) enable the Plan to meet either Code Section 401(m) ACP Test limitation of subsection
(a) above; or (B) cause the Participant's Individual Contribution Percentage to be equal to the Individual Contribution Percentage of the Participant who is a Highly Compensated Employee with the next highest Individual Contribution Percentage and, thereafter, with this method being repeated until the Plan meets one of the Code
Section 401(m) ACP Test limitations of subsection (a) above.

               (6) "Allocable Earnings" of a Participant shall be equal to the sum of the Subject Plan Earnings and, through the Plan Year beginning on January 1, 1993, the Gap Period Earnings.

               (7)     "Subject Plan Year Earnings"  of a
Participant shall be equal to the product of: (A) the sum of the Earnings allocated to the Participant's Matching Account and Thrift Contribution Account for the Plan Year; multiplied by (B) a fraction, with (i) the numerator being the Participant's Excess Aggregate Contributions for the Plan Year and (ii) the denominator being the sum of (I) the balances of the Participant's Matching Account and Thrift Contribution Account as of the first day of the

Plan Year and (II) the Matching Contributions and Thrift
Contributions allocated to the Participant's Matching Account and Thrift Contribution Account for the Plan Year.

               (8) "Gap Period Earnings" of a Participant shall be equal to the product of: (A) 10% (.10) of the Subject Plan Year Earnings; multiplied by (B) the number of Gap Period Months prior to the distribution of the Participant's Excess Aggregate Contributions.

          (d) Disregarded Contributions. For purposes of this Section, the following special rules shall apply:

               (1) Distributed Code Section 415 Excess Amounts. Thrift Contributions which have been properly distributed to the Participant as an Excess Amount pursuant to Section 8.6 (concerning correction of Code Section 415 Excess Amounts) shall not be considered Thrift Contributions for purposes of this Section 7.5.

               (2) Disregard Forfeited Excess Match. Any Matching Contributions which are Excess Matching Contributions forfeited pursuant to the provisions of Section 7.4 (concerning Excess Matching Contributions) shall not be taken into account for purposes of this Section 7.5.

     7.6 Code Section 401(m) Multiple Use Test. Effective with Plan Years beginning on and after January 1, 1989, if for any Plan Year Multiple Use of the Alternative Limitation (as defined below) has occurred for the Plan Year, the Plan Administrator shall determine whether the Plan meets the aggregate limitation contained in subsection (a) below for the Plan Year. In the event that the limitation is not met, the Plan Administrator shall direct the Trustee to take the prescribed corrective action pursuant to subsection (b) below.

          (a)     IRC Section 401(m) Multiple Use/Aggregate
Limitation.  The following is the Code Section 401(m) Multiple
Use/Aggregate Limitation:  The Multiple Use Percentage for
Participants who are Highly Compensated Employees is not more than the greater of following percentages:

               (1) 1.25 Greater/2+2 Lesser. The sum of: (A) 125% of the greater of (i) the Average Deferral Percentage of all other Participants or (ii) the Average Contribution Percentage of all other Participants; and (B) two percentage points plus the lesser of (i) the Average Deferral Percentage of all other Participants or (ii) the Average Contribution Percentage of all other Participants, in either case up to twice the lesser of such Average Deferral Percentage or such Average Contribution Percentage.

               (2) 1.25 Lesser/2+2 Greater. The sum of: (A) 125% of the lesser of (i) the Average Deferral Percentage of all other Participants or (ii) the Average Contribution Percentage of all other Participants; and (B) two percentage points plus the greater of (i) the Average Deferral Percentage of all other Participants or (ii) the Average Contribution Percentage of all other Participants, in either case up to twice the greater of such Average Deferral Percentage or such Average Contribution Percentage.

          (b) Correction of Multiple Use. For each Plan Year the Plan fails to meet the limitation of subsection (a) above, the Plan Administrator shall take either of the following actions:

               (1) Reduce ACP To Meet Multiple Use Limitation. The Plan Administrator may reduce the Average Contribution Percentage of the group of Participants who are Highly Compensated Employees, determined after application of Sections 7.4 and 7.5, to the extent necessary to meet the limitation contained in subsection
(a). Thereafter, the Plan Administrator shall reapply the provisions of Section 7.5 (concerning the IRC Section 401(m) ACP
Test) on the basis of the reduced Average Contribution Percentage and thereby effect whatever distributions of Excess Aggregate Contributions resulting therefrom.

               (2) Recalculate ACP Using 1.25 Limitation. The Plan Administrator may reduce the Average Contribution Percentage of the group of Participants who are Highly Compensated Employees, determined after application of Sections 7.4 and 7.5, to the extent necessary to meet the limitation contained in Section 7.5(a)(1) (the 1.25 limitation). Thereafter, the Plan Administrator shall reapply the provisions of Section 7.5 (concerning the IRC Section 401(m) ACP Test) on the basis of the reduced Average Contribution Percentage and thereby effect whatever distributions of Excess Aggregate Contributions resulting therefrom.

          (c) Multiple Use Related Definitions. For purposes of this Section, the following terms and phrases shall have the meanings as set forth below. These definitions shall be modified, if applicable and to the extent provided, by the special rules of Sections 7.7 and 7.8.

               (1) "Multiple Use of the Alternative Limitation" shall mean that both: (A) the Average Deferral Percentage, determined after application of Sections 7.2 and 7.3 of the Plan, exceeded the limitation contained in Section 7.3(a)(1) of the Plan (the 1.25 limitation); and (B) the Average Contribution Percentage, determined after application of Sections 7.4 and 7.5 of the Plan, exceeded the limitation contained in Section 7.5(a)(1) of the Plan (the 1.25 limitation); in each case for the group of ADP Participants and ACP Participants who are Highly Compensated Employees.

               (2) "Multiple Use Percentage" shall mean the sum of: (A) the Average Deferral Percentage, determined after application of Sections 7.2 and 7.3 of the Plan; and (B) the Average Contribution Percentage, determined after application of Sections 7.4 and 7.5, in each case of the group of ADP Participants and ACP Participants who are Highly Compensated Employees.

     7.7     Special Senior HCE Family Group Participant Rules.
For purposes of this Article, a Senior Highly Compensated Employee and each of his Family Members who are Participants of the Plan shall be aggregated and treated as a single Participant who is a Highly Compensated Employee (the "Senior HCE Family Group Participant"). With respect to overlapping family groups, if a Participant is required to be aggregated as a Family Member of more than one Senior HCE Family Group Participant, then all Participants who are Family Members of these Senior HCE Family Group Participants shall be treated as one Senior HCE Family Group Participant.

          (a) Single Individual Deferral and Contribution Percentages. The Individual Deferral Percentage and the Individual Contribution Percentage of the Senior HCE Family Group Participant shall be determined in the same manner as therein prescribed, except that the applicable Contributions of all persons of the Senior HCE Family Group Participant shall be aggregated and divided by the Family Group Compensation to reach one such Individual Deferral Percentage and one such Individual Contribution Percentage for the Senior HCE Family Group Participant.

          (b) Corrective Distributions. In the case of any required corrective distribution to the Senior HCE Family Group Participant, the distribution shall be made in proportion to respective contributions of the individual Participants of the Senior HCE Family Group Participant.

          (c) Senior HCE Related Definitions. For purposes of this Section, the following terms and phrases shall have the meanings as set forth below. These definitions shall be modified, if applicable and to the extent provided, by the special rules of
Section 7.8.

               (1) "Senior Highly Compensated Employee" shall mean a Highly Compensated Employee who is: (A) a five percent (5%) owner (as defined for purposes of the definition of Highly Compensated Employee); or (B) a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees (ranked on the basis of his Code Section 414(q) Compensation paid by the Employer or Affiliated Company), in either foregoing case during either a Plan Year or a Lookback Year.

               (2)     "Family Member"  shall mean the Spouse,
lineal ascendants and descendants of the Senior Highly Compensated Employee and the spouses of such lineal ascendants and descendants.

               (3) "Family Group Compensation" shall mean the aggregate Code Section 414(s) Compensation of all persons of the Senior HCE Family Group Participant, except that the Code Section 414(s) Compensation of the Senior Highly Compensated Employee and his Core Family Members who are Participants of the Plan shall be limited to $200,000 or, for Plan Years beginning on and after January 1, 1994, $150,000, or such greater or lesser amount as may be designated by the Secretary of the Treasury for the Plan Year.

               (4) "Core Family Member" shall mean the Spouse of the Senior Highly Compensated Employee and lineal descendants of the Senior Highly Compensated Employee who have not yet reached their 19th birthday by the end of the Plan Year.

     7.8 Special Rules. The provisions of this Article VII shall be subject to the following rules (as applicable):

          (a) Nondiscrimination Plan Aggregation. If the Plan satisfies the requirements of Sections 401(k), 401(a)(4) or 410(b) of the Code (other than the average benefit percentage test under Section 410(b)(2)(A)(ii) of the Code) only if aggregated with one or more other plans of an Employer or an Affiliated Company, or if one or more other such plans satisfy the requirements of Sections 401(k), 401(a)(4) or 410(b) of the Code (other than the average benefit percentage test under Section 410(b)(2)(A)(ii) of the Code) only if aggregated with the Plan, then the Average Deferral Percentages and the Average Contribution Percentages shall be calculated as if the Plan and all such plans were a single plan.
If the Plan is aggregated with one or more plans for purposes of Sections 401(k) or 401(m) of the Code, the aggregated plans must also satisfy Sections 401(a)(4) and 410(b) of the Code as though they were a single plan. For Plan Years beginning on and after January 1, 1990, plans may be aggregated in order to satisfy Sections 401(k) and 401(m) of the Code only if they have the same plan year.

          (b) HCE Multiple Plan Participation. If during any Plan Year a Participant who is a Highly Compensated Employee is also a Participant in any other plan or arrangement described in Sections 401(k) or 401(m) of the Code which is maintained by the Employer or an Affiliated Company, then, for purposes of determining the Individual Deferral Percentage and Individual Contribution Percentage of the Participant, the applicable contributions from such other plan shall be treated as made under the Plan for the Plan Year. If the Participant participates in two or more such plans or arrangements that have different Plan Years, all such plans and arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, plans that are not permitted to be aggregated under Treasury Regulation Section 1.401(k)- 1(b)(3)(ii)(B) or Section 1.401(m)-1(b)(3)(ii) (e.g., ESOPs) are
not aggregated for this purpose.

          (c) Separate Testing for Minimum Age and Service Participants. If for any Plan Year the Plan satisfies Section 410(b) of the Code pursuant to the application of Treasury Regulation Section 1.410(b)-6(b)(3) applicable to qualified retirement plans benefiting minimum age and service employees, the Plan shall treat the portion of the Plan benefiting minimum age and service employees as a separate plan from the remainder of the Plan for purposes of applying the ADP Test of Section 7.3, the ACP Test of Section 7.5 and the Multiple Use Test of Section 7.6, pursuant to the interpretive authority of IRS Announcement 93-105, 1993-27, IRB 8/16/93, Part V.

          (d) Contribution Deadline. For purposes of this Article, all Contributions considered under this Article must be made before the last day of the twelve month period immediately following the Plan Year to which the Contributions relate.

          (e) Considered Contributions. For purposes of identifying the Contributions considered for any calendar year for the Code Section 402(g) $7,000 limit of Sections 4.6(a) and 7.2, and for any Plan Year for ADP and ACP nondiscrimination testing under Sections 7.3 and 7.5, (1) the 401(k) Contributions and Thrift Contributions shall be considered allocated to the Participants' respective Accounts effective as of each pay day during the Plan Year, as the date within the Plan Year on which the Participant would have received the Contributions as compensation but for the Participant's election to defer or contribute to the Plan and (2) the Matching Contributions and Qualified Non-Elective Contributions shall be considered allocated to the Participants' Matching Accounts effective as of the last day of the Plan Year for which the Contributions are being made to the Plan.

          (f) Matching Contributions In ADP Test. NSS may elect to treat all or a portion of the Matching Contributions and/or Thrift Contributions made to the Plan as 401(k) Contributions for purposes of the ADP Test of Section 7.3, provided: (1) such Contributions when made are nonforfeitable and subject to the same distribution restrictions applicable to 401(k) Contributions (without regard to whether such Contributions are actually taken into account under the ADP Test); and (2) the ACP Test of Section 7.5 is met before the Matching Contributions and/or Thrift Contributions are used in the ADP Test and continues to be met following the exclusion of those Contributions are used in the ADP Test; and (3) the conditions prescribed in Treasury Regulations
Section 1.401(k)-1(b)(5), which are incorporated herein by reference, are satisfied.

          (g) 401(k) Contributions In ACP Test. NSS may elect to include all or a portion of 401(k) Contributions and/or Qualified Non-Elective Contributions (if any) for purposes of passing the ACP Test of Section 7.5, provided: (1) the ADP Test of
Section 7.3 is met before the 401(k) Contributions and/or Qualified Non-Elective Contributions are used in the ACP Test and continues to be met following the exclusion of those Contributions are used to meet the ACP Test; and (2) the applicable requirements of Treasury Regulation Section 1.401(m)-1(b)(5), which are incorporated by reference, are satisfied. The foregoing provision shall not be interpreted to permit such use of 401(k) Contributions in the ACP Test by the Chemed ESOP I or the Chemed ESOP II, except as permitted by applicable Treasury Regulations.

          (h) Alternative Income Determination. The Plan Administrator may, instead of the methodology of determining "Allocable Earnings" in this Article, use any reasonable method for computing the income allocable to the Contributions, provided that the method is: (1) nondiscriminatory and is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year; and (2) actually used by the Plan for allocating income to Accounts.

          (i) Charging Plan Accounts. The Participant's Attributable Excess Deferrals, Excess Contributions, Excess Matching Contributions and Excess Aggregate Contributions, and Subject Plan Year Earnings thereon, shall be charged against the Participant's applicable Accounts. However, the amounts of a Participant's Gap Period Earnings shall be charged against the Participant's applicable Accounts only to the extent such amounts have been previously credited to these Accounts; If the Participant's Gap Period Earnings have not yet been credited to the Participant's Accounts, the Participant's Gap Period Earnings shall be charged against the Plan's general earnings for the Plan Year which includes the Gap Period Earnings.

          (j) Records. The Employer shall maintain records sufficient to demonstrate satisfaction of the limitations and nondiscrimination tests under this Article and the amount of all Contributions used thereunder.

          (k) Treasury Regulations. The application of the tests under this Article shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury. For periods prior to the finalization of Treasury Regulations applicable hereunder, NSS shall be entitled to rely, in lieu of any provision under this Article, on any previous proposed or final such Treasury Regulations as may be permitted under such Treasury Regulations.


ARTICLE VIII--CODE SECTION 415
CONTRIBUTION LIMITATIONS


     8.1 Definitions. For the purpose of this Article, the following terms and phrases shall have the meanings as set forth therein:

          (a) "Annual Additions" for a Limitation Year means the sum of the 401(k) Contributions, Thrift Contributions, Employer

Contributions, Profit Sharing Contributions and forfeitures credited to a Participant's Accounts for the Limitation Year. For purposes hereof, the following rules shall apply:

               (1) The foregoing Contributions do not fail to be Annual Additions merely because they are Attributable Excess Deferrals, Excess Contributions or Excess Aggregate Contributions (as such terms are defined in Article VII) or merely because such Contributions may be corrected through distribution. However, Attributable Excess Deferrals that are distributed in accordance with Section 7.2(b) and Treasury Regulation Section 1.402(g)- 1(e)(2) and (3) are not Annual Additions.

               (2) Any Excess Amounts applied under Section 8.6 in the Limitation Year will be considered Annual Additions for the Limitation Year so applied.

               (3) Amounts allocated to an individual medical account, as defined in Section 415(l)(1) of the Code, which is part of a defined benefit plan maintained by the Employer, are treated as Annual Additions to a defined contribution plan.

               (4) Amounts derived from contributions which are attributable to post-retirement medical benefits (as described in Section 419A(d)(2) of the Code) allocated to the separate account of a Key Employee (as defined in Article IX) under a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by the Employer, are treated as Annual Additions to a defined contribution plan.

               (5) For purposes of applying the limitations of this Article, Annual Additions shall be allocated (or credited) to the Accounts of Participants within the Limitation Year at the time the Annual Additions are considered allocated pursuant to the respective and applicable provisions of Article IV concerning allocation of Plan contributions, and as otherwise consistent with Treasury Regulation Section 1.415-6(b)(7) which is incorporated herein by reference.

          (b)     "Code Section 415 Compensation"  means for any
Limitation Year, at the discretion of NSS, compensation from the Employer which meets any one of the following definitions:

               (1) "Traditional Code Section 415 Compensation" which shall mean the Participant's earned income, wages, salaries and fees for professional services and other amounts received for personal services actually rendered in the course of service with the Employers (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses) actually paid or includable in gross income for the Limitation Year, together with the special amounts of compensation described in Treasury Regulation Section 1.415-2(d)(2)(ii)-(vi), actually paid or made available during the Limitation Year, but excluding:
(A) employer contributions to a plan of deferred compensation which are not included in the Participant's gross income for the taxable year in which contributed or Employer contributions to a simplified employee pension plan to the extent those contributions are deductible by the Participant; (B) any distributions from a plan of deferred compensation (except as permitted by Treasury Regulation
Section 1.415-2(d)(3)(i)); (C) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; (D) amounts realized from the exercise of a nonqualified stock option or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; and (E) amounts which receive special tax benefits (such as premiums for group term life insurance that are not includable in the Participant's gross income) or contributions made by the Employer (whether or not under a salary reduction agreement) toward the purchase of an annuity contract described in Section 403(b) of the Internal Revenue Code (whether or not the contributions are excludable from the Participant's gross income).

               (2) "FIT Withholding Compensation" which shall mean the Participant's wages from the Employers within the meaning of Section 3401(a) of the Code, within the meaning of Treasury
Regulation Section 1.415-2(d)(11)(ii).

               (3) "Reported Form W-2 Compensation" which shall mean wages from the Employers within the meaning of Section 3401(a) of the Code and all other payments of compensation to the Participant by his Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Participant a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code, all within the meaning of Treasury Regulation
Section 1.415-2(d)(11)(i).

Notwithstanding the foregoing, the Code Section 415 Compensation for a Participant who is totally and permanently disabled (as defined for purposes of Section 415 of the Code) is the Code
Section 415 Compensation the Participant would have received for the Limitation Year if the Participant had been paid at the rate of Code Section 415 Compensation paid immediately before becoming totally and permanently disabled. This imputed Code Section 415 Compensation for the disabled Participant may be taken into account only if (i) the Participant is not a Highly Compensated Employee and (ii) Employer contributions made on behalf of the Participant are fully vested and nonforfeitable when made.

          (c)     "Company Contributions"  means the Employer
Contributions, Profit Sharing Contributions and the Qualified Non-Elective Contributions under Article VII.

          (d) "Defined Benefit Plan Fraction" means a fraction, with: (1) the numerator being the Participant's Projected

Annual Benefit (determined as of the close of the Limitation Year in question) under the defined benefit plans (whether or not terminated) maintained by the Employer; and (2) the denominator being the lesser of (A) 125% of the dollar limitation in effect under Sections 415(b)(1)(A) and 415(d) of the Code for the Limitation Year or (B) 140% of the Participant's Highest Average Code Section 415 Compensation, including any adjustments made under
Section 415(b) of the Code, for such Limitation Year.

Notwithstanding the foregoing, if the Participant participated, as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, then the denominator of the Fraction will not be less than the product of
1.25 multiplied by the sum of the Projected Annual Benefit the Participant accrued as of the end of the last Limitation Year of the plans beginning before January 1, 1987, disregarding any changes in the terms or conditions of the plans after May 5, 1986. The preceding sentence applies only if each defined benefit plan, and all defined benefit plans in the aggregate, satisfied the requirements of Section 415 of the Code as of the last day of the Limitation Year of each defined benefit plan that began in 1982.

          (e) "Defined Contribution Plan Fraction" means a fraction, with: (1) the numerator being the sum of the Annual Additions to the Participant's accounts in all defined contribution plans (whether or not terminated) maintained by the Employer for the Limitation Year in question and for all prior Limitation Years, including the Annual Additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans (whether or not terminated) maintained by the Employer, and Annual Additions attributable to all welfare benefit funds, as defined in
Section 419(e) of the Code, and individual medical accounts, as defined in Section 415(1)(2) of the Code, maintained by the Employer; and (2) the denominator being the sum of the lesser of the following amounts determined for the Limitation Year in question and for each prior Year of Service with the Employer (regardless of whether the Employer maintained a defined contribution plan): (A) 125% of the dollar limitation in effect under Section 415(c)(1)(A) of the Code for the Limitation Year; or
(B) 140% of the Participant's Code Section 415 Compensation for the Limitation Year. The determination of a Participant's Defined Contribution Fraction shall also be subject to the following rules:

               (1) If the Participant participated as of the end of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this Fraction will be adjusted if the sum of this Fraction and the Defined Benefit Plan Fraction would otherwise exceed 1.0. An amount equal to the product of (i) the excess of the sum of those Fractions over 1.0, multiplied by (ii) the denominator of this Fraction, will be permanently subtracted from the numerator of this Fraction. This adjustment shall be calculated by using the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plans made after May 5, 1986, but using the
Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

               (2) For the purpose of determining the Defined Contribution Plan Fraction for any Limitation Year ending after December 31, 1982, the Plan Administrator may elect, under Section 415 of the Code, that the denominator for each Participant for all Limitation Years ending before January 1, 1983 shall be equal to the product of: (A) the Defined Contribution Plan Fraction denominator which would apply for the last Limitation Year ending in 1982 if an election hereunder were not made: multiplied by (B) a fraction, with (i) the numerator being the lesser of (I) $51,875 or (II) 1.04 times 25% of the Participant's Code Section 415 Compensation for the Limitation Year ending in 1981 and (ii) the denominator being the lesser of (I) $41,500 or (II) 25% of the Participant's Code Section 415 Compensation for the Limitation Year ending in 1981. This election applies only if the plan administrators of all defined contribution plans maintained by the Employer also elect to use this modified Defined Contribution Plan Fraction.

               (3)     If the Plan satisfied the applicable
requirements of Section 415 of the Code for all Limitation Years beginning before January 1, 1987, an amount shall be subtracted from the numerator of the Defined Contribution Plan Fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the Defined Benefit Plan Fraction and Defined Contribution Plan Fraction does not exceed 1.0 for such Limitation Year.

          (f) "Employer" means: (1) the Employers; (2) any Affiliated Company; and (3) any other entity which would become an Affiliated Company if, for purposes of applying Sections 414(b) and 414(c) of the Code, the phrase "more than 50 percent" is substituted for the phrase "at least 80%" each place it appears in
Section 1563(a)(1) of the Code (applicable to parent subsidiary controlled groups).

          (g) "Excess Amounts" means the excess of the Participant's Annual Additions for the Limitation Year over the
Participant's Maximum Permissible Amount.

          (h) "Highest Average Code Section 415 Compensation" means the average Code Section 415 Compensation for the three consecutive Years of Service with the Employer that produces the highest average. For this purpose, a Year of Service with the Employer is the 12-consecutive-month period used to measure Code
Section 415 Compensation designated in the Plan.

          (i) "Limitation Year" means the Plan Year. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is changed, the new Limitation Year must begin on a date within the Limitation Year in which the change is made.

          (j) "Maximum Permissible Amount" means the lesser of: (1) $30,000 (or, if greater, 1/4 of the defined benefit dollar limitation set forth in Section 415(b)(1)(A) of the Code in effect for the Limitation Year); or (2) 25% of the Participant's Code
Section 415 Compensation for the Limitation Year. The determination of a Participant's Maximum Permissible Amount shall be subject to the following provisions (as applicable):

               (1) If a short Limitation Year is created because of a change in the Limitation Year, the Maximum Permissible Amount will not exceed the $30,000 dollar amount set forth in clause (1) above multiplied by a fraction, with: (A) the numerator being the number of months in the short Limitation Year; and (B) the denominator being 12.

               (2) In computing the Maximum Permissible Amount for a Participant, the Code Section 415 Compensation limitation of clause (2) above shall not apply to: (A) any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an Annual Addition; or (B) any amount representing a contribution to an individual medical benefit account which is otherwise treated as an Annual Addition under Section 415(l)(1) of the Code.

          (k) "Net Gain And Net Loss" means the increases and decreases respectively in the value of the Accounts and each Investment Fund between Valuation Dates, as defined in Article VI and as otherwise provided in regulations prescribed by the Secretary of the Treasury.

          (l) "Permitted Excess Amount Reason" means that the Excess Amount is attributable to: (1) the allocation of forfeitures; (2) a reasonable error in estimating a Participant's Compensation or his Code Section 415 Compensation; (3) a reasonable error in determining the amount of Participant's 401(k) Contributions or other elective deferrals (within the meaning of Section 402(g)(3) of the Code) that may be made with respect to any Participant under the Code Section 415 limits of this Article VIII; or (4) under other limited facts and circumstances which the Secretary of the Treasury finds justify the availability of the rules set forth in this Article VIII with respect to Excess Amounts attributable to a Permitted Excess Amount Reason.

          (m) "Projected Annual Benefit" means the annual retirement benefit (adjusted to an actuarial equivalent straight life annuity if the benefit is expressed in a form other than a straight life annuity or a qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the defined benefit plan (whether or not terminated) on the assumptions that he continues his service until his normal retirement date under the plan (or current age, if later), and that his aggregate compensation continues at the same rate as is in effect for the current Limitation Year and all other relevant factors used to determine benefits under the defined benefit plan remain constant for all future Limitation Years.

          (n) "Qualified Benefit Plan" means a qualified retirement plan under Section 401(a) of the Code, a welfare benefit fund as defined under Section 419(e) of the Code or an individual medical account as defined in Section 415(e)(2) of the Code which provided an Annual Addition.

     8.2     Limitation If a Participant Does Not Participate in
Any Other Plan.

          (a) Limitation. If a Participant does not participate in, and has never participated in, another Qualified Benefit Plan maintained by the Employer, the amount of the Annual Additions which may be allocated to the Participant's Accounts for any Limitation Year shall not exceed the Maximum Permissible Amount or any other limitation contained in the Plan. If the Plan contributions that would otherwise be credited or allocated to the Participant's Accounts would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, then, in an uniform and nondiscriminatory manner and consistent with Section 4.6(c), the amount contributed or allocated shall be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

          (b) Correction of Excess Amounts. Otherwise, if there is an Excess Amount, and such Excess Amount exists as a result of a Permitted Excess Amount Reason, the Excess Amount shall be disposed in the manner prescribed in Section 8.6 of the Plan.

     8.3     Limitation If a Participant Participates in Another
Defined Contribution Plan.

          (a) Limitation. This Section shall apply if, in addition to the Plan, the Participant participates during any Limitation Year in another Qualified Benefit Plan which is a defined contribution plan maintained by the Employer. The Annual Additions which may be allocated to a Participant's Account under this Plan for any such Limitation Year shall not exceed the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under the Plan are less than the Maximum Permissible Amount and the Plan contributions that would otherwise be allocated to the Participant's accounts in any such other Qualified Benefit Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, then the amount contributed or allocated under such other Plan shall be reduced so that the Annual Additions under all the Plans for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under the Plan are equal to or greater than the Maximum Permissible Amount, no amount will be allocated to the Participant's accounts in such other Qualified Benefit Plan for the Limitation Year.

          (b) Order of Time for Excess Annual Additions. If a Participant's Annual Addition under the Plan and such other Qualified Benefit Plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a Qualified Benefit Plan which is a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

          (c) Allocation of Excess Annual Additions Among Plans. If an Excess Amount was allocated to a Participant's Accounts on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to the Plan will be the product of: (1) the total Excess Amounts allocated as of that date; multiplied by (2) the ratio of (A) the Annual Additions allocated to the Participant's Accounts for the Limitation Year as of that date under the Plan, to (B) the total Annual Additions allocated to the Participant's Accounts or the Limitation Year as of that date under this and all the other qualified defined contribution plans.

          (d) Correction of Excess Amounts. Otherwise, if there is an Excess Amount which is attributable to the Plan, and such Excess Amount is the result of a Permitted Excess Amount
Reason, the Excess Amount shall be disposed in the manner prescribed in Section 8.6 of the Plan.

     8.4 Limitation if the Participant Participates in a Defined Benefit Plan.

          (a) Limitation. If a Participant also participates in any Qualified Benefit Plan which is a defined benefit plan maintained by the Employer, then the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction for any Limitation Year shall not exceed 1.0. If the sum of Plan contributions that would otherwise be credited to the Participant's Accounts would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, then, in an uniform and nondiscriminatory manner and consistent with Section 4.6(c), the amount contributed or allocated will be reduced so that the Annual Addition for the Limitation Year will equal the Maximum Permissible Amount.

          (b) Correction of Excess Amounts. Otherwise, if there is an Excess Amount, and such Excess Amount exists as a result of a Permitted Excess Amount Reason, the Excess Amount shall be disposed in the manner prescribed in Section 8.6 of the Plan.

          (c) Combined DB/DC 1.0 Limitation. If in any Limitation Year, after application of paragraphs (1) and (2) above, the sum of a Participant's Defined Contribution Plan Fraction and Defined Benefit Plan Fraction would exceed 1.0, then the Participant's 401(k) Contributions and Thrift Contributions shall be returned pursuant to Section 8.6 so that the sum of the Participant's Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction will not exceed 1.0. If the sum of the Participant's Defined Contribution Plan Fraction and Defined Benefit Plan Fraction exceed 1.0 after the return described in the preceding sentence, then the rate of accrual of benefits under the defined benefit plan will be reduced so that the sum of the Participant's Defined Contribution Plan Fraction and Defined Benefit Plan Fraction will not exceed 1.0.

     8.5 Required Aggregation of Plans. Consistent with Sections 8.2, 8.3 and 8.4, for purposes of applying the limitations of this Article, and except as otherwise provided in Treasury Regulations Section 1.415-8(d)(2) and Section 1.415-7(h)(2) (relating to Code Section 403(b) annuity contracts), all defined benefit plans (whether or nor terminated) of an Employer are to be treated as one defined benefit plan and all defined contribution plans (whether or not terminated) of an Employer are to be treated as one defined contribution plan. For purposes hereof and wherever used in this Article VIII, the term "defined contribution plan" or "defined benefit plan" means a defined contribution plan (within the meaning of Section 414(i) of the Code) or a defined benefit plan (within the meaning of Section 414(j) of the Code, whichever applies, which is (a) a plan described in section 401(a) which includes a trust which is exempt from tax under Section 501(a) of the Code, (b) an annuity plan described in Section 403(a) of the Code, (c) an annuity contract described in Section 403(b) of the Code, (d) an individual retirement account described in Section 408(a) of the Code, (e) an individual retirement annuity described in Section 408(b) of the Code or (f) a simplified employee pension described in Section 408(k) of the Code.

     8.6 Disposition of Excess Amounts. If there is an Excess Amount, it shall be disposed of in this manner:

          (a) Reallocate Employer Contributions. The Excess Amount that consists of Employer Contributions shall be held unallocated in a suspense account until the next calendar month in which Employer Contributions could be allocated among Participants' Employer Contribution Accounts. The Plan Administrator in its sole discretion may then treat the excess according to either one of the following provisions:

               (1) The Excess Amount attributable to the affected Participant will be used to reduce Employer Contributions allocated to his Employer Contribution Account for that month (and succeeding months, as is necessary). If the Participant is not eligible to receive an allocation of Employer Contributions as of the last day of the month in which the excess occurs, then the excess will be allocated as of the last day of the month among the Employer Contribution Accounts of all of the remaining Participants who are otherwise eligible to receive an allocation of Employer Contributions. The excess shall reduce Employer Contributions on behalf of all of those remaining Participants for that month (and succeeding months, if necessary).

               (2) The Excess Amount attributable to the affected Participant will be allocated as of the last day of the month among the Employer Contribution Accounts of all of the remaining Participants who are otherwise eligible to receive an allocation of Employer Contributions. The excess shall reduce Employer Contributions on behalf of all of those remaining Participants for that month (and succeeding months, if necessary).

In the event of termination of the Plan, the suspense account shall revert to the Employer to the extent it cannot be allocated among the Employer Contribution Accounts of eligible Participants under
Section 415 of the Internal Revenue Code. If such a suspense account exists at any time during the Limitation Year, it will not participate in the allocation of Net Gains and Net Losses.

At the election of NSS, the provisions of this subsection (a) may be applied first to Profit Sharing Contributions and then to Employer Contributions, or in the reverse order.

          (b) Return Supplemental Employee Contributions to Thrift Contribution Account. If, after reallocating Employer Contributions, an Excess Amount still exists, any Supplemental Employee Contributions made by the Participant to his Thrift Contribution Account that cause the Excess Amount shall be returned to the Participant.

          (c) Return Supplemental Employee Contributions to 401(k) Contribution Account. If, after returning the Supplemental Employee Contributions to a Thrift Contribution Account, an Excess Amount still exists, the Excess Amount consisting of Supplemental Employee Contributions to the 401(k) Contribution Account shall be returned to the Participant.

          (d) Return Basic Employee Contributions to Thrift Contribution Account. If, after returning the Supplemental Employee Contributions to a 401(k) Contribution Account, an Excess Amount still exists, the Excess Amount consisting of Basic Employee Contributions to a Thrift Contribution Account necessary to eliminate the Excess Amount shall be returned to the Participant.

          (e)     Return Basic Employee Contributions to 401(k)
Contribution Account.  If, after returning the Basic Employee

Contributions to a Thrift Contribution Account, an Excess Amount still exists, the Excess Amount consisting of Basic Employee Contributions to a 401(k) Contribution Account necessary to eliminate the Excess Amount shall be returned to the Participant.

     8.7 Limitation on Subsequent Employer Contributions. Notwithstanding any other provision of this Article, if a suspense account was in existence on the first day of a Limitation Year as a result of the application of this Article, all amounts in the suspense account must be allocated among the Accounts of Participants in the manner prescribed in this Article before any Employer Contributions, 401(k) Contributions or Thrift Contributions which would constitute Annual Additions may be made for that Limitation Year.



ARTICLE IX--CODE SECTION 416
TOP-HEAVY PROVISIONS


     9.1 Definitions. For the purpose of this Article, the following terms and phrases shall have the meanings as set forth therein:

          (a) "Aggregate Compensation" means Code Section 415 Compensation as defined in Article VIII.

          (b) "Collective Bargaining Agreement" means an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more Employer if there is evidence that retirement benefits were the subject of good faith bargaining between the employee representatives and the Employer.

          (c)     "Determination Date"  means: (1) for any Plan
Year after the first Plan Year of the Plan, the last day of the preceding Plan Year; and (2) for the first Plan Year of the Plan, the last day of that Plan Year.

          (d)     "Employer"  means the Employer and each
Affiliated Company.

          (e) "Employer Contributions" means the sum of the 401(k) Contributions, Employer Contributions, Profit Sharing
Contributions and Company Qualified Non-Elective Contributions.

          (f) "Key Employee" means any Employee or former Employee (and his Beneficiaries) who at any time during the Plan Year which contains the Determination Date and any of the four preceding Plan Years is or was: (1) an officer of the Employer having annual Aggregate Compensation greater than 50% of the defined benefit dollar limitation in effect for the Plan Year under

Section 415(b)(l)(A) of the Code; (2) one of the ten Employees having annual Aggregate Compensation greater than the dollar limitation in effect under Section 415(c)(1)(A) of the Code owning (or considered as owning under Section 318 of Code) the largest interests in the Employer; (3) a five percent owner of the Employer; or (4) a one percent owner of the Employer having an annual Aggregate Compensation of more than $150,000. The determination of who is a Key Employee shall be made in accordance with Section 416(i)(1) of the Internal Revenue Code and the regulations thereunder. For the purposes of computing an individual's ownership interest in the Employer under paragraphs
(2), (3) and (4), the aggregation rules of Sections 414(b), (c) and
(m) of the Internal Revenue Code shall be disregarded.

          (g) "Permissive Aggregation Group" means a group of plans which includes: (1) all plans in the Required Aggregation Group; and (2) any other plan or plans maintained by the Employer which the Employer elects to aggregate and which, when considered with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Internal Revenue Code.

          (h) "Required Aggregation Group" means a group of plans which includes: (1) each plan of the Employer which is qualified under Section 401(a) of the Code and in which at least one Key Employee participates (including any plan terminated during the five-year period ending on the Determination Date); and (2) any other qualified plan of the Employer which enables a plan described in paragraph (1) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

          (i) "Super Top-Heavy Plan" means the plan for any Plan Year that it is described in Section 9.2(b).

          (j)     "Top-Heavy Plan"  means the plan for any Plan
Year that is described in Section 9.2(a).

          (k) "Top-Heavy Ratio" means a fraction, with: (1) the numerator being the sum of (A) the account balances under the Plan and any aggregated defined contribution plans (including any simplified employee pension plan) of all Key Employees and (B) the present value of accrued benefits under the aggregated defined benefit plans for all Key Employees; and (2) the denominator being the sum of (A) the account balances under the defined contribution plans for all Participants and (B) the present value of accrued benefits under the defined benefit plans for all Participants. The determination of the Plan's Top-Heavy Ratio shall be subject to the following rules:

               (1) Both the numerator and the denominator of the Top-Heavy Ratio shall be adjusted for any distribution of any account balance or any accrued benefit made in the five-year period ending on the Determination Date, including distributions under a terminated plan which, if it had not been terminated, would have been in the Required Aggregation Group.

               (2) The value of the account balances and, except as provided in Section 416 of the Code for the first and second years of a defined benefit plan, the present value of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date.

               (3) The account balances and accrued benefits of an individual who is not a Key Employee but who was a Key Employee in a prior Plan Year shall be disregarded.

               (4) The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account, will be made in accordance with Section 416 of the Code and regulations thereunder.

               (5)     Qualified Voluntary Employee Contributions
(as defined in Section 219(e) of the Code) will not be taken into account for purposes of computing the Top-Heavy Ratio.

               (6) When aggregating plans, the value of the account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

               (7) The present value of accrued benefits shall be computed as if the employee voluntarily terminated service as of the Valuation Date. The present value shall be computed using the interest and post-retirement mortality assumptions last used by the actuary of the defined benefit plan to determine whether the defined benefit plan was a Top-Heavy Plan. Assumptions as to future withdrawal or future salary increases may not be used. Except in the case where the defined benefit plan provides for a non-proportional subsidy, the present value shall reflect a benefit payable commencing at normal retirement age (or attained age, if later). Where the plan provides for a non-proportional subsidy, the benefit shall be assumed to commence at the age at which the benefit is most valuable. If two or more defined benefit plans are included in the Required Aggregation Group or Permissive Aggregation Group, all such plans shall use the same actuarial assumptions to determine present value.

               (8) The account balances and accrued benefits of any individual who has not performed any services for any employer maintaining the plan at any time during the 5-year period ending on the Determination Date shall be disregarded.

               (9) If the Employer or an Affiliated Company maintains, in addition to this Plan, a defined benefit plan or target benefit plan in which one or more Key Employees participate, or any other plan on which such a defined or target benefit plan depends to meet coverage and nondiscrimination requirements, then the accrued benefit of any Employee other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by an Employer or Affiliated Company, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(l)(C) of the Code.

          (l)     "Valuation Date"  means the last day of the Plan
Year.

     9.2     Top-Heavy and Super Top-Heavy Status.  For any Plan
Year, the Plan will be a Top Heavy Plan or a Super Top Heavy Plan determined as follows:

          (a) Top-Heavy Plan. For any Plan Year the Plan will be a "Top-Heavy Plan" if any of the following conditions exist: (1) the Plan is not part of a Required Aggregation Group or Permissive Aggregation Group and the Top-Heavy Ratio for the Plan exceeds 60%;
(2) the Plan is part of a Required Aggregation Group but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group exceeds 60%; or (3) the Plan is part of a Required Aggregation Group and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

          (b) Super Top-Heavy Plan. For any Plan Year the Plan will be a "Super Top-Heavy Plan" if any of the following conditions exist: (1) the Plan is not part of a Required Aggregation Group or Permissive Aggregation Group and the Top-Heavy Ratio for the Plan exceeds 90%; (2) the Plan is part of a Required Aggregation Group but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group exceeds 90%; or (3) the Plan is part of a Required Aggregation Group and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 90%.

     9.3 Minimum Contribution. The Employer Contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of: (i) three percent (3%) of the Participant's Aggregate Compensation; or (ii) in the case where the Employer has no defined benefit plan which designates the Plan to satisfy Section 401 of the Code, the largest percentage of Employer Contributions and forfeitures, as a percentage of the Key Employee's Code Section 415 Compensation (as defined in Article VIII), allocated on behalf of any Key Employee for that Plan Year. This minimum allocation shall be determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a smaller allocation, in the

Plan Year because of the Participant's failure to: (i) complete any service; (ii) make any mandatory contributions, or 401(k)
Contributions or Thrift Contributions, to the Plan; or (iii) earn sufficient compensation otherwise required to receive an allocation.

          (a) Offset Other Contributions. If the Employer Contributions and allocations otherwise provided by the Plan (other than (i) 401(k) Contributions and (ii) Matching Contributions used for purposes of the Code Section 401(m) ACP Test under Article VII) are at least equal to the minimum allocation required under the foregoing provisions of this Section 9.3, then no additional minimum allocation will be made for Participants otherwise described in this Section 9.3 in this Plan or in any other defined contribution plan maintained by the Employer in which they participate. If such Employer Contributions and allocations otherwise provided by the Plan are less than the minimum required allocation, then: (i) the minimum required allocation will be made in the Plan for Participants who do not participate in any other defined contribution plan maintained by the Employer; and (ii) for Participants who also participate in any other defined contribution plan maintained by the Employer, the aggregate Employer Contributions and allocations otherwise provided by the Plan and the other defined contribution plans will be increased so that they are equal in the aggregate to the minimum required allocation under this Section 9.3.

          (b) Defined Benefit Plan Participation. If a Participant who is otherwise entitled to a minimum required allocation under this Section 9.3 also participates in a defined benefit plan maintained by the Employer that is a Top-Heavy Plan during that Plan Year, then the minimum benefits and minimum allocations that would otherwise be required in each Plan will not be duplicated. The minimum required allocation will not be required if the defined benefit plan provides an annual benefit for the Participant in the form of (or the actuarial equivalent of) a single life annuity equal to the lesser of: (1) the product of (A) two percent of the Participant's average compensation for the five consecutive years in which the Participant had the highest Aggregate Compensation and (B) his Years of Service during which the plan was a Top-Heavy Plan; or (2) 20% of that average compensation.

          (c) Additional Rules. This Section 9.3 shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year. This Section 9.3 shall not apply to any Employee included in a unit of employees covered by a Collective Bargaining Agreement.

     9.4 Minimum Vesting. If the Plan becomes a Top-Heavy Plan or a Super Top-Heavy Plan, the following minimum vesting schedule shall automatically apply to the Plan:

        Years of Service                         Percentage

            Less than 2                             0%
            2 years                                20%
            3 Years                                40%
            4 Years                                60%
            5 Years                                80%
            6 Years                               100%

The minimum vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code, including benefits accrued before the effective date of Section 416 of the Code and benefits accrued before the Plan became a Top-Heavy Plan. No reduction in vested benefits may occur in the event the Plan ceases to be a Top-Heavy Plan for any Year. This Section 9.4 shall not apply to: (i) the Account balances of any Employee who does not have an Hour of Service after the Plan initially becomes a Top-Heavy Plan; this Employee's vested portion of his Account will be determined without regard to this Section 9.4; or (ii) an Employee who is included in a unit of employees covered by a Collective Bargaining Agreement.

     9.5     Modification of Code Section 415 Limits.  If Section
8.4 applies for any Plan Year (concerning a Participant's participation in a defined benefit plan) for which the Plan is a Top-Heavy Plan or Super Top-Heavy Plan, then the limitations on contributions and benefits described in Article VIII shall be modified as follows: (a) The definitions of Defined Contribution Plan Fraction and Defined Benefit Plan Fraction in Article VIII are changed by substituting "100%" for "125%"; and (b) The definition of the numerator of the Defined Contribution Fraction set forth in
Article VIII is changed by substituting "$41,500" for "$51,875". Notwithstanding the foregoing, if, but for this sentence, the foregoing provisions would begin to apply, the application of the foregoing provisions of this Section will be suspended with respect to any Participant so long as there are no: (i) Plan contributions or forfeitures allocated to the Participant's Accounts; or (ii) accruals for the Participant under the defined benefit plan.


ARTICLE X -- LOANS AND WITHDRAWALS


     10.1 Withdrawals from Thrift Contribution Accounts. A Participant or Inactive Participant may apply to the Plan Administrator for a withdrawal of amounts from his Thrift Contribution Account. In that event, the Plan Administrator shall direct the Trustee to make the payment requested within 60 days of the Plan Administrator's receipt of the withdrawal request. For purposes of Plan administration only, but not necessarily for determining a Participant's taxable income resulting from Plan withdrawals, withdrawals from a Thrift Contribution Account shall be made in the following manner:

          (a)     First, all or any part of a Participant's
Supplemental Employee Contributions credited to his Thrift
Contribution Account shall be withdrawn;

          (b)     After withdrawing all of his Supplemental
Employee Contributions credited to his Thrift Contribution Account, all or any part of the earnings attributable to his Supplemental
Employee Contributions to his Thrift Contribution Account shall be withdrawn;

          (c)     After withdrawing all Supplemental Employee
Contributions and earnings thereon credited to his Thrift
Contribution Account, a Participant may withdraw all or any part of his Basic Employee Contributions credited to his Thrift
Contribution Account; and

          (d)     After withdrawing all Basic Employee
Contributions credited to his Thrift Contribution Account, a Participant may withdraw all or any part of the earnings on his Basic Employee Contributions to his Thrift Contribution Account.

     10.2     Withdrawals from 401(k) Contribution Accounts and
Employer Contribution Accounts.

          (a)     Withdrawals.  A Participant or Inactive
Participant who has first withdrawn the entire value of his Thrift Contribution Account may apply to the Plan Administrator for these additional withdrawals:

               (1)     First, all or any portion of the fully
vested Employer Contributions credited to his Employer Contribution
Account; and

               (2) After withdrawing the entire value of his vested Employer Contribution Account, then all or any portion of his 401(k) Contribution Account.

          (b)     Determination Date.  The amount that a
Participant may withdraw will be determined as of the Valuation
Date following the date the Plan Administrator receives the Participant's application.

          (c)     Limitation on Withdrawals from 401(k)
Contribution Account.

               (1)     General Rule.  A Participant or Inactive
Participant may not receive distributions from his 401(k)
Contribution Account prior to attaining Age 59-1/2 unless the distribution is attributable to the Participant's hardship which meets the requirements of subsection (d) below.

               (2)     Approval by the Plan Administrator.  A
Participant or Inactive Participant must apply for distributions from his 401(k) Contribution Account at the times and in the manner the Plan Administrator prescribes.

          (d)     Hardship Withdrawals from 401(k) Contribution
Account.

               (1) In General. A Participant who requests a distribution as a result of hardship must include with his application the reasons for his request, and the Financial Hardship (from paragraph (3) below). The Participant must demonstrate to the satisfaction of the Plan Administrator that the withdrawal is necessary to alleviate a Financial Hardship incurred by the Participant. The Participant must have obtained all otherwise available withdrawals or distributions from the Plan, must have no monies available in his Thrift Contribution Account and have obtained all non-taxable loans (as determined by the Plan Administrator) currently available under all plans maintained by the Employer.

               (2) Participant Contribution Suspension. If the Plan Administrator grants the Participant's hardship withdrawal, then: (A) the Participant's authorization of Employee Contributions automatically shall be suspended for 12 months following the date of the receipt of the hardship withdrawal, as so provided in
Section 4.6(e), together with all elective contributions and employee contributions under all qualified and non-qualified plans of deferred compensation maintained by the Employer; and (2) the Participant's Code Section 402(g) $7,000 limit for the calendar year following the hardship withdrawal shall be reduced by the amount of his 401(k) Contributions authorized for the calendar year of the hardship withdrawal, as so provided in Section 4.6(e).

               (3) Financial Hardship. The term "Financial Hardship" shall mean an immediate and heavy financial need of a Participant. A financial need will not fail to qualify merely because it was reasonably foreseeable or voluntarily incurred. A distribution is deemed to be on account of an immediate and heavy financial need of the Participant if the distribution is for any of the following reasons:

                    (A) Deductible Medical Care. Expenses for medical care described in Section 213(d) of the Code previously incurred by the Participant, the Participant's Spouse or any dependent (as defined in Section 152 of the Code) of the Participant or necessary for these persons to obtain medical care described in Section 213(d) of the Code.

                    (B)      Principal Residence.  Costs directly
related to the purchase of a principal residence for the Participant (excluding mortgage payments).

                    (C) College Education. Payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his Spouse, children or dependents (as defined in Section 152 of the Code).

                    (D)      Eviction/Foreclosure.  Payments
necessary to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage on that residence.

                    (E)      IRS Authorized.  Any other deemed
immediate and heavy financial need promulgated by the Secretary of the Treasury pursuant to the authority granted by Treasury
Regulation Section 1.401(k)-1(d)(2).

               (4)     Maximum Distributable Amount.  The
Participant's hardship withdrawal shall in any event not exceed either of the following maximum amounts:

                    (A) Financial Hardship Itself. The amount of the Financial Hardship itself, as increased to include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal.

                    (B)     Earnings Withdrawal Limitation.  The
sum (less prior withdrawals) of: (A) the total of his 401(k) Contribution Account determined as of December 31, 1988 (inclusive of earnings); and (B) the exact amount of the Participant's cumulative 401(k) Contributions made to the Plan on or after January 1, 1989 (exclusive of earnings thereon); with the result that no earnings on 401(k) Contributions made after December 31, 1988 may be withdrawn.

     10.3     Effects of Withdrawals.

          (a) Forfeiture on Withdrawals. Upon any withdrawal of Basic Employee Contributions by a Participant whose vested interest in his Accounts is less than 50%, the Participant shall forfeit a percentage of the unvested Employer Contributions credited to his Employer Contribution Account equal to the percentage of his Basic Employee Contributions so withdrawn. The determination of a Participant's vested interest shall be made separately with respect to each Plan Year.

          (b)     Allocation of Forfeitures from Withdrawals.
Amounts forfeited under Section 10.3(a) shall be allocated in accordance with Section 11.9(e).

          (c)     Reinstatement of Forfeitures from Withdrawals.
In the event that a Participant forfeits a percentage of the unvested Employer Contributions credited to his Employer Contribution Account under Section 10.3(a), he may reinstate the value of the Employer Contributions that were forfeited by repaying in cash the total dollar value of the actual distribution that resulted in the forfeiture (i.e., Basic Employee Contributions and earnings thereon) previously made to him not later than the earlier to occur of (i) the end of the five-year period beginning on the date of withdrawal, or (ii) the last day of the Plan Year in which he first completes five consecutive One Year Breaks in Service. A Participant shall not be permitted to repay Supplemental Employee Contributions or earnings thereon which were withdrawn. The entire amount repaid will be deemed to be Employee Contributions and will be credited to the Participant's Thrift Contribution Account and may not be designated a 401(k) Contribution. In the event of such a repayment, the Participant's Accounts shall be credited as of the Valuation Date coincident with or next following the date of repayment with all amounts previously distributed to him attributable to his Basic Employee Contributions (to the extent withdrawn and repaid) plus all amounts attributable to Employer Contributions made on his behalf prior to such withdrawal. Repayments shall be credited in reverse order with the most recent withdrawal being the first repaid. The amount of forfeitures required to be reinstated pursuant to this Section 10.3 shall be obtained first from forfeitures of other Participants or former Participants under Sections 10.3(b) and 11.9 and, if the amount of these forfeitures is insufficient, then from additional Employer Contributions. However, a Participant may make such repayments only if he is a Participant at the time of any repayment.

     10.4     Withdrawals after Normal Retirement Date.
Notwithstanding the provisions of Section 10.3, after a Participant's Normal Retirement Date, he may make a withdrawal pursuant to Sections 10.1 and 10.2 without incurring any of the penalties set forth in said Sections.

     10.5 Payment of Withdrawals. Amounts withdrawn from a Participant's Thrift Contribution Account and 401(k) Contribution Account shall be paid in cash or, if the Participant so elects in writing, in cash and whole shares of NSS Stock, within 60 days of Valuation Date following receipt of a Participant's withdrawal request. Amounts withdrawn from a Participant's Employer Contribution Account shall be distributed in whole shares of NSS Stock valued as of the applicable Valuation Date with fractional shares to be valued as of the same Valuation Date and paid in cash; provided, however, that if the number of shares of NSS Stock to be distributed is 100 shares or less, then the value of the shares to be distributed determined as of the same Valuation Date will be paid in cash in a single payment. Effective January 1, 1993, a Participant shall, to the extent provided in applicable Treasury Regulations, have the right to receive his withdrawal in the form of direct rollover, as provided in Section 14.5.

     10.6     No Withdrawals From Profit Sharing Contribution
Accounts. Withdrawals shall not be permitted from a Participant's Profit Sharing Contribution Account, except for withdrawals made on or after a Participant's Normal Retirement Date.

     10.7 Loans - General Rules. If the Plan Administrator permits Participant loans, the provisions of this Section shall apply. A Participant may on an application furnished by and filed with the Plan Administrator apply for a loan from his 401(k) Contribution Account and his Thrift Contribution Account attributable to Basic and Supplemental Employee Contributions upon the following terms and conditions:

          (a) Only one loan from the Plan may be outstanding at any one time. A Participant may not use the proceeds of one loan from the Plan to pay off another loan from the Plan.

          (b) The minimum amount that may be borrowed is $1,000.00.

          (c) The maximum amount that may be borrowed is the lesser of:

               (i)     $50,000, reduced by the excess (if any) of
(I) the highest outstanding balance of loans from the Plan during the 1-year period ending on the day before the date on which such loan was made, over (II) the outstanding balance of loans from the Plan on the date on which such loan was made; or

               (ii) The sum of (I) one-half (1/2) of the Participant's Thrift Contribution Account invested in the General Funds (not to exceed Supplemental Employee Contributions to his Thrift Contribution Account, together with earnings thereon) plus
(II) one-half (1/2) of the Participant's 401(k) Contribution Account invested in the General Funds.

          (d)     The loan shall be for a period not to exceed four
(4) years.

          (e) The interest rate to be charged on the unpaid balance of the loan shall be the interest rate(s) charged by persons in the business of lending money for loans which would be made under similar circumstances, within the meaning of DOL Reg.
Section 2550.408b-1(e).

          (f) The principal amount of the loan shall be (i) deducted first from the Participant's Thrift Contribution Account and then, to the extent necessary, from his 401(k) Contribution Account and (ii) credited to a special loan account established for the Participant. The loan shall be taken proportionately from the Accounts from which the loan was made. Unpaid interest on the outstanding principal amount of the loan shall be added to the loan account, and the loan account (i) shall not share in the Net Gain or Net Loss of any Investment Fund and (ii) shall be debited with repayments of principal and payments of interest. Repayments of principal and payments of interest shall be credited first to a Participant's 401(k) Contribution Account and then to his Thrift Contribution Account and shall thereafter share in the Net Gain and Net Loss of the General Fund(s) from which the loan was made.

          (g) The loan will be secured by a pledge of his Accounts and evidenced by a promissory note and security agreement executed by the Participant.

          (h) If the Participant is married at the time the loan is granted, his Spouse must have completed and furnished to the Plan Administrator a consent meeting the requirements of
Section 13.2(c) with respect to the use of the Participant's Accounts as security for the loan.

          (i) The loan shall be repaid in equal or nearly equal monthly or semi-monthly installments (as specified by the Plan Administrator) by means of payroll deductions and prepayments in full of the then outstanding balance of principal and interest shall be permitted without penalty.

          (j) The unpaid balance of any loan and interest accrued thereon shall become immediately due and payable in the event of the Participant's Normal, Early, Late or In-Service
Retirement, Total and Permanent Disability, death or termination of service.

          (k) Unless the unpaid balance and interest accrued thereon is paid back within the time prescribed, the unpaid principal balance and interest accrued thereon shall be deemed to be an in-service withdrawal in the Plan Year in which the repayment was otherwise due and shall be charged against the Participant's Accounts and deducted from the amounts otherwise required to be paid to the Participant or his Beneficiary.

          (l)     Notwithstanding any provision of this Section
10.6, the Plan Administrator shall take no action (e.g., foreclosure of Account upon default) which would violate the Code
Section 401(k) distribution limitations.

     10.8 Aggregating Loans When the Employer Maintains Another Plan. The limits in Section 10.6 are applied by aggregating all loans to a Participant from the Plan and any other qualified plan maintained by the Employer and any other Affiliated Company.


ARTICLE XI -- BENEFIT PROVISIONS


     11.1     Amount of a Participant's Interest in His Accounts.

          (a) General Rule. The interest of a Participant, Inactive Participant, Retired Participant or Disabled Participant in his Accounts is the vested percentage of the value of his Accounts as of the Valuation Date coincident with or immediately before the event that entitles the Participant to his interest in his Accounts, adjusted for Net Gains and Net Losses until the

Valuation Date coincident with or immediately before the date the amounts in his Accounts are paid to him or his Beneficiary.

          (b)     Vested Percentage in Employee Contribution
Accounts.   A Participant's interest in his 401(k) Contribution
Account and Thrift Contribution Account is nonforfeitable at all times.

          (c) Vested Percentage in Employer and Profit Sharing Contribution Accounts.

               (1)     General Rule.  Employer Contributions to a
Participant's Employer Contribution Account and Profit Sharing
Contribution Account shall become nonforfeitable pursuant to the following vesting schedule:

                     Years of Service           Vested Percent

                         0 Years                      0%
                         1 Year                       0%
                         2 Years                      0%
                         3 Years                     20%
                         4 Years                     40%
                         5 Years                     60%
                         6 Years                     80%
                         7 Years                    100%

               (2) Normal Retirement Date. Notwithstanding paragraph (1), a Participant's interest in his Employer
Contribution Account and Profit Sharing Contribution Account is nonforfeitable on the earlier of (A) his Normal Retirement Date, or
(B) the day he reaches Age 65.

               (3)     Early Retirement Date.  Notwithstanding
paragraph (1), a Participant's interest in his Employer
Contribution Account and Profit Sharing Contribution Account is nonforfeitable on his Early Retirement Date.

               (4)     Total and Permanent Disability.
Notwithstanding paragraph (1), a Participant's interest in his Employer Contribution Account and Profit Sharing Contribution Account is nonforfeitable when he becomes Totally and Permanently Disabled but only if he becomes Totally and Permanently Disabled while in the service of the Employer.

               (5)     Death.  Notwithstanding paragraph (1), a
Participant's interest in his Employer Contribution Account and Profit Sharing Contribution Account is nonforfeitable if he dies while in the service of the Employer.

     11.2 Normal Retirement. A Participant may retire upon his Normal Retirement Date. At that time, his interest in his Accounts shall be paid to him in accordance with the provisions of Article
XII.

     11.3 Late Retirement. A Participant may remain in the service of the Employer after his Normal Retirement Date. In that event, he shall remain a Participant until his Late Retirement Date. At that time, his interest in his Accounts shall be paid to him in accordance with the provisions of Article XII.

     11.4     Early Retirement.  A Participant may retire on his
Early Retirement Date. At that time, his interest in his Accounts shall be paid to him in accordance with the provisions of Article
XII.

     11.5 In-Service Retirement. A Participant who has attained his Normal Retirement Date may, while remaining a Participant, elect to commence distribution of his retirement benefits pursuant to Article XII.

     11.6 Total and Permanent Disability. If a Participant becomes Totally and Permanently Disabled while in the service of the Employer, his interest in his Accounts shall be paid to him in accordance with the provisions of Article XII.

     11.7 Death. If a Participant should die while in the service of the Employer, his interest in his Accounts shall be paid to or for the benefit of his Beneficiary in accordance with the provisions of Article XII.

     11.8 Other Termination of Service. If a Participant's service with the Employer should be terminated other than by retirement, death or Total and Permanent Disability, then the Participant's vested interest in his Employer Contribution Account and Profit Sharing Contribution Account and his interest in his 401(k) Contribution Account and Thrift Contribution Account shall be paid to him in accordance with provisions of Article XII.

     11.9     Forfeitures.

          (a) Five Consecutive One Year Breaks in Service While an Employee. If a Participant or Inactive Participant incurs five consecutive One Year Breaks in Service for any reason other than retirement, death, termination of service or Total and Permanent Disability, then the forfeitable portion of the Participant's Employer Contribution Account and Profit Sharing Contribution Account shall be forfeited and allocated in the manner described in paragraph (e) as of the last day of the Plan Year in which the Participant incurred the five consecutive One Year Breaks in Service.

          (b)     Upon Termination of Service.

               (1) No Distribution Before Five Consecutive One Year Breaks in Service. If, under Section 11.8, a Participant (i) is not entitled to a fully vested interest in his Employer Contribution Account and Profit Sharing Contribution Account, and
(ii) does not receive any portion of his vested interest in his Employer Contribution Account and Profit Sharing Contribution Account before he incurs five consecutive One Year Breaks in Service, then the forfeitable portion of the Participant's Employer Contribution Account and Profit Sharing Contribution Account shall be forfeited and allocated in the manner described in paragraph (e) as of the last day of the Plan Year in which the Participant incurred the five consecutive One Year Breaks in Service.

               (2) Distribution Before Five Consecutive One Year Breaks in Service. If, under Section 11.8, a Participant (i) is not entitled to a fully vested interest in his Employer Contribution Account and Profit Sharing Contribution Account, and
(ii) receives his vested interest in his Employer Contribution Account and Profit Sharing Contribution Account before he incurs five consecutive One Year Breaks in Service, then the forfeitable portion of the Participant's Employer Contribution Account and Profit Sharing Contribution Account shall be forfeited and allocated in the manner described in paragraph (e) as of the last day of the Plan Year in which the Participant's termination of service occurs. For the purposes of this paragraph, if the value of a Participant's vested interest in his Account balance is zero, the Participant shall be deemed to have received a distribution of his vested interest in his Account balance upon his termination of service.

          (c)     Reinstatement of Forfeitures.

               (1) General Rule. If a Participant who receives a distribution or is deemed to have received a distribution described in subsection (b)(2) returns to the service of the Employer and again becomes a Participant, then the Participant's Employer Contribution Account and Profit Sharing Contribution Account will be restored to the amount on the date of distribution if, on or before (i) in the case of a withdrawal, the end of the five year period beginning on the date of withdrawal, or (ii) in the case of a distribution, the earlier to occur of five years after the date on which the Participant is reemployed as an Eligible Employee and otherwise becomes a Participant of the Plan, or the last day of the Plan Year in which the Participant incurs five consecutive One Year Breaks in Service following the date of distribution, the Participant repays to the Plan the full amount of the distribution he received which resulted in the forfeiture (i.e., Basic Employee Contributions and Employer Contributions and earnings thereon). A Participant shall not be permitted to repay Supplemental Employee Contributions or earnings thereon. The entire amount repaid will be deemed to be Employee Contributions and will be credited to the Participant's Thrift Contribution Account and may not be designated a 401(k) Contribution. Repayment shall be credited in reverse order with the most recent distribution being the first repaid.

               (2) Forfeiture Account. Until the first to occur of the expiration of the repayment period or the repayment, the Participant's forfeitable interest in his Employer Contribution Account and Profit Sharing Contribution Account shall be transferred to a forfeiture account which shall participate in the allocation of Net Gains and Net Losses.

          (d) Unclaimed Benefits. If a Participant or Beneficiary entitled to a benefit from the Plan cannot be located within five years from the date the payment of benefits would otherwise have begun, then the benefit shall be forfeited and reallocated in the manner described in paragraph (e) as of the last day of the Plan Year in which the five year period expires. If the Participant or Beneficiary is located after that time, then within 60 days of that date the forfeited benefit shall be reinstated; the forfeited benefit shall equal the amount to which the Participant or Beneficiary was originally entitled.

          (e) Allocation of Forfeitures. Forfeitures shall be applied first to restore forfeited amounts required under Section
11.11, second to reduce Employer Contributions and thereafter to reduce Profit Sharing Contributions.

     11.10 Separate Employer and Profit Sharing Contribution Accounts For Participants Who Incur Forfeitures. If a Participant incurs a forfeiture as a result of the operation of this Article, then a separate Employer Contribution Account and Profit Sharing Contribution Account will be maintained for the Participant's post-forfeiture Employer Contributions. Each Account will participate in the allocation of Net Gains and Net Losses. The Participant will have a fully vested interest in his pre-forfeiture Employer Contribution Account and Profit Sharing Contribution Account.

     11.11 Additional Employer Contributions to Restore Forfeited Amounts. If any portion of a Participant's benefit that was forfeited must be subsequently restored, then the Employer shall contribute to the Plan the amount that must be restored.
This contribution shall be used to reinstate the forfeited benefit.

     11.12 CODA Separation From Service Distribution Limitation. For purposes of compliance with the distribution limitations of Section 401(k)(2)(B) of the Code, 401(k) Contribution Accounts shall not be distributable to a Participant under this Article unless, in addition to terminating employment, the Participant also has incurred a separation from service (within the meaning of Section 401(k)(2)(B)(i)(I) of the Code).

          (a)     Separation From Service Exceptions.
Notwithstanding the foregoing limitation, 401(k) Contribution
Accounts may be distributed even if the Participant has not incurred a separation from service pursuant to the following circumstances:

               (1) Sale of Business Assets. Distributions may occur upon the disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets.

               (2)     Sale of Interest In Subsidiary.
Distributions may occur upon the disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if such corporation continues to maintain this Plan, but only with respect to employees who continue employment with such subsidiary.

          (b) Distribution Conditions. Distributions under subsections (a)(1) or (a)(2) above shall be conditioned on the following requirements:

               (1) The Seller Must Maintain The Plan. A distribution may be made under subsections (a)(1) or (a)(2) only from a plan that the seller continues to maintain after the disposition. This requirement is satisfied only if the purchaser does not maintain the plan after the disposition. A purchaser maintains the plan of the seller if it adopts the plan or otherwise becomes an employer whose employee accrue benefits under the plan. A purchaser also maintains the plan if the plan is merged or consolidated with, or any assets or liabilities are transferred from the plan to, a plan maintained by the purchaser in a transaction subject to Section 414(l)(1) of the Code. A purchaser is not treated as maintaining the plan merely because a plan that it maintains accepts rollover contributions of amounts distributed by the plan.

               (2)     Employee Continues Employment.  A
distribution may be made under subsection (a)(1) or (a)(2) only to an employee who continues employment with the purchaser of assets or with the subsidiary, whichever is applicable.

               (3) Distribution Connection With Disposition. Elective contributions may not be distributed under subsection
(a)(1) or (a)(2) except in connection with the disposition that results in the employee's transfer to the purchaser. Whether a distribution is made in connection with the disposition of assets or a subsidiary depends on all of the facts and circumstances. Whether a distribution is made in connection with the disposition of assets or a subsidiary depends on all of the facts and circumstances. Except in unusual circumstances, however, a distribution will not be treated as having been made in connection with a disposition unless it was made by the end of the second calendar year after the calendar year in which the disposition occurred.

               (4) Applicable Definitions. For purposes of subsection (a)(1), the sale of "substantially all" the assets used in a trade or business means the sale of at least 85 percent of the assets. For purposes of subsection (a)(1) and (a)(2), an "unrelated" entity or individual is one that is not required to be aggregated with the seller under Sections 414(b), (c), (m), or (o) of the Code after the sale or other disposition.

          (c) Lump Sum Requirement. After March 31, 1988, a distribution may be made under subsection (a)(1) or (a)(2) only if it is a lump sum distribution (as provided in Section 402(d)(4) of the Code, without regard to subparagraphs (A)(i) through (iv), (B) and (H) thereof).


ARTICLE XII -- METHODS OF PAYMENT


     12.1     Joint and Survivor Annuity; Preretirement Survivor
Annuity. The provisions of this Article are modified by the joint and survivor annuity and preretirement survivor annuity provisions of Article XIII.

     12.2     Methods of Payment.

          (a) Methods of Payment. Based upon the following captioned circumstances applicable to a Participant, the Participant shall select the method of payment from among the following methods:

               Normal, Early, Late or In-Service Retirement; Total and Permanent Disability.

               (1) Single lump sum cash payment of the value of all or any part of amount of his Accounts in the Trust Fund valued as of the Valuation Date coincident with or next following the date of retirement, Total and Permanent Disability; or

               (2) Deferred lump sum cash payment of the value of all or any part of the amount of his Accounts in the Trust Fund; or

               (3) A transfer to any General Fund of all or any part of his Employer Contribution Account and Profit Sharing Contribution Account and Employee Contribution Account invested in the NSS Stock Fund and/or any General Fund valued as of the Valuation Date coincident with or next following the date of retirement, Total and Permanent Disability and thereafter to elect distribution of his Accounts (or any of them) in cash in approximately equal annual installments over a period not exceeding that permitted by Section 12.2(b); or

               (4) The purchase from an insurance company of an annuity providing for monthly, quarterly or annual installments either (i) for a fixed term of no fewer than ten years, but in no event over a period exceeding that permitted by Section 12.2(b) or
(ii) for life with payments guaranteed for ten years or (iii) for life with a 100% or 50% joint and survivor benefit with payments guaranteed for ten years; or

               (5) Any combination of (1), (2), (3) and/or (4) above; or

               (6) Either (1), (2), (3) or (4) above, or any combination thereof, plus a distribution of all whole shares of NSS Stock allocated to his Employer Contribution Account and Profit Sharing Contribution Account and/or Employee Contribution Account as of the Valuation Date coincident with or next following the date of retirement, Total and Permanent Disability, together with all uninvested cash or other funds allocated or allocable to his Employer Contribution Account and Profit Sharing Contribution Account and/or Employee Contribution Account as of such Valuation Date. Fractional share interests shall be paid in cash as determined by the Trustee based upon the generally prevailing market price of NSS Stock as of such Valuation Date; or

               (7) If the Participant fails to make an election pursuant to Sections 12.2(a)(1) through (6), his distribution will be in form of a single lump sum cash distribution of the full value of his Employee Contribution Account invested in the General Funds, together with a distribution of all whole shares of NSS Stock allocated to his Employer Contribution Account and Profit Sharing Contribution Account and Employee Contribution Account (fractional shares to be valued as of the applicable Valuation Date and paid in cash).

               Severance While Ineligible for Retirement.

               (1) Single lump sum payment following the Valuation Date coincident with or next following the date of his severance of the value of his Employee Contribution Account invested in the General Funds adjusted for his Account's share of Net Gains and Net Losses through the Valuation Date coincident with or immediately preceding the date of distribution, together with a distribution of all vested whole shares of NSS Stock allocated to his Employer Contribution Account and Profit Sharing Contribution Account and Employee Contribution Account, fractional shares of NSS Stock to be valued as of the applicable Valuation Date and paid in cash. If, however, the aggregate number of shares of NSS Stock allocated to a Participant's Employer Contribution Account and Profit Sharing Contribution Account and Employee Contribution

Account is 100 or less, then the Participant may elect in writing to receive the value thereof (determined as of the applicable
Valuation Date) in cash; or

               (2) A transfer to any General Fund of all or any part of his Employer Contribution Account and Profit Sharing Contribution Account and Employee Contribution Account invested in the NSS Stock Fund and/or any General Fund valued as of the Valuation Date coincident with or next following the date of retirement, Total and Permanent Disability and thereafter to elect distribution of his Accounts (or any of them) in cash in approximately equal annual installments over a period not exceeding that permitted by Section 12.2(b).

          (b)     Limitations on Method of Payment.
Notwithstanding the provisions of Section 12.2(a), the method of payment selected under the Plan must satisfy these limitations:

               (1) Unless the method of payment provides that payments will be made to the Participant for his life and to his Spouse for so long as the Participant's Spouse survives the Participant, the method of payment must comply with the Minimum Distribution Incidental Benefit (MDIB) rules of Treasury Regulation
Section 1.401(a)(9)-2, as currently proposed or hereafter finalized by the Secretary of the Treasury.

               (2) The method of payment must not defer the beginning of benefit payments beyond April 1 of the calendar year following the calendar year in which the Participant reaches Age
70-1/2.

               (3) The method of payment must insure that benefits will be distributed over the life of the Participant or over the lives of the Participant and his Beneficiary, or over a period that does not extend beyond the life expectancy of the Participant or the life expectancy of the Participant and his Beneficiary.

               (4) If the method of payment is a method other than a lump sum distribution, then the amount distributed each year must be at least equal to a fraction with this numerator and denominator:

                    (A)     Numerator:  The Participant's entire
interest in his Accounts.

                    (B)     Denominator:  The Participant's life
expectancy or the joint and last survivor expectancy of the Participant and his Beneficiary.

Life expectancy and joint and last survivor expectancy shall be computed by using the return multiples contained in Section 1.72-9, Tables V and VI, of the Income Tax Regulations.

          (c) Required Distributions in the Event a Participant Dies before Receiving His Entire Interest in the Plan.
Notwithstanding the provisions of Section 12.2(a):

               (1) Distributions Began Before Death. If (i) the distribution of a Participant's interest in his Accounts has begun in accordance with subsection (b) and (ii) the Participant's dies before his entire interest in his Accounts has been distributed to him, then the remaining portion of his interest must be distributed at least as rapidly as under the method of distribution in effect on the date of the Participant's death.

               (2) Distributions Did Not Begin Before Death. If a Participant dies before payment of his interest in his Accounts has begun in accordance with subsection (b), his entire interest in his Accounts will be distributed within five years of his death to his Beneficiary.

               (3) Exception To Five-Year Rule. If any portion of a Participant's interest in his Accounts is payable to (or for the benefit of) a designated beneficiary (as defined under Treasury Regulation Section 1.401(a)(9)-1), that portion will be distributed (in accordance with regulations prescribed by the Secretary of Treasury or his delegate) over the life of the Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary), and the distribution will begin not later than one year after the date of the Participant's death or such later date as the Secretary of Treasury or his delegate may by regulations prescribe, for the purposes of paragraph (2), the portion referred to above shall be treated as distributed on the date on which the distributions begin.

               (4) Special Rule for Participant's Spouse. If the Beneficiary referred to in paragraph (3) is the Participant's Spouse, then the date on which the distribution must begin under paragraph (3) may be deferred to the date on which the Participant would have reached Age 70-1/2, and if the Spouse dies before distributions to the Spouse begin, this subsection shall be applied as if the Spouse were the Participant.

               (5)     Calculation of Payments.  Payments made
under paragraphs (3) and (4) shall be calculated by using the return multiples contained in Section 1.72-9, Tables V and VI, of the Income Tax Regulations.

          (d)     Life Expectancy.  For the purpose of subsections
(b) and (c), the life expectancy of a Participant and his Spouse will not be recalculated and, where applicable, life expectancy will be calculated at the time distributions first begin and distributions for any 12-consecutive-month period shall be based on that life-expectancy minus the number of completed 12-consecutive-month periods that have elapsed since distributions first begin.

          (e) Treatment of Payments to Children. Under regulations prescribed by the Secretary of the Treasury or his delegate, for the purpose of subsections (b) and (c), any amount paid to a child shall be treated as if it had been paid to the Participant's Spouse if the amount will become payable to the Spouse when the child reaches majority (or other designated event permitted under regulations prescribed by the Secretary of the Treasury or his delegate).

          (f) $3,500 Cashout. In the event that the value of a Participant's Accounts do not exceed $3,500, and have never exceeded $3,500 when at any previous time when they were distributable under the Plan, the Participant's Accounts shall be distributed to the Participant in the form of a lump sum payment as soon as administratively practicable following the Valuation Date which coincides with or immediately follows the Participant's severance.

     12.3     Installment Distributions; Deferred Lump Sum
Distributions.

          (a) Installment Distributions. If the Participant chooses an installment method of distribution, then the Participant must select a payment period that does not extend beyond the period permitted by Section 12.2(b). The amount of each installment shall be determined by dividing the Retired or Disabled Participant's Account balance as of the Valuation Date immediately preceding the applicable distribution date by the number of installments remaining to be paid. Installment payments will be adjusted for the Account's share of Net Gains and Net Losses and will be paid to or for the benefit of the Participant or Beneficiary. The Plan Administrator has full discretion to accelerate the payment of any unpaid installments. If a former Participant receiving installment payments dies prior to his receipt of the balance in his Account, the remaining installments shall be paid to his Beneficiary.

          (b)     Deferred Lump Sum Distributions.

               (1)     Retired or Disabled Participant or
Participant Terminated While Eligible for Retirement. A Retired Participant, Disabled Participant or Participant whose employment with the Employer terminates while eligible for retirement who elects a deferred lump sum distribution of his Accounts (and such Accounts being at least $3,500) pursuant to Section 12.2(a) shall have his Account adjusted as of each Valuation Date to reflect his Account's share of Net Gains and Net Losses from the date of his retirement, disability or severance through the Valuation Date coincident with or immediately preceding the date of actual distribution.

               (2) Participant Terminated While Ineligible for Retirement. A Participant whose employment with the Employer terminates while he is ineligible for retirement who elects a deferred lump sum distribution of his Accounts (and such Accounts being at least $3,500) pursuant to Section 12.2(a) shall have his Account adjusted as of each Valuation Date to reflect his Account's share of Net Gains and Net Losses from the date of his termination of service through the Valuation Date coincident with or immediately preceding the date of actual distribution.

     12.4 Duty to Provide Forms and Proofs. Each Participant, Retired Participant, Disabled Participant and Inactive Participant, each Participant whose service with the Employer terminates and the Beneficiary of any such Participant shall be required to complete such administrative forms and furnish such proofs as shall be deemed necessary and appropriate by the Plan Administrator for the purposes of administering this Plan.

     12.5 Duty to Provide Mailing Address. It shall be the duty of each Retired or Disabled Participant, each Participant whose service with the Employer terminates and the Beneficiary of any such Participant to keep on file with the Plan Administrator a correct mailing address or to claim in person each payment as it becomes due.

     12.6 Benefit Payments in the Event of Incapacity. If the Plan Administrator finds that any Retired or Disabled Participant, any Participant whose service with the Employer terminates or any Beneficiary of any such Participant is unable to care for his affairs because of illness or injury or is a minor, any payment due may be made to the Spouse, child, brother, sister or parent of such a Participant or Beneficiary, for his benefit, unless a prior claim shall have been made by a duly appointed guardian or other legal representative.

     12.7 Distributions in Kind. Any distribution may be made in kind or in cash or partly in kind and partly in cash, according to the determination of the Plan Administrator. Any annuity contract that is distributed must be nontransferable.

     12.8 Assignment of Benefits. No benefit or interest of a Participant available under the Plan shall be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence also applies to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant under a domestic relations order, unless (i) the Plan Administrator determines that the order is a qualified domestic relations order, as defined in Section 414(p) of the Internal Revenue Code (a "Qualified Domestic Relations Order"), (ii) the domestic relations order was entered before January 1, 1985 and payments of benefits pursuant to the order began as of that date, even though the order is not a Qualified Domestic Relations Order, of (iii) the domestic relations order was entered before January 1, 1985 and payments of benefits pursuant to the order did not begin as of that date, even though the order is not a Qualified Domestic Relations Order, but only if permitted by the Plan Administrator. As permitted by

Section 414(p)(10) of the Code, the Plan shall not be considered to violate the distribution limitations of Sections 401(a) and 401(k) of the Code by distribution to an alternate payee under a Qualified Domestic Relations Order. The direct rollover requirements of
Section 14.5 shall apply to distributions under a Qualified Domestic Relations Order to an alternate payee who is the Spouse or former Spouse of a Participant, as provided under Section 14.5.

     12.9     When Benefit Payments Begin.

          (a) General Rules. Unless otherwise elected by the Participant or Beneficiary consistent with the provisions of the Plan, benefit payments will begin on the dates permitted by this subsection.

               (1) Retiring Participants. In the case of benefits payable to a Participant who retires on his Early, Normal or Late Retirement Date or effects an In-Service Retirement, benefit payments will begin as soon as practicable after the first day of the month that coincides with or is immediately after the Participant's Early, Normal, Late or In-Service Retirement Date.

               (2)     Disabled Participants.  In the case of
benefits payable to a Disabled Participant, benefit payments will begin as soon as practicable after the date the Participant became Totally and Permanently Disabled.

               (3) Benefits Payable to Beneficiaries. In the case of benefits payable to a Beneficiary, benefit payments will begin as soon as practicable after the Participant's death, unless the Beneficiary requests otherwise.

               (4) Terminated Participants. In the case of benefits payable to a Participant whose service ends under Section
11.8 after satisfying any service requirement to retire on an Early Retirement Date, benefit payments will begin by the first day of the month that coincides with or is immediately after (i) the date the Participant satisfies any age requirement to retire on an Early Retirement Date, if the Participant so requests, or (ii) the later to occur of the Participant's Normal Retirement Date or the date he reaches Age 62. In the case of benefits payable to any other Participant whose service ends under Section 11.8, benefit payments will begin by the first day of the month that coincides with or is immediately after the later to occur of the Participant's Normal Retirement Date or the date he reaches Age 62.

          (b)     Earliest Payment Date for Terminated
Participants. If a Participant's service with the Employer ends under Section 11.8, then benefit payments may begin before the Participant incurs five consecutive One Year Breaks in Service if any of these conditions apply:

               (1) The sum of (i) the Participant's interest in his Employee Contribution Account, plus (ii) the Participant's vested interest in his Employer Contribution Account and Profit
Sharing Contribution Account, is not more than $3,500; or

               (2)     (A)     The Participant requests the payment
and either the Participant has no Spouse or the pre-retirement survivor annuity requirements of Article XIII do not apply to the Participant; or

                    (B)     The Participant requests the payment
and the Participant's Spouse consents to the distribution in accordance with the Qualified Election provisions of Article XIII.

          (c) Request for Deferral. A Retired Participant, Disabled Participant or Beneficiary of either may request in writing that benefit payments commence after the times specified in subsection (a) above. If the Plan Administrator consents to the request, benefit payments will begin on the date the Participant requests. While the Participant's Accounts remain in the Plan pursuant to a request to defer payment, the Participant may direct that all or any part of his Accounts invested in the NSS Stock Fund be transferred to a General Fund of the Participant's choice.

          (d) Delay for Administrative Convenience. For administrative convenience, the Plan Administrator may delay the beginning of benefit payments as long as is reasonably necessary, but, unless the Participant otherwise requests, in no event later than the 60th day after the latest of the close of the Plan Year in which (i) the Participant attains Age 65, (ii) occurs the tenth anniversary of the Plan Year the Participant began participating in the Plan, or (iii) the Participant terminates his service with the Employer.

          (e) Accelerated Payments. Upon written request of a Participant receiving distribution of his Accounts under the Plan, the Plan Administrator will accelerate the payment of the remaining balance of the Participant's Accounts.

          (f) Limitation. Benefit payments must begin not later than the date specified in Section 12.2(b).

     12.10     TEFRA 242(b) Election.

          (a) General Rule. Notwithstanding the preceding requirements of this Article, distributions on behalf of any Participant, including a five percent owner, may be made in accordance with these requirements (regardless of when the distribution begins): (1) the distribution by the Plan is one which would not have disqualified the Plan under section 401(a)(9) of the Internal Revenue Code as in effect prior to its amendment by the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA"); (2) the distribution is in accordance with a method of distribution designated by the Participant whose interest in the Plan is being distributed or, if the Participant has died, by a beneficiary of the Participant; (3) the designation was in writing, was signed by the Participant or the beneficiary, and was made before January 1, 1984; (4) the Participant had accrued a benefit under the Plan as of December 31, 1983; and (5) the method of distribution designated by the Participant or the beneficiary specifies the time at which distribution will begin, the period over which distributions will be made, and in the case of any distribution upon the Participant's death, the beneficiaries of the Participant listed in order of priority.

          (b) Death. A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described in subsection (a) with respect to the distributions to be made upon the death of the Participant.

          (c) Distributions Beginning before January 1, 1984. For any distribution which began before January 1, 1984, but continues after December 31, 1983, the Participant or beneficiary to whom the distribution is being made will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirement in subsections (a)(1) and (a)(5).

          (d) Revocation. If a designation is revoked, any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Internal Revenue Code, as amended by TEFRA. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as the substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

     12.11     Participant Notice and Election Requirements.  The
Participant's distribution of his Accounts shall be conditioned upon the satisfaction of the following Participant notice and election requirements (as applicable):

          (a) Notice Requirements. The Plan Administrator shall provide the following notices and disclosures to the
Participant:

               (1)     QJSA Written Explanation.  The Plan
Administrator shall provide the Participant, no less than 30 days and no more than 90 days before the Participant's Annuity Starting Date, the QJSA and QPSA Notices prescribed by Section 13.5.

               (2)     Annuity Forms Description.  The Plan
Administrator shall provide the Participant, no less than 30 days and no more than 90 days before the Participant's Annuity Starting Date, an "Annuity Forms Description" which shall provide the Participant with a general description of the material features, and an explanation of the relative values of, the Qualified Joint and Survivor Annuity, the Qualified Preretirement Survivor Annuity and any alternate annuity forms available under the Plan.

               (3) Early Commencement Notice. Upon a Plan Administrator's receipt of a Participant's application for distribution of his Accounts prior to his Normal Retirement Age, the Plan Administrator shall provide the Participant, no less than 30 days and no more than 90 days before the Participant's Annuity Starting Date, an "Early Commencement Notice" which shall notify the Participant of his right to defer commencement or payment of his Accounts to his Normal Retirement Age and such other information and in the manner prescribed by Treasury Regulation
Section 1.411(a)-11(c)(2).

               (4) Direct Rollover Notice. Effective January 1, 1993, either upon a Plan Administrator's receipt of a Participant's application for distribution of his Accounts or as soon as administratively practicable following the Participant's termination of employment, the Plan Administrator shall provide the Participant, no less than 30 days and no more than 90 days before the Participant's Annuity Starting Date, a "Direct Rollover Notice" which shall notify the Participant of his right to make a Direct Rollover, and such notice shall contain the information as prescribed in Section 402(f) of the Code and applicable Treasury Regulations thereunder.

          (b)     Participant Election Requirements.  The
Participant's election must meet the following requirements (as applicable):

               (1) Timely Receipt of Notices. The Participant must have received, no less than 30 days and no more than 90 days before the Participant's Annuity Starting Date, the Early
Commencement Notice (if applicable) and the Direct Rollover Notice prescribed under subsection (a) above.

               (2) Election Timing. The Participant's written election to receive his Accounts must not be made before the Participant receives the Early Commencement Notice (if applicable) and the Direct Rollover Notice, nor more than 90 days before the Participant's Annuity Starting Date.

               (3)     Annuity Starting Date Timing.  The
Participant's Annuity Starting Date must occur no sooner than 30 days after the date the Participant received his Early Commencement Notice (if applicable) and his Direct Rollover Notice (consistent with paragraph (1) above).

The Direct Rollover provisions of this Section also shall apply to a Spouse Beneficiary for purposes of distributions upon the death of a Participant.

          (c) Annuity Starting Date. The term "Annuity Starting Date" shall mean the date of payment or commencement of payment of a Participant's Accounts under the Plan, as consistent with the meaning of the term under Treasury Regulation Section 1.401(a)-20, Q and A 10.

     12.12     Merged Plans.

          (a) Applicability. The provisions of this Section shall apply to any plan merged into the Plan or any plan having transferred assets to the Plan.

          (b) Optional Benefit Forms. All optional benefit forms of any such merged or transferred plan shall be preserved under this Plan and available to Participants and Beneficiaries for purposes of the distribution of their Accounts under the Plan.


ARTICLE XIII -- QUALIFIED JOINT AND SURVIVOR AND
PRERETIREMENT SURVIVOR ANNUITIES


     13.1 Applicability. This Article shall take precedence over any conflicting provision in the Plan.
     13.2 Definitions. For purposes of this Article, unless the context otherwise requires, the following words and phrases shall have the meanings indicated:

          (a) "Election Period" shall mean the period which begins on the first day of the Plan Year in which the Participant reaches Age 35 and ends on the date of the Participant's death. If a Participant's service with the Employer terminates before the first day of the Plan Year in which he reaches Age 35, then the Election Period shall begin on the date of termination of service. A Participant who receives a written explanation of the Qualified Preretirement Survivor Annuity in the manner described in Section 13.5(b)(1) and who will not reach Age 35 as of the last day of a Plan Year, may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of the Qualified Election and ending on the first day of the Plan Year in which the Participant will reach Age 35. The Qualified Election will automatically expire as of the first day of the Plan Year in which the Participant reaches Age 35, and any subsequent waiver of a Qualified Preretirement Survivor Annuity must be made by another Qualified Election.

          (b)     "Earliest Retirement Age"  shall mean the
Participant's Normal Retirement Date (or, if sooner, his Early
Retirement Date).

          (c) "Qualified Election" shall mean a waiver by a Participant of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity, which meets the following requirements: The waiver described in paragraph (1) will not constitute a qualified election unless the waiver designates a form of benefit payment which may not be changed without the consent of the Spouse (unless the Spouse expressly permits designations by the Participant without any further consent), and unless the Participant's Spouse consents to the waiver in the manner described in this paragraph. The Spouse must consent to the waiver in writing. The waiver must designate a specific Beneficiary any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without the Spouse's consent (unless the Spouse's consent expressly permits designations by the Participant without any requirement of further consent by the Spouse). The Spouse's consent acknowledges the effect of the waiver and is witnessed by a Plan representative or a notary public. The consent requirements shall not apply if it is established to the satisfaction of a Plan representative that the consent may not be obtained because (i) there is no Spouse, (ii) the Spouse cannot be located, or (iii) other circumstances that the Secretary or his designate may prescribe by regulations. If a Spouse consents to a waiver in the manner described in paragraph (2), then the Spouse may not subsequently revoke that consent. Any consent by a Spouse (or establishment that the consent of the Spouse cannot be obtained) is effective only with respect to that Spouse. A consent that permits designations by the Participant without any further consent by the Spouse must acknowledge that Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit (where applicable) and that the Spouse voluntarily elects to relinquish either or both of those rights. A Participant may revoke his waiver of a Qualified Preretirement Survivor Annuity or Qualified Joint and Survivor Annuity without obtaining another consent from his Spouse at any time before the beginning of Plan benefit payments. The number of revocations shall not be limited.

          (d)     Qualified Joint and Survivor Annuity.

               (1)     Married Participants.  For a married
Participant, "Qualified Joint and Survivor Annuity" shall mean an immediate annuity for the life of a Participant with a survivor annuity for the life of the Participant's Spouse equal to one-half the amount of the annuity payable during the joint lives of the Participant and his Spouse and which is the amount of benefit which may be provided with the Participant's interest in his Accounts under Article XI.

               (2)     Unmarried Participants.  For an unmarried
Participant, "Qualified Joint and Survivor Annuity" shall mean an annuity for the life of a Participant, ending at his death, which is the amount of benefit which may be provided with the Participant's interest in his Accounts under Article XI.

          (e) "Qualified Preretirement Survivor Annuity" shall mean an annuity for the life of a Participant's Spouse equal to the amount of benefit which may be provided with the Participant's interest in his Accounts under Article XI.

     13.3 Qualified Joint and Survivor Annuity. Unless (i) an optional form of benefit is selected in accordance with a qualified election within the 90-day period ending on the annuity starting date, or (ii) the Participant dies before the annuity starting date, a Participant's interest in his Accounts under Article XI will be paid in the form of a Qualified Joint and Survivor Annuity. The Participant may elect to have such annuity distributed upon attainment of his Earliest Retirement Age.

     13.4 Qualified Preretirement Survivor Annuity. Unless an optional form of benefit has been selected within the Election Period in accordance with a qualified election, if a Participant dies before the annuity starting date, then the Participant's interest in his Accounts under Article XI shall be applied toward the purchase of a Qualified Preretirement Survivor Annuity. The Participant's surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.

     13.5     Notice Requirements.

          (a) Qualified Joint and Survivor Annuity. In the case of a Qualified Joint and Survivor Annuity, the Plan Administrator shall provide each Participant, not less than 30 days nor more than 90 days prior to the annuity starting date, a written explanation of: (i) the terms and conditions of a Qualified Joint and Survivor Annuity; (ii) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (iii) the rights of a Participant's Spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

          (b)     Qualified Preretirement Survivor Annuity.

               (1)     Notice.  In the case of a Qualified
Preretirement Survivor Annuity, the Plan Administrator shall provide each Participant, within the applicable period, a written explanation of the Qualified Preretirement Survivor Annuity in such terms and in the manner comparable to the explanation described in subsection (a) above.

               (2) Applicable period. For purposes of this Section, the term "applicable period" shall mean, with respect to a Participant, whichever of the following periods ends last: (A) the period beginning with the first day of the Plan Year in which the Participant attains Age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains

Age 35; (B) the two year period ending on the first anniversary of the date he becomes a Participant; (C) the two year period ending on the first anniversary of the date subsection (c) ceases to apply to the Participant; (D) the two year period ending on the first anniversary of the date Section 401(a)(11) of the Internal Revenue Code applies to the Participant; and (E) for a Participant who separates from service with the Employer before attaining Age 35, the two year period ending on the first anniversary of the date of the Participant's separation from service.

          (c) Special Rule. The notices prescribed by this Section need not be given if: (A) the Plan fully subsidizes the cost of the Qualified Joint and Survivor Annuity and Qualified Preretirement Survivor Annuity; (B) the Qualified Joint and Survivor Annuity and Qualified Preretirement Survivor Annuity may not be waived; and (C) the Participant may not elect any person other than his surviving Spouse (if any) as Beneficiary of the Qualified Joint and Survivor Annuity and Qualified Preretirement Survivor Annuity. For the purposes of this Section, the Plan "fully subsidizes" the costs of a benefit if, under the Plan, the failure to waive the benefit by a Participant would not result in a decrease in any Plan benefits with respect to the Participant and would not result in a an increase in costs to the Participant.


ARTICLE XIV -- PORTABILITY


     14.1 Transfer to Qualified Plan. In the event that a Participant entitled to receive benefits under this Plan separates from the service of the Employer and subsequently is employed by another corporation, including an Affiliated Company, which has a pension or profit sharing plan qualified pursuant to Section 401(a) of the Internal Revenue Code, the Plan Administrator in its discretion may, upon the Participant's written request, direct the Trustee to transfer said Participant's vested benefits under this Plan directly to the Trustee of the plan of the Participant's new employer if the following conditions are met: (a) the Trustee of the other plan is authorized to accept the benefits under this Plan; (b) the Participant's transferred assets shall be maintained in a separate account in the other plan; and (c) the Participant's transferred assets shall not be forfeitable or reduce in any way the obligation of the new employer.

     14.2 Transfer to Individual Retirement Account. In the event a Participant who is entitled to receive benefits under this Plan as a result of his termination of service with the Employer has established or establishes pursuant to the applicable provisions of the Internal Revenue Code an individual retirement account, the Plan Administrator in its discretion may, upon the Participant's written request, direct the Trustee to transfer all of said Participant's vested benefits under the Plan directly to the trustee of the Participant's individual retirement account.

     14.3 Transfer or Rollover from Qualified Plans. Subject to the consent of the Plan Administrator, the Trustee of this Plan is authorized to accept assets upon the terms and conditions analogous to those set forth in Section 14.1 above from a trustee of another qualified pension or profit sharing plan. The Trustee is also authorized, subject to the consent of the Plan Administrator, to accept a qualifying rollover contribution to the Plan by the Employee (who will thereby become a Plan Participant if he was not already a Participant). A "qualifying rollover contribution" means the contribution to the Plan by an Employee of:

          (a) A portion or all of a rollover amount (as defined in Section 402(a)(5), or as referred to in Section 403(a)(4) of the Internal Revenue Code), provided that the portion, if any, of a rollover amount consisting of employee contributions may not be contributed to the Plan and the portion, if any, of such distribution consisting of property other than money (or the proceeds thereof) must be contributed to the Plan; or

          (b)     A rollover contribution (as defined in Section
408(d)(3) of the Internal Revenue Code).

          A qualifying rollover contribution to be made by an Employee must be made to the Trustee, in care of the Plan Administrator, by not later than the sixtieth (60th) day following the day on which the Employee received the qualifying rollover distribution or rollover contribution is to be made. The shall be allocated to a separate account established and maintained on behalf of a Participant making a rollover contribution.

     14.4 Restricted Participation. For purposes of this Plan, a Participant with respect to whom a transfer of benefits or a qualifying rollover contribution is made in accordance with Section
14.3 shall not be eligible to share in the allocation of Employer Contributions or forfeitures before becoming a Participant for all purposes of this Plan in accordance with Sections 3.1 and 3.2.

     14.5 Direct Rollovers. This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. For purposes of this Section, the following terms shall be defined as follows:

          (a) "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's Designated Beneficiary, or for a specified period of ten years or more; (2) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and
(3) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (b) "Eligible Retirement Plan" means: (1) an individual retirement account described in section 408(a) of the Code; (2) an individual retirement annuity described in section 408(b) of the Code; (3) an annuity plan described in section 403(a) of the Code; or (4) a qualified trust described in section 401(a) of the Code that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

          (c) "Distributee" includes a Participant. In addition, the Participant's surviving Spouse and the Participant's or Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse.

          (d) "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

The Plan Administrator may establish, from time to time, default procedures whereby, in the event a Distributee does not elect the manner to receive his distribution, the Plan shall make his distribution in the form of either a check (net of applicable withholding) payable to the Distributee or a Direct Rollover to an Eligible Retirement Plan (other than an annuity plan under Section 403(a) of the Code or a qualified trust under Section 401(a) of the
Code), provided that the Plan Administrator has complied with all applicable notification requirements of applicable Treasury Regulations.


ARTICLE XV -- PLAN ADMINISTRATOR


     15.1 Plan Administrator. The Board of Directors of NSS shall appoint three or more persons to be known as the Administrative Committee to administer the Plan, keep records of individual Participant's Accounts and notify each Participant of the amount of his Accounts not less frequently than annually.

     15.2 Term of Office. All members of the Administrative Committee shall serve until their resignation or dismissal by the Board of Directors of NSS and vacancies shall be filled in the same manner as the original appointments. The Board of Directors of NSS may dismiss any member of the Administrative Committee at any time with or without cause.

     15.3 General Duties. Subject to the limitations of the Plan, the Plan Administrator shall, from time to time, establish rules for the administration of the Plan and the transaction of Plan business. The Plan Administrator shall have the sole and absolute discretionary authority to construe and interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan.

     15.4 Retention of Advisors. The Plan Administrator may retain and, if the Plan Administrator so determines, dismiss and replace, the services of such counsel, accountants and other agents as it shall deem advisable.

     15.5 Directions to the Trustee. The Plan Administrator shall direct the Trustee in writing to make payments from the Trust Fund to Participants who qualify for such payments. These written orders to the Trustee shall specify the name of the Participant, his address and the amount and frequency of the payments.

     15.6 Limitation on Plan Administrator's Powers. In exercising any discretionary or absolute authority under the terms of this Plan, the Plan Administrator shall act in a consistent and nondiscriminatory manner as between Participants, treating Participants in similar circumstances in a similar fashion. In no event shall the Plan Administrator take any action that would discriminate in favor of Participants who are Highly Compensated Employees, or that would result in benefiting any such Participant at the expense of any other Participant.

     15.7 Claims and Appeal Procedure. According to procedures established by the Plan Administrator, adequate notice in writing shall be provided to any Participant or Beneficiary whose claim for benefits under the Plan has been denied. The notice shall set forth the specific reason for the denial, shall be written in a manner calculated to be understood by the claimant and, provided that review is requested within 60 days after receipt by the claimant of written notification of denial of his claim, shall afford a reasonable opportunity to any claimant whose claim for benefits has been denied to a full and fair review by the Plan Administrator of the decision denying the claim.

     15.8 Delegation of Duties and Powers. The Plan Administrator may, but is not obligated to, delegate all or any portion of its duties as Plan Administrator. Notwithstanding the foregoing, the Plan Administrator shall at all times (i) supervise the overall administration of the Plan and (ii) determine who shall render the services described in Section 15.4, and the terms and conditions under which those services shall be rendered.

ARTICLE XVI -- AMENDMENTS AND TERMINATION


     16.1 Amendments to the Plan by NSS. NSS shall have the right to alter or amend the Plan at any time in whole or in part, provided that no amendment shall authorize or permit any part of the Trust Fund to be used or diverted to any purpose other than the exclusive benefit of the Participants or their Beneficiaries, nor shall any such amendment deprive any Participant of his Account vested in him as determined under the Plan.

     16.2     Amendments Affecting Nonforfeitable Interests.
Except to the extent permitted under Section 412(c)(8) of the Internal Revenue Code, no amendment to the Plan may decrease a Participant's Account balances nor eliminate an optional form of distribution with respect to benefits attributable to service before the amendment. In addition, if the Plan's vesting schedule is amended, in the case of an Employee who is a Participant as of the later of (i) the date the amendment is adopted, or (ii) the date the amendment becomes effective, the nonforfeitable percentage (determined as of that date) of the Participant's Account balance will not be less than the percentage computed under the Plan without regard to the amendment.

     16.3 Change in Vesting Schedule. In the event that an amendment to the Plan changes the portion of a Participant's Employer Contribution Account and Profit Sharing Contribution Account that is nonforfeitable, or in the event the Plan is deemed amended by an automatic change to or from the top-heavy vesting schedule, each Participant with at least three Years of Service prior to the expiration of the Election Period described below may elect to have his interest in his Employer Contribution Account and Profit Sharing Contribution Account computed under the Plan without regard to that amendment or change if he is a Participant at the time the election is made. For Participants who do not have at least one Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five Years of Service" for "three Years of Service" where such language appears. The Election Period shall begin on the date the amendment is adopted and shall end on the later of: (a) 60 days after the amendment is adopted; (b) 60 days after the amendment becomes effective; or (c) 60 days after the Participant is issued written notice of the amendment by the Employer or the Plan Administrator.

     16.4 Complete Discontinuance of Employer Contributions. If a complete discontinuance of contributions to the Plan by the Employer occurs, the rights of affected Participants shall become vested and nonforfeitable, notwithstanding any other provisions of this Plan, but in all other respects the Plan shall continue in effect and be administered in accordance with the provisions of this Plan.

     16.5     Termination of Plan; Procedure on Termination

          (a) Right to Terminate. NSS shall have the right to terminate or partially terminate this Plan at any time by delivery to the Trustee of written notice of the termination. Upon a termination or partial termination, notwithstanding any other provisions of this Plan, the rights of all affected Participants under the Plan shall become vested and nonforfeitable.

          (b) Procedure on Termination. Upon a termination or partial termination of the Plan, NSS may authorize any of the following procedures with respect to affected Participants whose rights under the Plan have become fully vested and nonforfeitable:

               (1) The continued administration of the Plan and the Trust Fund in accordance with the provisions of the Plan until the Trust Fund has been liquidated or until NSS directs (or delegates to the Trustee the power to direct) the liquidation of the Trust Fund as provided in paragraphs (2) or (3) of this subsection.

               (2) The liquidation of the assets held in the Trust Fund and, after paying or providing for all expenses, the payment, subject to the terms of Articles XII and XIII, to each affected Participant of his interest in his Accounts.

               (3)     The transfer of the assets of the Plan
attributable to the affected Participants to the trustee of another employee benefit plan or plans for the benefit of a group of Employees of the Employer or an Affiliated Company that includes the affected Participants.

     16.6 Plan Amendment Procedures. NSS shall follow the procedures contained in this Section in exercising its right under this Article to amend and terminate the Plan. The Board of Directors of NSS shall approve and adopt all amendments to the Plan. The Board of Directors of NSS shall be permitted, however, to delegate (by resolution) such foregoing authority to amend the Plan to the Plan Administrator, the Benefit Committee or any officer of the Plan Sponsor. All amendments to the Plan shall be executed by a proper officer of NSS. The Board of Directors of NSS shall approve and adopt the termination of the Plan.

     16.7 Withdrawal by an Employer. Any Affiliated Company may, with the consent of NSS, withdraw from the Plan at any time, and NSS may, in its discretion, at any time withdraw the authorization of any Affiliated Company to participate in the Plan. In any of the foregoing events the affected Participants shall cease to be Participants and the Plan Administrator shall arrange for the withdrawal or segregation of the Accounts of the affected Participants as of the date of the event, but not in excess of the amount permitted under the applicable regulations of the Internal Revenue Service. The Plan Administrator shall have the full discretion as to the nature of the funds to be withdrawn or segregated, and its valuation for that purpose shall be conclusive. Unless a retirement plan substantially similar in form to the Plan or such other form as may be approved by the Internal Revenue Service under Section 401(a) of the Internal Revenue Code is continued by the withdrawing Employer or its successor for its Employees, the Plan shall be deemed to have terminated with respect to those Employees. The Plan Administrator shall arrange for the disposition of such assets through transfer to a successor trust, the purchase of annuities, or by any other means it shall determine.

     16.8 CODA Plan Termination Distribution Limitation. For purposes of compliance with the distribution limitations of Section 401(k)(2)(B) of the Code, 401(k) Contribution Accounts shall not be distributable to a Participant or his Beneficiary on account of termination of the Plan unless the following provisions are satisfied:

          (a) General Rule. Distributions may occur upon the termination of the Plan, but only without the establishment of another defined contribution plan (as defined in Section 414(i) of the Code), other than: (1) an employee stock ownership plan (as defined in Section 4975(e) or Section 409 of the Code); or (2) a simplified employee pension plan as defined in Section 408(k) of the Code, and as otherwise permitted under the remaining provisions of this Section.

          (b) Successor Plan. For purposes of applying the general rule above, and as provided in applicable Treasury Regulations, a distribution of 401(k) Contribution Accounts cannot occur on account of termination of the Plan if the employer establishes or maintains a successor plan. For purposes of this rule, a successor plan is any other defined contribution plan maintained by the same employer. However, if fewer than two percent of the employees who are eligible under the plan that includes the cash or deferred arrangement at the time of its termination are or were eligible under another defined contribution plan at any time during the 24 month period beginning 12 months before the time of the termination, the other plan is not a successor plan. A plan is a successor plan only if its exists at the time the plan including the cash or deferred arrangement is terminated or within the period ending 12 months after distribution of all assets from the plan.

          (c) Lump Sum Requirement. After March 31, 1988, a distribution may be made on account of termination of the Plan only if it is a lump sum distribution (as provided in Section 402(d)(4) of the Code, without regard to subparagraphs (A)(i) through (iv),
(B) and (H) thereof).

ARTICLE XVII -- MISCELLANEOUS


     17.1 Plan Not Contract of Employment. Participation in the Plan shall not give any Participant any right to be retained in the service of the Employer or an Affiliated Company. The Employer and each Affiliated Company expressly retains the right to hire and discharge any Employee or Participant at any time with or without cause, as if this Plan had not been adopted. Any discharged Participant shall have only the rights or interests in the Trust Fund as may be specified in the Plan.

     17.2 Records of the Employer. The records of the Employer and each Affiliated Company with respect to Age, Hours of Service, service, Years of Service, One Year Breaks in Service, service history, Compensation, absences, illnesses and all other relevant matters shall be conclusive for purposes of the administration of this Plan.

     17.3 Gender and Number. Pronouns and other similar words used in the masculine gender shall be read as the feminine gender where appropriate and the singular form of words shall be read as the plural where appropriate.

     17.4 Headings. Any headings or subheadings in the Plan are inserted for convenience of reference only and are to be ignored in the construction of any provision of the Plan.

     17.5 Law Governing. Except as otherwise required by law, the validity, construction and administration of this Plan shall be determined under the laws of the State of Ohio.

     17.6 Successor Company. In the event of the merger, consolidation, sale of assets, liquidation or other reorganization of NSS, under circumstances in which a successor shall continue and carry on all or a substantial part of the business of NSS and shall elect to continue this Plan, the successor shall be substituted for NSS under the terms and provisions of this Plan upon filing its written election to that effect with NSS, the Trustee and the Plan Administrator.

     17.7 Merger or Consolidation of Plan Assets. This Plan shall not merge or consolidate with, or transfer its assets or liabilities to, any other plan unless each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

     17.8 Indemnification. The Employer may indemnify, through insurance or otherwise, any one or more of the fiduciaries with respect to the Plan against any claims, losses, expenses, damages or liabilities arising out of the performance (or failure of performance) of their responsibilities under the Plan.

     17.9 Expenses of Administration. The Employer may, but does not obligate itself to, pay all or part of the expenses of administration of the Plan, including the fees and expenses of the Trustee, the expenses of the Plan Administrator and Investment Committee and any other expenses incurred at the direction of the Plan Administrator or the Investment Committee. To the extent that any of these expenses are not paid by the Employer, these expenses shall be paid by the Trustee out of the Trust Fund. Provided, however, that no fees for services rendered as a fiduciary will be paid from the Trust Fund to a fiduciary who is also a full-time Employee of an Employer.

     17.10 Allocation of Fiduciary Responsibilities. The Employer shall be responsible for the provision of factual data regarding Employees and Participants, and making Employer contributions to the Plan. The Trustee shall be responsible for the investment of the assets of the Trust Fund (except to the extent that (i) the Plan Administrator exercises that responsibility or delegates that responsibility to a different person or entity under the Trust Agreement or (ii) Participants or Beneficiaries exercise that responsibility), and for the custody and valuation of assets of the Trust Fund. The Plan Administrator shall have exclusive responsibility for the administration of the Plan (except to the extent that those duties have been specifically allocated otherwise pursuant to the Plan or this Section). Each fiduciary shall be responsible only for the specific duties assigned to it in the Plan and this Section and shall not be directly or indirectly responsible for the duties assigned to another fiduciary. The Plan Administrator shall be deemed the administrator and the named fiduciary for purposes of ERISA; provided, however, that in the event the Plan Administrator delegates its responsibilities, the person, persons or entity to whom those responsibilities are delegated shall be deemed the administrator and the named fiduciary.

     17.11 Severability. In the event any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect any other Plan provision. The Plan shall be construed and interpreted as if the illegal or invalid provision never appeared in the Plan.

     17.12     Exclusive Benefit.

          (a) General Rule. All contributions made by the Employer are made for the exclusive benefit of the Participants and their Beneficiaries. Those contributions shall not be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries (including the costs of maintaining and administering the Plan and Trust Fund).

          (b) Refund to the Employer. Notwithstanding the provisions of subsection (a), amounts contributed to the Trust Fund by the Employer are entirely contingent upon their deductibility and shall, if determined to be non-deductible, be refunded to the Employer to the extent that the refunds do not, in themselves, deprive the Plan of its qualified status, under the following circumstances and subject to the following limitations:

               (1) To the extent that a Federal income tax deduction is disallowed for any Employer contribution (other than any Employer contributions allocable to the purchase of life insurance for a self-employed individual), the Trustee shall, upon request of the Employer, refund to the Employer the amount so disallowed within one year of the date of the disallowance. All Employer contributions under the Plan are expressly conditioned on their deductibility for federal income tax purposes.

               (2) In the case of an Employer contribution which is made in whole or in part by reason of a mistake of fact (for example, incorrect information as to the eligibility or Compensation of a Participant, or a mathematical error), so much of the contribution as is attributable to the mistake of fact shall be returned to the Employer on demand upon presentation of evidence of the mistake of fact to the Trustee. Demand and repayment must be completed within one year after the payment of the Employer contribution to which the mistake applies.

          (c) Calculation of Refund. In the event that any refund is paid to the Employer, the refund shall be made without interest and shall be deducted from among the Employer Contribution Account and Profit Sharing Contribution Accounts of the Participants as a Net Loss except to the extent that the amount of the refund can be attributed to one or more specific Participants (as in the case of certain mistakes of fact, etc.) in which case the amount of the refund attributable to each Participant's Employer Contribution Account and Profit Sharing Contribution Account shall be deducted directly from that Account.

          (d)     Limitation on Refund.

               (1) Notwithstanding any other provision of this Section, no refund shall be made to the Employer which is specifically chargeable to the Account(s) of any Participant(s) in excess of 100% of the amount in the Account nor shall a refund be made by the Trustee of any funds, otherwise subject to refund, which have been distributed to Participants or Beneficiaries. If these distributions become refundable, the Employer shall have a claim directly against the distributee to the extent of the refund to which the Employer is entitled.

               (2) All refunds under this Section shall be limited in amount, circumstance and timing to the provisions of ERISA. No refund shall be made if, solely on account of the refund, the Plan would cease to be a qualified Plan under the Internal Revenue Code.


     Executed by a duly authorized representative of National
Sanitary Supply Company on September 26, 1994.


                         NATIONAL SANITARY SUPPLY COMPANY



                         By /s/ Paul C. Voet
                            -------------------------------------
                            President and Chief Executive Officer































SIGNATURE PAGE

     The following Affiliated Companies also participate in the Plan and hereby consent to the adoption of the amendment and restatement of the Plan.


A.     Name:     National Sanitary Supply Development, Inc.
       Effective Date of Adoption:  January 1, 1989
       Date Signed: September 26, 1994


       By /s/ Paul C. Voet
          --------------------------------------
          President and Chief Executive Officer


B.     Name:     Century Papers, Inc.
       Effective Date of Adoption:  January 1, 1992
       Date Signed:   September 26, 1994


       By /s/ Paul C. Voet
          ---------------------------------------
          Chairman

C.     Name:     Cardinal Papers, Inc.
       Effective Date of Adoption:  January 1, 1992
       Date Signed: September 26, 1994


       By /s/ Paul C. Voet
          ----------------------------------------
          Chairman


















SIGNATURE PAGE

APPENDIX A -- PLAN AND EMPLOYER HISTORY


     Effective July 1, 1987, National Sanitary Supply Company established the National Sanitary Supply Company Savings and
Investment Plan (the "Savings Plan").

     Effective February 1, 1966, National Sanitary Supply Company established the National Sanitary Supply Company Profit Sharing
Plan (the "Profit Sharing Plan").

     Effective January 1, 1992, National Sanitary Supply Company amended and restated the Savings Plan to permit Participant 401(k) Contributions.

     Effective January 1, 1992, National Sanitary Supply Company commenced participation in the Chemed Employee Stock Ownership Plan II and continued participation thereunder until March 31, 1993.

     Effective April 1, 1993, National Sanitary Supply Company commenced participation in the Chemed Employee Stock Ownership Plan I and has thereafter continued participation thereunder.

     Effective October 1, 1994, the Profit Sharing Plan was merged into the Savings Plan and the Savings Plan was renamed to be the National Sanitary Supply Company Employees Thrift and Profit
Sharing Plan (the "Plan").

     Effective October 1, 1994, the Plan was amended to permit
Participants to use employee contributions to purchase shares of NSS common stock and to expand the available investment options under the Plan.

APPENDIX B--ARTICLE I NAME OF PLAN


     1.4 Securities Registration. Effective October 1, 1994, the Plan was amended to permit employee contributions to purchase NSS common stock as securities of the employer. Prior to October 1, 1994, the Plan's investment in NSS common stock was limited solely to employer contributions under the Plan. Accordingly, prior to October 1, 1994, the sales of both participation interests of the Plan and NSS common stock under the Plan (securities for federal securities laws purposes) were not registered under the Securities Act of 1933 by reason of the Plan's qualification for
Section 3(a)(2) of the Securities Act of 1933.

APPENDIX C -- ARTICLE II DEFINITIONS


1.  General

     2.2 Affiliated Companies. The following corporations are (or were) Affiliated Companies of National Sanitary Supply Company:

Chemed Corporation and related corporations (Chemed Corporation approximate 88% ownership of NSS).

The Veratex Corporation and related corporations (Chemed
Corporation 100% ownership), Effective January 1, 1993.

Patient Care, Inc. (Chemed Corporation 100% ownership), Effective
January 1, 1994.

Prior to April 2, 1991, DuBois Chemicals, Inc. (Chemed Corporation 100% ownership).


     2.21 Employing Units. The following corporations and divisions are Employing Units of the Plan:

Current Major/Sub Employing Units

          NSS West, Division of NSS:
               Arizona Division
               La/Central California Division
               Nevada Division
               New Mexico Division
               Northern California Division
               Oregon Division
               Sanichem Division
               Southern California Division
               Utah Division
               Washington Division
               West Hub Headquarters Division

          NSS Midwest, Division of NSS (effective January 1, 1992):
               Great Lakes Division
               Indiana Division
               Missouri Division
               Ohio River Valley Division

          Century Papers, Inc. (effective January 1, 1992):
               Cardinal Division
               Central Texas Division
               Century Hub Headquarters Division
               Colorado Division
               Dallas Division

               East Texas Division
               El Paso Division
               Houston Division
               Mississippi Division
               South Texas Division
               Tennessee Division
               West Texas Division

     2.50     Related Companies.  The following corporations are
Related Companies of Chemed and National Sanitary Supply Company:

          Roto-Rooter, Inc. (Chemed Corporation approximate 60% ownership).

          Omnicare, Inc. (Chemed Corporation approximate 30% ownership).


     2.61     Trustee.  The following person is Trustee of the
Plan:

          PNC Bank, Ohio, N.A. (formerly, The Central Trust
Company, N.A.), Effective July 1, 1987


2.  Profit Sharing Plan Merger

     Effective October 1, 1994, the Profit Sharing Plan was merged into the Plan. For periods beginning from October 1, 1994, the following provisions are applicable to the Plan:

     2.48 Profit Sharing Contribution Account. A Participant's Profit Sharing Account shall also include his transferred profit sharing account balance from the Profit Sharing Plan (if any).

     2.64     Years of Service.

          (c) Years Under Merged Plan. Pursuant to Section 2.64(c), an Employee's Years of Service shall be no less than his years of service under the Profit Sharing Plan as of October 1, 1994, the effective date of the merger of the Profit Sharing Plan into the Plan.


3.  Profit Sharing Plan
Historical Provisions

     Effective October 1, 1994, the Profit Sharing Plan was merged into the Plan. For periods from January 1, 1989, the restatement effective date of the Plan and Profit Sharing Plan, to October 1, 1994, the merger effective date of the Profit Sharing Plan into the

Plan, the following provisions were applicable to the Profit
Sharing Plan:

     2.9 Disabled Participant. Under the Profit Sharing Plan, no special provision was made for total and permanent disability.

     2.10     Early Retirement Date.  Under the Profit Sharing
Plan, there was no early retirement date.

     2.11     Effective Date.  Under the Profit Sharing Plan, the
Effective Date was February 1, 1966.

     2.13     Eligibility Computation Period.  Under the Profit
Sharing Plan, subsequent Eligibility Computation Periods began on the anniversary of an Employee's Employment Date (not on a Plan
Year basis).

     2.33 Investment Fund. Under the Profit Sharing Plan, the Plan's investments consisted of the NSS Stock Fund and general invested assets of the Trust Fund.

     2.40     Normal Retirement Date.  Under the Profit Sharing
Plan, for periods prior to October 1, 1994, the normal retirement date was the anniversary of the initial entry date preceding the 65th birthday.

     2.58     Totally and Permanently Disabled.  Under the Profit
Sharing Plan, no special provision was made for total and permanent disability.

     2.63     Valuation Date.  Under the Profit Sharing Plan, the
Valuation Date was the last day of each Plan Year and, effective
January 1, 1991, the last day of each month.

APPENDIX D -- ARTICLE III ELIGIBILITY


1.  Profit Sharing Plan Merger

     Effective October 1, 1994, the Profit Sharing Plan was merged into the Plan. For periods beginning from October 1, 1994, the following provisions are applicable to the Plan:

     3.2 Participation Date; Application for Participation. Effective October 1, 1994, each participant of the Profit Sharing Plan on September 30, 1994 shall become a Participant of the Plan (if not otherwise already a Participant) effective October 1, 1994, the effective date of the merger of the Profit Sharing Plan into the Plan.


2.  Profit Sharing Plan
Historical Provisions

     Effective October 1, 1994, the Profit Sharing Plan was merged into the Plan. For periods from January 1, 1989, the restatement effective date of the Plan and Profit Sharing Plan, to October 1, 1994, the merger effective date of the Profit Sharing Plan into the Plan, the following provisions were applicable to the Profit Sharing Plan:

     3.1 Eligibility for Participation. Under the Profit Sharing Plan, eligibility to participate in the Plan was based on the following provisions: Each Eligible Employee who completes not less than 1,000 Hours of Service during any Eligibility Computation Period shall become a Participant on any Entry Date.

     3.8     Service With Newly Acquired Entities.  Under the
Profit Sharing Plan, the Board of Directors of NSS have determined the following service credit and/or special Entry Date with respect to the following newly acquired entities:

          Grant of Past Service/Special Entry Date. For the employees of the following acquired business assets, (i) service with the acquired business was treated as service with an Employer and (ii) a special Entry Date of the first day of next Plan Quarter was extended:

                                             Acquisition
Acquisition                                     Date

Dreyfus Industries, Inc.                      07/09/90

Superior Supply, Inc.                         09/30/91

Time Chemical and Janitor Supply              01/13/92

Thompson's Supply Co.                         02/03/92

Tiger Products, Inc.                          03/30/92

Acme Pacific Paper Co.                        03/31/92

Tidy Tom's, Inc.                              01/26/93

          No Grant of Past Service/No Special Entry Date. For the employees of the following acquired business assets, (i) no past service credit was extended for service with the acquired business and (ii) no special Entry Date was extended:

                                             Acquisition
Acquisition                                     Date

Hometown Supply Company                        08/27/90

Southern Supply                                05/29/91

Jantek, Inc.                                   11/04/91

East Texas Chemical                            02/28/94

APPENDIX E - ARTICLE IV CONTRIBUTIONS


1.  401(k) Contributions

     Effective January 1, 1992, the Plan was amended to permit
Participant 401(k) Contributions. Prior to such time, the various provisions of Article IV relating to 401(k) Contributions did not apply.


2.  Profit Sharing Plan
Historical Provisions

     Effective October 1, 1994, the Profit Sharing Plan was merged into the Plan. For periods from January 1, 1989, the restatement effective date of the Plan and Profit Sharing Plan, to October 1, 1994, the merger effective date of the Profit Sharing Plan into the Plan, the following provisions were applicable to the Profit Sharing Plan:

     4.10     Profit Sharing Contributions.

          (b) Application of Forfeitures. Under the Profit Sharing Plan, forfeitures during the Plan Year pursuant to Sections
10.3 and 11.9 were applied as a separate Profit Sharing Contribution under this Section 4.10, but allocated on the basis that forfeitures arising from Participants within the Major Employing Units of the Plan, NSS West, NSS Midwest and Century Papers, shall be allocated among otherwise eligible Participants within such Major Employing Units.


3.  Profit Sharing Plan Special
1994 Plan Year Forfeiture Allocation

     Effective October 1, 1994, the Profit Sharing Plan was merged into the Plan. For period beginning from January 1, 1994 to October 1, 1994, the following provisions are applicable to the
Plan:

     4.10     Profit Sharing Contributions.

          (b) Application of Forfeitures. With respect to the Plan Year beginning on January 1, 1994, for the period from January 1, 1994 to October 1, 1994, forfeitures during such period pursuant to Sections 10.3 and 11.9 were applied as a separate Profit Sharing Contribution under this Section 4.10, and allocated on the basis that forfeitures arising from Participants of a Major Employing Unit Group were allocated among otherwise eligible Participants of the Major Employing Group, but were allocated on the basis of Eligible Participants under Section 4.10(c) determined as of

September 30, 1994 and with respect to Compensation for the period beginning on January 1, 1994 through September 30, 1994.

          For periods beginning on and after October 1, 1994, forfeitures shall be applied to reduce Employer Contributions and Profit Sharing Contributions, as so provided under Section 11.9(e).

APPENDIX F -- ARTICLE V TRUSTEE; INVESTMENTS


1.  New Investment Options

     Effective October 1, 1994, the Plan ceased to maintain the Plan's Fixed Income Fund in favor of the following General Funds:


          The Admiral Short-Term U.S. Treasury Portfolio
          The Admiral Intermediate-Term U.S. Treasury Portfolio
          Vanguard Asset Allocation Fund
          The 500 Portfolio Index Trust
          U.S Growth Portfolio


2.  Savings Plan
Historical Provisions

     Effective October 1, 1994, the Savings Plan was amended to permit Participants to invest employee contributions in NSS common stock and to expand available investment options under the Plan. For periods from January 1, 1989, the restatement effective date of the Plan, to October 1, 1994, the effective date of the foregoing changes, Sections 5.3, 5.5, 5.6, 5.9 and 5.11 of Article V (formerly Article XIII) read as follows:

     5.3 Appointment and Powers and Duties of Investment Committee. The Board of Directors of NSS may appoint an Investment Committee which shall have full power to direct the investment of all or any portion of the Fixed Income Fund and to retain and, if the Investment Committee so determines, dismiss and replace such investment advisors and managers, counsel, accountants and other agents as the Investment Committee shall deem advisable.

     5.5 Composition of the Trust Fund. The Trust Fund shall consist of a Fixed Income Fund and a NSS Stock Fund.

          (a) Fixed Income Fund. The assets of the Fixed Income Fund shall be invested in such manner as the Investment Committee shall direct the Trustee in writing. In the absence of such direction, the Trustee shall invest and reinvest the monies in the Fixed Income Fund principally in such fixed income securities as the Trustee may in its discretion select, including but not limited to, bonds, notes, debentures or other evidences of indebtedness, whether or not secured; stocks, shares and other interests in associations, firms or corporations; interests in property, real or personal; and in contracts with insurance companies as may be approved by the Investment Committee, specifically including but not limited to, group annuity contracts. In making such investments or reinvestments, the Trustee shall not be limited or restricted by any statute or rule of law now or hereafter in effect governing trust investments; the Trustee shall have power to invest the Fixed Income Fund, or any part thereof, in a common, collective or commingled fund with funds held by it subject to other trusts, including, without limitation, any pooled investment trust maintained by the Trustee for investment of funds of qualified employee benefit plans. The Fixed Income Fund shall not be invested in stocks or securities of the Employer or any Affiliated Company.

          (b)     NSS Stock Fund.

               (1) The Trustee shall invest the assets of the NSS Stock Fund in shares of the capital stock, par value $1.00 per share, of NSS ("NSS Stock"). The Trustee shall purchase NSS Stock on the principal stock exchange on which NSS Stock is listed. If NSS Stock is not then listed on a stock exchange, the Trustee shall purchase NSS Stock in the over the counter market at a price not exceeding the prevailing market "asked" price through brokers selected by the Trustee, or at a price not greater than the then prevailing market "asked" price through private transactions.
These purchases shall be made as soon as reasonably practicable after receipt of funds by the Trustee. The NSS Stock purchased by the Trustee shall be registered in its name or in the name of its nominee, as the Trustee shall elect.

               (2)     In lieu of making purchases described in
Section 5.5(b)(1) and/or sales of NSS Stock in the open market, the Trustee may, in its discretion, match purchases and sales of NSS Stock to be made at substantially the same time. In that event, the price at which the NSS Stock shall be considered to have been purchased and sold shall be determined by the Trustee based upon the then prevailing market price for NSS Stock.

     5.6     Investment of Contributions.

          (a)     Employer Contributions.  All Employer
Contributions received by the Trustee will be invested by the Trustee in the NSS Stock Fund.

          (b)     Employee Contributions.  All Employee
Contributions received by the Trustee will be invested in the Fixed
Income Fund.

          (c) Reinvestment of Earnings. Earnings on assets of the Fixed Income Fund and the NSS Stock Fund shall be reinvested in the Investment Fund in which the assets were held.

          (d) Investment Risk. Each Participant assumes all risks connected with any decrease in the value of any securities or other investment in the Trust Fund.

     5.7 Change of Investment Election. Not applicable prior to October 1, 1994.

     5.8     Transfer of Funds.  Not applicable prior to October 1,
1994.

     5.9 Participant NSS Stock Voting Rights. Before each annual or special meeting of the stockholders of NSS, the Employer shall cause to be sent to each Participant having vested shares of NSS Stock allocated or allocable to his Employer Contribution Account a copy of the proxy solicitation material therefor, together with a form requesting confidential instructions to the Trustee on how to vote such vested shares. Upon receipt of such instructions, the Trustee shall vote the shares of NSS Stock as instructed. Instructions received from individual Participants shall not be divulged or released to any person, including officers or employees of the Employer or NSS or Chemed. The Trustee shall have the right to vote, in person or by proxy, at its discretion any shares of NSS Stock for which voting instructions shall not have been received and all shares of NSS Stock in which Participants shall not have any vested interest.

     5.11 Exchange or Tender Offers. In the event there shall be extended to the stockholders of NSS generally an offer to exchange or purchase all or a portion of the issued and outstanding shares of NSS Stock for cash and/or other consideration, the Trustee shall take action as shall be ordered by the Board of Directors of NSS acting upon and in accordance with the Incentive Committee of the Board of Directors of NSS.


3.  Profit Sharing Plan
Historical Provisions

     Effective October 1, 1994, the Profit Sharing Plan was merged into the Plan. For periods from January 1, 1989, the restatement effective date of the Plan and Profit Sharing Plan, to October 1, 1994, the merger effective date of the Profit Sharing Plan into the Plan, the following provisions were applicable to the Profit Sharing Plan:

     5.4     Composition of the Trust Fund.  Under the Profit
Sharing Plan, the Plan's investments consisted of general invested assets of the Trust Fund, including NSS Stock.

APPENDIX G -- ARTICLE X LOANS AND WITHDRAWALS


1.  401(k) Contributions

     Effective January 1, 1992, the Plan was amended to permit
Participant 401(k) Contributions. Prior to such time, the various provisions of Article X relating to 401(k) Contributions did not apply.


2.  Savings Plan
Historical Provisions

     The following Section 10.3(a) of the Plan (formerly Article
VII) was the applicable provisions prior to January 1, 1995:

     10.3     Forfeiture of Withdrawals.

          (a) Forfeiture on Withdrawals. Upon any withdrawal of Basic Employee Contributions, the Participant shall forfeit a percentage of the unvested Employer Contributions credited to his Employer Contribution Account equal to the percentage of his Basic Employee Contributions so withdrawn.


     10.5 Payment of Withdrawals. References to NSS Stock being paid from a Participant's Thrift Contribution Account and 401(k) Contribution Account did not apply prior to October 1, 1994, the effective date for which Participant's employee contributions could be invested in NSS Stock.


     10.6     No Withdrawals From Profit Sharing Contribution
Account.  The exception for withdrawals after Normal Retirement
Date shall be effective October 1, 1994.

APPENDIX H -- ARTICLE XI BENEFIT PROVISIONS


1.  401(k) Contributions

     Effective January 1, 1992, the Plan was amended to permit
Participant 401(k) Contributions. Prior to such time, the various provisions of Article XI relating to 401(k) Contributions did not apply.

APPENDIX I -- ARTICLE XII METHODS OF PAYMENT


Savings Plan
Historical Provisions


     Article XII reflected the following: (1) prior to October 1, 1994, the effective date of the Plan's new General Funds, only the Plan's Fixed Income Fund; and (2) prior to October 1, 1994, the effective date of the Plan's option for Participants to invest employee contributions in NSS Stock, the investment of a Participant's Employee Contribution Account in NSS Stock.


     12.2     Methods of Payment.

          (a)     Methods of Payment.

          Prior to October 1, 1994, the following provision applied:

               (1) If the Participant fails to make an election pursuant to Sections 12.2(a)(1) through (6), his distribution will be either in the form of an annuity for life with payment guaranteed for ten years if the Participant is unmarried or, if the Participant is married, in the form of Qualified Joint and Survivor Annuity pursuant to the provisions of Article XIII.

          Severance While Ineligible for Retirement.

               (2) [Installment Payout]. Not applicable prior to October 1, 1994.